Registration No. 333-93731

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WAUMANDEE BANCSHARES, LTD.
(Exact name of registrant as specified in its Charter)

WISCONSIN (State of Incorporation)	39-1978285 (I.R.S. Employer I.D. No)	6711 (Primary Standard Industrial Classification Code No.)

P.O. BOX 959
COUNTY ROAD U
WAUMANDEE, WISCONSIN 54622-0959
(608) 626-3131
(Address and telephone number of principal executive offices)

PAUL R. LORENZ P.O. Box 959 County Road U Waumandee, WI 54622-0959 (608) 626-3131 (Name, Address, telephone no of agent for service)	JOHN E. KNIGHT Boardman, Suhr, Curry & Field LLP One S. Pinckney Street, 4th Floor P.O. Box 927 Madison, WI 53701-0927 (Copy of Notices)

       Approximate date of commencement of proposed sale of the securities to the public: upon consummation of the reorganization

       If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE
Title of each class of securitites to be registered	Amount to be registered	Proposed maximum offering price per unit*	Proposed maximum aggregate offering price*	Amount of registration fee
Common Stock, No par value	10,800	$443.54	$4,790,200	$1,331.68

*Based on the book value of the common stock of Waumandee State Bank on February 28, 2001, estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2).

WAUMANDEE BANCSHARES, LTD.

Cross Reference Sheet
Form S-4, Part I Item Number	Location in Prospectus
1	Facing Page of Registration Statement; Outside Front Cover Page of Prospectus
2	Table of Contents
3	Summary
4	Summary; The Reorganization; Comparison of Bank Stock With Holding Company Stock
5	Not applicable
6	Waumandee Bancshares, Ltd.; Waumandee State Bank
7	Not applicable
8	The Reorganization
9	Waumandee Bancshares, Ltd.; Waumandee State Bank
10	Not applicable
11	Not applicable
12	Not applicable
13	Not applicable
14	Waumandee Bancshares, Ltd; Comparison of Bank Stock With Holding Company Stock
15	Not applicable
16	Not applicable
17	Waumandee State Bank; Comparison of Bank Stock With Holding Company Stock
18	The Reorganization; Waumandee Bancshares, ltd.; Waumandee State Bank; Rights of Dissenting Stockholders of Bank
19	Not applicable

WAUMANDEE STATE BANK

P.O. Box 959
County Road U
Waumandee, WI 54622-0959
(608)626-3131

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

       A special meeting of the shareholders of Waumandee State Bank will be held on ____________, 20__, at Waumandee State Bank, Waumandee, Wisconsin, at ____________, to:

  Vote on the following resolution:

  RESOLVED,that the formation of a bank holding company for Waumandee State Bank, pursuant to the terms and conditions of an Agreement and Plan of Reorganization between Waumandee State Bank and Waumandee Bancshares, Ltd., and a Merger Agreement between Waumandee State Bank and New Waumandee State Bank, whereby (i) Waumandee State Bank will become a wholly-owned subsidiary of Waumandee Bancshares, Ltd., and (ii) shareholders of Waumandee State Bank will become shareholders of Waumandee Bancshares, Ltd., is hereby authorized and approved.

  Transact such other business as may properly come before the meeting or any adjournments thereof.

       The record date for the special meeting is __________, 20__. Only stockholders of record at the close of business on that date can vote at the meeting. In order to form the holding company, a majority of outstanding bank shares must be voted in favor of the above resolution.

        Shareholders and beneficial shareholders may be entitled to assert dissenters' rights. A copy of the law pertaining to dissenters' rights, sections 221.0706 through 221.0718 of the Wisconsin Statutes, is attached as Exhibit C to the following prospectus - proxy statement.

        The directors of the bank unanimously believe that the proposed holding company is in the best interests of the bank and its shareholders, and urge shareholders to vote "for" the above resolution.

By Order of the Board of Directors

Paul R. Lorenz, Cashier and CEO

_________________, 20__

Prospectus of Waumandee Bancshares,

10,800 Shares of Common Stock, $100 Par Value

and

Proxy Statement of Waumandee State Bank

Special Meeting of Bank Shareholders to be held ______________, 20___
______________ at the Waumandee State Bank, Waumandee, Wisconsin

To the shareholders of Waumandee State Bank:

        This prospectus relates to the shares of Waumandee Bancshares, Ltd. stock which will be exchanged, on a ten-for-one basis, for your shares of bank stock as a result of the formation of a bank holding company for the bank.

        The holding company will be formed through a reorganization. In the reorganization, which is described in detail in this prospectus, the bank will become a wholly owned subsidiary of Waumandee Bancshares, Ltd., and the shareholders of the bank will become the shareholders of Waumandee Bancshares, Ltd. The specific components of this reorganization are set forth in the Plan of Reorganization and Merger Agreement, which are attached to this prospectus - proxy statement as Exhibit A.

        This prospectus - proxy statement is also being furnished to you because the bank's Board of Directors is soliciting your proxy to be used at the special meeting of shareholders to be held on ______________, 20__, at ______________ At the special meeting, you will be asked to consider and vote on the proposed holding company formation. A form of proxy, on blue paper, is enclosed separately. YOUR VOTE IS IMPORTANT, regardless of how many shares you own. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy form promptly in the enclosed envelope. If you attend the meeting and prefer to vote in person, you may do so, even if you turn in your proxy at this time.

        The common stock of Waumandee Bancshares, Ltd. is not listed by any national securities exchange or the Nasdaq Stock Market.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued in the holding company formation, passed upon the accuracy of this prospectus - proxy statement or determined if this prospectus - proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

Paul R. Lorenz, CEO

The date of this prospectus - proxy statement is ____________________, 20__

Exhibit A - Agreement and Plan of Reorganization
Exhibit B - Tax Opinion of Boardman, Suhr, Curry & Field LLP
Exhibit C - Sections 221.0706 through 221.0718 of Wisconsin Statutes
Exhibit D - Restated Articles of Incorporation and Bylaws of Waumandee Bancshares, Ltd.
Exhibit E - Articles of Incorporation and Bylaws of Waumandee State Bank

Summary

        This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the formation of the holding company for the bank better, and for a more complete description of the legal terms of these transactions, you should read this entire prospectus - proxy statement carefully, including the Exhibits that are attached at the end.

The Formation of a One-Bank Holding Company for the Bank

        The Board of Directors of the bank proposes to form a bank holding company for the bank. As part of the formation process, the holding company will trade ten shares of its common stock for each outstanding share of your bank stock. As a result, the holding company will be owned by you, the former bank shareholders and the bank will become a wholly-owned subsidiary of the holding company.

Other things you should know about the formation of the holding company:

  There will be no change in the compensation or benefits of bank directors or executive officers.

  The holding company will not have to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

  The holding company will provide its shareholders with the same types of reports that the bank provides to bank shareholders. Currently, the bank provides shareholders with an annual report consisting of a copy of the bank’s current “Uniform Bank Performance Report.” This report is computer-generated from the Federal Deposit Insurance Corporation data base, contains several years worth of data, and the data is presented in ratio, percentage and dollar formats. The bank is also required to file quarterly Consolidated Reports of Condition and Income with the Federal Deposit Insurance Corporation, and these are available to the public.

  For more information, see “Available Information.” For more information about the Reorganization, see “The Reorganization - Summary of The Reorganization” and the Agreement and Plan of Reorganization attached as Exhibit A.

Recent Events

       Holding Company Formation. On February 29, 2000, the bank and the holding company sent you a prospectus - proxy statement relating to: 1) the formation of a holding company for the bank and 2) a special shareholder meeting to be held on March 30, 2000 for the purpose of voting on the reorganization. However, in response to shareholder concerns about the reorganization and the ultimate structure of the holding company, the Board of Directors of the bank and holding company postponed the shareholder vote until they could address these concerns. The information contained in this prospectus - proxy statement relates to the modified holding company structure established by the bank and holding company Board of Directors as a result of extensive discussions with concerned shareholders. See “Recent Events.”

       Warren E. Korte. Mr. Korte, former President and director of the bank and holding company, passed away in February 2001. Gary Pronschinske has been appointed President of the bank and holding company. Gerald Wojchik has been appointed Vice President of the bank and holding company.

Reasons for the Reorganization

       The Board of Directors of the bank recommends the reorganization because it believes that a bank holding company provides many advantages that a bank does not. These advantages are as follows:

  The holding company can purchase its own stock from shareholders. Therefore, it can provide a potential market for the stock of the holding company. State banks are severely restricted in their ability to purchase their own stock from shareholders. This is the single most important advantage to a bank holding company.

  The holding company will help the bank to continue under local ownership and control.

  The holding company will be able to respond efficiently to changes in the law governing banks and financial activities.

  The holding company will be able to meet future bank capital needs by having the holding company take out loans which are repaid by nontaxable bank dividends.

  Because of this increased efficiency, flexibility and ability to expand, it will allow the holding company and bank to compete more effectively with other bank holding companies.

        See “The Reorganization - Reasons for The Reorganization.”

       Recommendation of the Bank's Board of Directors

        The Board believes that the formation of a holding company for the bank is in the best interests of the bank and its shareholders. The Board unanimously recommends that you vote your bank shares to approve the holding company.

        For more information, see “The Reorganization - Reasons for The Reorganization” and “Waumandee State Bank - Recommendation of the Bank's Board of Directors.”

Parties

        The Holding Company

  Organized by bank management.
  Wisconsin corporation.
  Intended by bank management to become a one-bank holding company for the bank.
  Still in the organizational phase, so
  No operating history.
  For more information, see “Waumandee Bancshares, Ltd. - History, Business, and Properties.”

  Address:

          Waumandee Bancshares, Ltd.
          P.O. Box 959
          County Road U
          Waumandee, WI 54622-0959

          (608) 626-3131

        The Bank

  Chartered under the laws of Wisconsin.
  Operating as a commercial bank with its main office in Waumandee, Wisconsin, since 1914.
  Offers comprehensive banking services to the residential, commercial, industrial and agricultural areas that it serves.
  Services include agricultural, commercial, real estate and personal loans; checking, savings and time deposits; investments, and individual retirement accounts.
  For more information, see “Waumandee State Bank - History, Business, and Properties.”

Address

        Waumandee State Bank
        P.O. Box 959
        County Road U
        Waumandee, WI 54622-0959

        (608) 626-3131

Special Meeting of Shareholders

        The meeting will be held ______________, 200__, at ______________ at Waumandee State Bank, Waumandee, Wisconsin. Only shareholders of record as of the close of business on ______________, 200__, will be entitled to vote at the meeting.

        At the meeting, you, the bank shareholders, will consider and vote on the formation of a bank holding company for the bank pursuant to the Agreement and Plan of Reorganization that is attached as Exhibit A to this proxy statement-prospectus. We can only form a holding company if the holders of a majority of outstanding bank stock vote in favor of the transaction.

        As of the date of this prospectus - proxy statement, directors and executive officers of the bank own or control, directly or indirectly, approximately 10%; of the outstanding bank stock.

        For more information, see "The Reorganization - Special Meeting of Shareholders."

        Assuming a majority of the bank shareholders approve the holding company formation, the directors of the holding company will chose an appropriate day on which to "close" the formation of the holding company. For a discussion of how they choose this "closing date," see "The Reorganization - Closing Date."

        On the closing date, the holding company will exchange ten shares of its holding company stock for each share of bank stock that you hold immediately prior to the closing date. As a result of this exchange, you and the other bank shareholders will become the shareholders of the holding company, and the holding company will become the sole shareholder of the bank.

Effect on Bank Shareholders

        The primary effect of the reorganization on bank shareholders will be that shares of holding company stock will be subject to restrictions on transfer and ownership that currently do not apply to bank stock. For discussion of these limitations, see "Restrictions on Transfer and Ownership," below, "Waumandee Bancshares, Ltd. - Antitakeover and Indemnification Provisions" and "Comparison of Bank Stock With Holding Company Stock - Market for the Stock."

Restrictions on Transfer and Ownership

        Under the holding company's restated articles of incorporation and bylaws, the shares of holding company stock will be subject to limitations on transfer and ownership that currently do not apply to bank stock. One of the purposes of forming a holding company for the bank is to help the bank to continue under local control, and these limitations help the holding company assure such local control. Here are some important things to know about these limitations:

       Restrictions on Transfer of Stock.

  If you wish to transfer any of your stock, then you may be required to offer the shares for sale to the holding company.

  The holding company will purchase all of the offered shares from you, unless the purchase would be in violation of the law or the holding company determines that it is not in the best interests of the holding company or its shareholders to purchase some or all of the offered shares.

  In some circumstances, a bank holding company may not purchase its own shares without giving prior notice to the Federal Reserve Board. Specifically, if the holding company desires to purchase as much as 10% in value of its own stock in any 12-month period, it may be required in some instances to obtain approval for doing so from the Federal Reserve Board.

  The price that the holding company will pay for the offered shares is determined under the holding company’s bylaws. The price is based on the book value, not the fair market value, of the shares:

         - If you offer to sell your stock within one year after you purchased it, then the purchase / redemption price is 95% of Agreed Book Value.

         - If you offer to sell your stock after one year of purchase, then the purchase / redemption price is 100% of Agreed Book Value.

         - “Agreed Book Value” is defined as tier two (2) capital, including capital, surplus, undivided profits, a portion of loan loss reserve, plus any unrealized gains or minus any unrealized losses on securities based upon the most recent quarterly call report of the bank.

  If the holding company decides not to purchase all of the offered shares, then the holding company must provide notice to the other holding company shareholders that the remaining shares are for sale.

  Upon notice from the holding company, current holding company shareholders will have preemptive rights to purchase the offered shares on a pro rata basis, based on the number of shares that each current shareholder then owns, also for the price determined under the holding company’s bylaws, which is based on book value. For example, if the holding company notifies shareholders that 200 shares are for sale, then a shareholder that owns 5% of the outstanding stock of the holding company will have an opportunity to purchase 5% of the shares offered for sale (10 shares in total).

  Generally, if you are entitled pursuant to your preemptive rights to purchase: 1) less than one full share, then that entitlement will be rounded up to one full share; 2) a full share plus one-half or more of another share, then that entitlement will be rounded up to the next full share; and 3) a full share plus less than one-half of another share, then that entitlement will be rounded down to the previous full share.

  If the total preemptive rights as calculated according to the rounding procedure explained above exceeds the total number of available shares, the holding company will round all shareholders’ fractional entitlements down to the previous full share or, as applicable, no share.

  If any additional shares remain for sale after the shareholders have had a chance to exercise their preemptive rights, then the remaining shares will be offered to shareholders and the general public pursuant to a “drawing” system delineated in the bylaws:

         - Notice of shares offered for sale will be posted at the bank and will be included in the monthly statements for bank customers, along with a deadline for making a request to purchase such shares.

         - Any request to purchase shares must indicate the number of shares that the person wants to purchase.

         - All requests to purchase shares will be placed into a common container, and requests will be drawn at random from the container.

         - The first name chosen will be entitled to purchase the greater of one percent (1%) of the original number of available shares for sale or one share.

         - If shares remain after the first name is chosen, then a second name will be chosen, and will also be entitled to purchase the greater of one percent (1%) of the original number of available shares for sale or one share.

         - This will continue until all names are drawn, at which time, if any shares remain, the requests will again be placed in a common container and the drawing will continue until no shares remain for sale or there are no persons that want to purchase the remaining shares.

  If additional shares remain after there are no remaining persons that want to purchase the shares in the “drawing” system discussed above, then you may reduce the sale price and rerun the entire transfer procedure delineated in the restated articles and bylaws or you must retain the shares. You may at any time send another notice to the holding company of your desire to transfer the shares, in which case the entire procedure outlined above will begin again.

  You may withdraw your offer to transfer shares to the holding company / shareholders at any time prior to the holding company’s acceptance of your offer or the holding company’s notice to shareholders of the shares available for sale.

  You are not restricted from transferring shares to your: 1) spouse, children and their descendants, stepchildren (but not descendants of stepchildren), and siblings and their descendants; and 2) pursuant to a will, pursuant to a testamentary trust, or by operation of law upon death.

  The bank’s articles of incorporation and bylaws do not contain comparable restrictions on transfer. See “Comparison of Bank Stock With Holding Company Stock - Market for the Stock.”

       Limitation on Ownership.

  You may not own more than 10% of the outstanding shares of holding company stock.

  In calculating the amount of shares you own, the holding company will include shares your spouse and minor children own.

  Shares owned directly or indirectly by or for a partnership, limited liability company, limited liability partnership, corporation, trust estate or any other entity will be considered as owned proportionally by the entity’s owners or beneficiaries.

  If through inheritance, purchase or other transfer, you would own more than 10% of the outstanding shares, then the holding company will treat the shares amounting to more than a 10% ownership as if they were the subject of a written notice from you to the holding company of your intent to transfer such shares except that you cannot “withdraw” your offer to sell these shares to the holding company.

  Therefore, the holding company will purchase some or all of the excess shares and will offer any remaining shares to the shareholders and then, as applicable, to the general public, all in accordance with the restated articles and bylaw provisions discussed above.

  If any excess shares remain after there are no further persons that want to purchase the shares, you may keep the shares even though your total stock holdings exceed the 10% cap.

  The bank’s articles and bylaws do not contain comparable restrictions on ownership. See “Comparison of Bank Stock With Holding Company Stock - Market for the Stock.”

Restriction on Shares of Holding Company Stock Acquired by the Holding Company

       Once the holding company has purchased or redeemed a total of five percent (5%) or more of the outstanding shares of its own stock, the holding company must offer all of the shares for sale to the shareholders and the general public in the manner prescribed by the restated articles of incorporation and the bylaws (i.e. the preemptive rights and "drawing" procedures discussed above). Such offer for sale by the holding company must occur within forty-five (45) days of the date the holding company acquires five percent (5%) of the outstanding shares of the holding company.

       Upon the purchase or redemption by the holding company of a total of less than five percent (5%) of its outstanding shares, the holding company may in its discretion offer those shares for sale to the shareholders and/or the general public, again in the manner prescribed by Article 5.B.5 of the restated articles and in the bylaws of the holding company.

        The bank's articles and bylaws do not contain comparable restrictions. See "Comparison of Bank Stock With Holding Company Stock - Restriction on Shares of Holding Company Stock Acquired by the Holding Company."

Reverse Stock Splits

        There cannot be a reverse stock split of the holding company's stock unless approved by an affirmative vote of at least two-thirds (2/3) of the shares of holding company stock issued and outstanding and entitled to vote, at any regular or special meeting of the shareholders and then only if notice of the proposed stock split is specifically contained in the notice of such meeting. The bank's articles and bylaws do not contain comparable restrictions. See "Comparison of Bank Stock With Holding Company Stock - Reverse Stock Splits."

Dissenters' Rights

        Under provisions of the Wisconsin Statutes, as a holder of bank stock, you have the right to:

  dissent from the formation of the holding company and

  obtain payment of the fair value of your shares in cash.

However, you may only exercise these rights if you:

  deliver to the bank before the vote is taken a written notice of your intent to demand payment for your shares if the proposed formation of the holding company occurs,

  refrain from voting your shares in favor of the proposed formation of the holding company,

  demand payment in writing before the date stated in the dissenters’ notice which will be sent to you after the shareholder meeting, if you dissent,

  surrender your bank stock certificates, and

  take other actions.

For more information, see "Rights of Dissenting Shareholders of Bank" and Exhibit C.

Federal Income Tax Consequences

        Based on the tax opinion of Boardman, Suhr, Curry & Field LLP, attached as Exhibit B, management believes that the holding company formation will be treated as a tax free transaction under the federal tax laws. Therefore, you should not recognize any gain or loss on the exchange of your bank stock for holding company stock. The opinion of an attorney is not binding on the Internal Revenue Service. See "The Reorganization - Tax Considerations."

        However, if you exercise your dissenter's rights and receive cash for your shares of bank stock instead of exchanging the shares for holding company stock, as discussed above under "Dissenters' Rights", you will be taxed on the cash that you receive for your shares of bank stock.

Date of the Holding Company Formation

        We will form the holding company for the bank as soon as practicable after we receive all necessary approvals from bank shareholders and governmental agencies and authorities, and after additional terms and conditions are satisfied. The bank will close its transfer records twenty (20) days prior to the closing date, which, as we mentioned above, is an appropriate date that the directors of the holding company will choose to "close" the holding company formation process. Until the bank's transfer records are closed, you may sell or otherwise transfer your bank stock. The holding company formation process will close no later than June 30, 2001, unless the parties agree to another date in writing. See "The Reorganization - Closing Date."

Conditions for the Holding Company Formation

        We cannot form a holding company for the bank unless the Wisconsin Department of Financial Institutions Division of Banking, the Federal Reserve Board, the Federal Deposit Insurance Corporation, and a majority of the outstanding stock of the bank approve the transaction. As of the date of this prospectus - proxy statement, we have received all of the approvals from governmental agencies necessary to form the holding company. However, each such approval is subject to an expiration date. If the holding company formation process exceeds the expiration date, we will be required to file a request for extension or a new application with the relevant agency and wait for approval of that new application prior to forming the holding company. In addition, other terms and conditions must also be satisfied. See "The Reorganization - Conditions Precedent to The Reorganization."

       The holding company and the bank may change or waive conditions if, in the opinion of the Boards of Directors of the holding company and the bank, the action would not significantly diminish the benefits intended for holders of holding company stock.

Proxy Statement
and
Prospectus

Introduction

        Waumandee Bancshares, Ltd. is a business corporation organized at the request of the Board of Directors of Waumandee State Bank for the purpose of the reorganization. See "Waumandee Bancshares, Ltd." The bank is a state-chartered bank that has been operating as a commercial bank with its main office in Waumandee, Wisconsin, since 1914. See "Waumandee State Bank."

        The reorganization is being conducted for the purpose of forming a holding company for the bank, according to a plan of reorganization approved by the Board of Directors of the holding company and by the Board of Directors of the bank. See "The Reorganization -Summary of The Reorganization." The Board of Directors of the bank believes that the formation of a bank holding company will benefit the bank and its shareholders. See "The Reorganization - Reasons for The Reorganization" and "Waumandee State Bank - Recommendation of the Bank's Board of Directors."

        This prospectus - proxy statement contains information intended to help each bank shareholder decide whether to vote to approve the formation of a bank holding company. See, for example, "Comparison of Bank Stock With Holding Company Stock." The Board of Directors of the holding company urges each bank shareholder to carefully read the entire prospectus - proxy statement.

Forward-Looking Statements

        When used in this prospectus - proxy statement, in the bank's or holding company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "are expected to," "estimate," "is anticipated," "project," "will continue," "will likely result," or similar expressions are intended to identify "forward-looking statements." Such statements are subject to risks and uncertainties, including changes in economic conditions in the bank's market area, changes in policies by regulatory agencies, fluctuation in interest rates, demand for loans in the bank's market area, and competition, that could cause actual results to differ materially from what the bank or holding company have presently anticipated or projected. The bank and holding company wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The bank and holding company wish to advise readers that factors addressed within the prospectus - proxy statement could affect the bank's financial performance and could cause the bank's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

        Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, the bank and holding company caution that, while they believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. Where, in any forward-looking statement, the bank, the holding company, or their directors or officers, express an expectation or belief as to the future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished.

        The bank and holding company do not undertake -- and specifically decline any obligation -- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Disclosures

        This prospectus - proxy statement is not an offer to sell to or solicitation of an offer to buy from any person or in any jurisdiction where it is illegal to make or solicit such an offer. Wherever this offer is required to be made by a licenced broker or dealer, only a registered, licensed broker-dealer may make this offer on behalf of the holding company.

        You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus - proxy statement is only accurate as of the date printed on the bottom of this page. We are required to advise you if there is any fundamental change affecting the formation of the holding company.

        The shares of holding company stock to be issued in the holding company formation will not be savings accounts or deposits, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Recent Events

        Holding Company Formation. On February 29, 2000, the bank and holding company mailed to each shareholder of the bank a prospectus - proxy statement explaining the formation of a holding company for the bank. The bank and holding company originally intended to hold a special shareholder meeting on March 20, 2000, at which time the bank shareholders would vote to approve or disapprove the holding company formation. However, upon receiving the February 29 prospectus - proxy statement, certain shareholders informed the bank and holding company Board of Directors that they had concerns about forming a holding company for the bank. These concerns included the following:

  The scope of the holding company’s right of first refusal and right of redemption in connection with the transfer of holding company stock by a shareholder.

  Bylaw provisions which, in the opinion of the concerned shareholders, gave the holding company’s Board of Directors too much power in relation to the holding company shareholders.

  The fact that the holding company was not required to distribute treasury shares in a way that gave current holding company shareholders the ability to purchase such stock on a pro rata basis.

        At the March 30 special shareholders meeting, these shareholders continued to raise their concerns. Consequently, the Boards of Directors of the holding company and bank decided to postpone the shareholder vote on the reorganization in order to address the shareholders' concerns. At the March 30 meeting, a committee of shareholders was convened to work with the bank and holding company on restructuring the holding company.

        From March 30 until recently, the shareholder committee and the Boards of Directors have been working together to come up with the structure of the holding company, and eventually they finalized the structure. It is the final holding company structure that is explained in this ____________, 200__ prospectus - proxy statement, without reference to the original structure, which is detailed in the February 29 prospectus - proxy statement. This prospectus - proxy statement will not explain how the final structure differs from the original structure.

        The Boards of Directors of the bank and holding company encourage all shareholders to read this prospectus - proxy statement carefully. A shareholder that has additional questions or concerns about the holding company or the history of this holding company formation should contact any Board member or a member of the shareholder committee. This structure represents the culmination of extensive negotiations and effort on the part of the shareholder committee and the Boards of Directors of the holding company and bank. The directors of the bank and holding company encourage all shareholders to vote to support it.

        Warren E. Korte. Mr. Korte, former President and director of the bank and holding company, passed away in February 2001. Gary Pronschinske has been appointed President of the bank and holding company. Gerald Wojchik has been appointed Vice President of the bank and holding company.

The Reorganization

General

        The reorganization is designed to offer shareholders of Waumandee State Bank the opportunity to form a bank holding company. Pursuant to the reorganization, the following steps have already occurred:

  Waumandee Bancshares, Ltd., a Wisconsin business corporation, has been incorporated for the purpose of participating in the reorganization and becoming a bank holding company;

  The Board of Directors of the bank and the Board of Directors of the holding company have adopted and approved an Agreement and Plan of Reorganization;

  The Federal Reserve Board has approved the holding company's application to become a bank holding company under the Bank Holding Company Act of 1956, as amended;

  The Wisconsin Department of Financial Institutions Division of Banking has approved the reorganization; and

  The Federal Deposit Insurance Corporation has approved the reorganization.

        However, each governmental approval received by the holding company is subject to an expiration date. If the holding company formation process exceeds an applicable expiration date, we will be required to file a request for extension or a new application with the relevant agency and wait for approval of that new application prior to forming a holding company for the bank.

        A number of steps remain to be completed pursuant to the reorganization, including shareholder approval of the reorganization by the affirmative vote of a majority of the outstanding bank stock (see "The Reorganization - Conditions Required for The Reorganization").

Reasons for The Reorganization

        The Board of Directors of the bank recommends the reorganization because it believes that a bank holding company will provide benefits to the shareholders and to its community. In addition, the Board believes that the formation of a holding company will offer opportunities to the bank to compete more effectively and to expand its services in type, in number, and in geographical scope.

        Market for the Stock. Under Wisconsin law, a state-chartered bank is prohibited from holding or purchasing more than 10% of its own stock, except in limited circumstances. Federal law imposes additional restrictions. Therefore, any bank shareholder who desires to sell his or her bank stock must generally locate a person willing to purchase the stock. In the past, there has been a limited market for bank stock, making it difficult for a seller to find a buyer, particularly if the seller owns a large number of shares that would require a substantial purchase price.

        Flexibility. The proposed reorganization will, in the opinion of the Board, better prepare the bank for responding flexibly and efficiently to future changes in the laws and regulations governing banks and bank-related activities. Opportunities may arise for bank holding companies that are not available to banks. The bank holding company corporate structure may prove valuable in taking advantage of any new opportunities in banking and bank-related fields that are made available by deregulation or otherwise.

        The holding company will not be prohibited by law from purchasing holding company stock, unless such a purchase would make the holding company insolvent. The holding company may therefore become a potential buyer of that stock. Selling shareholders are required to offer their shares first to the holding company under the restrictions on transfer found in the holding company's restated articles of incorporation. The holding company will be required to purchase all offered stock unless such purchase would violate the law or if the holding company decides in its discretion that the purchase is not in the best interests of the holding company or its shareholders. In a number of circumstances, approval by the Federal Reserve Board may be required for the purchase of holding company stock. If the holding company decides not to purchase some or all of the offered shares, the shares must then be offered for sale to current holding company shareholders before it can be offered to the general public. For more information about the holding company's ability to purchase stock and the restrictions on transfer of holding company stock, see "Waumandee Bancshares, Inc. - Antitakeover and Indemnification Provisions" and "Comparison of Bank Stock With Holding Company Stock - Market for the Stock."

        Diversification as a Bank Holding Company. The proposed bank holding company offers the ability to diversify the business of the bank by creating or acquiring corporations engaged in bank-related activities. Diversification into bank-related activities is governed by the Bank Holding Company Act of 1956, as amended, and the regulations of the Federal Reserve Board promulgated pursuant to that Act. The range of activities in which a holding company may engage through nonbank subsidiaries, subject to approval of the Federal Reserve Board, includes:

  Loan service companies,

  Mortgage companies,

  Independent trust companies,

  Small loan and factoring companies,

  Equipment leasing companies,

  Credit life and disability insurance companies, and

  Insurance, advisory, and brokerage operations.

        The holding company may in the future engage directly or through subsidiaries in one or more of those activities. However, the timing and extent of those operations by the holding company will depend on many factors, including competitive and financial conditions existing in the future as well as the then financial condition of the holding company and the bank.

        Diversification as a Financial Holding Company: Under the recent Gramm-Leach-Bliley Act of 1999, holding companies that qualify may elect to become "financial holding companies." As a result, such holding companies may engage in activities, and acquire companies engaged in activities, that are financial in nature or incidental to such financial activities. Such "financial holding companies" are also permitted to engage in activities that are complementary to financial activities if the Federal Reserve Board determines that the activity does not pose a substantial risk to the safety and soundness of depository institutions or to the financial system in general. In order to qualify as a "financial holding company," a holding company's subsidiary banks must be well managed, well capitalized, and have received at least a "satisfactory" Community Reinvestment Act ("CRA") rating at the most recent CRA examination. The list of activities that are considered "financial in nature" includes:

  Securities underwriting, dealing and market making,

  Insurance underwriting and agency activities,

  Merchant banking, which means that a “financial holding company” may directly or indirectly acquire or control any kind of ownership interest in an entity engaged in any kind of trade or business whatsoever, and

  Insurance company portfolio investments.

        The holding company may in the future elect to become a "financial holding company" and to engage in one or more of the listed activities. However, the timing and extent of those operations by the holding company will depend on many factors, including competitive and financial conditions existing in the future as well as the then financial condition of the holding company and the bank.

        Capital Requirements. The proposed reorganization will also provide, in the opinion of the Board, greater flexibility in meeting the financing needs of the bank or other banks or corporations acquired by the holding company. Currently, there is no need for the bank to obtain additional capital. If the need for additional capital should arise, however, those capital requirements of the bank could be obtained in the following manner:

  The holding company would borrow the capital.

  The holding company would pay the capital to the bank as a capital contribution or as a purchase of additional bank stock.

  The loan to the holding company would be paid with dividends received from the bank, which would not be taxable to the holding company if it holds at least 80% of the bank stock.

  The interest expense incurred by the holding company on the loan could be used to offset bank earnings on a consolidated federal income tax return.

        General. The Board believes that greater overall strength will result to the bank through the formation of the holding company. The formation of the holding company is not part of a plan or effort to adversely affect any shareholder, or to unduly benefit any shareholder, director, or officer. Except for those shareholders who exercise dissenters' rights, the proportionate interests of the bank shareholders in the holding company stock will be identical to their current proportionate interests in the bank stock.

Summary of The Reorganization

        The holding company intends to acquire all of the outstanding stock of the bank through a reorganization. To perform the reorganization:

  The holding company will incorporate a new bank, called New Waumandee State Bank, as a wholly-owned subsidiary of the holding company;

  The new bank will not conduct any banking business or any other business. It will have no employees, no liabilities, no operations, and except for a nominal capital contribution required by law no assets. It will be a “shell” corporation, and will be incorporated for the sole purpose of assisting in the reorganization.

  The new bank will be merged into the bank.

  The stock of the bank now held by the shareholders will be converted into the holding company stock at the rate of ten shares of the holding company stock for each one share of bank stock that they currently own.

        As a result of the reorganization, the bank shareholders will become shareholders of the holding company. In addition, by virtue of the merger of the new bank into the bank, the bank will become a wholly-owned subsidiary of the holding company.

        Currently, the bank shareholders own all 1,080 shares outstanding of the bank's stock. After the reorganization, the holding company will own the bank, and the former bank shareholders will own the holding company.

         Current                            After Reorganization

        -------------------------           -------------------------------
            Shareholders                            Shareholders
        -------------------------           -------------------------------
           1,080 shares (100%)                   10,800 shares (100%)
            of issued and                         of the issued and
          outstanding shares                      outstanding shares
            of bank stock                       of holding company stock
                                            -------------------------------
                                                     Holding Company
                                            -------------------------------

                                                 1,080 shares (100%) of
                                                        bank stock
        ---------------------------         -------------------------------
                 Bank                                    Bank
        ---------------------------         -------------------------------

Special Meeting of Shareholders

        Section 221.0702 of the Wisconsin Statutes requires that at least a majority of the outstanding stock of a state-chartered bank approve a merger of that bank. Because the reorganization will be conducted as a merger of the new bank and the bank, that requirement must be fulfilled.

        A vote on the proposed holding company will be taken at the special meeting of shareholders of the bank, to be held on ______________, 20__, at ______________, at Waumandee State Bank, Waumandee, Wisconsin. The close of business on ______________, 20__, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On that date there were outstanding and entitled to vote 1,080 shares of bank stock.

        Each outstanding share of bank stock entitles the record holder to one vote on all matters to be acted upon at the meeting. The presence at the meeting in person or by proxy of the holders of a majority of the issued and outstanding shares of bank stock entitled to vote will constitute a quorum for the transaction of business. The affirmative vote of 541 of the issued and outstanding shares of bank stock is required to approve the holding company. For purposes of counting votes at this special meeting of shareholders, abstentions, (that is, proxies on which the box labeled "Abstain" has been checked), are treated as "no" votes. Also for purposes of counting votes at the special meeting of shareholders, broker non-votes are treated as abstentions and therefore as "no" votes. Abstentions are not treated as "no" votes for purposes of dissenters' rights.

        The Board of Directors of the bank unanimously recommends that holders of bank stock vote "for" the transaction. See "Waumandee State Bank - Recommendations of the Bank's Board of Directors." As of the date of this prospectus - proxy statement, the directors and executive officers of the bank owned or controlled, directly or indirectly, 108 shares, or approximately 10%, of the bank stock outstanding. See "Waumandee State Bank - Management." The directors and officers of the bank have indicated that they will vote to approve the transaction, and are soliciting proxies from bank shareholders.

        A shareholder may vote his or her shares in person or by proxy. Each shareholder is encouraged to return the enclosed proxy, on blue paper, even if he or she intends to attend the meeting. All properly executed proxies not revoked will be voted atthe meeting in accordance with the instructions on the proxy. Proxies containing no instructions will be voted "FOR" approval of the holding company. On any other matters properly brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the proxies.

        A proxy may be revoked at any time before it is voted, either by written notice filed with the Cashier of the bank or with the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy shall not of itself constitute a revocation. Failure to submit a proxy or to vote at the meeting has the same effect as a negative vote for purposes of approving or disapproving the reorganization.

        Wisconsin law provides appraisal rights to holders of bank stock who dissent from the merger, if statutory procedures are followed. See "Rights of Dissenting Shareholders of Bank."

Operation of the Bank Following the Reorganization

        The holding company anticipates that, following the reorganization, the business of the bank will be conducted substantially unchanged from the manner in which it is now being conducted.

  The bank's name will not be changed.

  The holding company anticipates that the bank will be operated under the same management, and no changes in personnel are anticipated as a result of the reorganization.

  After the reorganization, the bank will continue to be subject to regulation and supervision by regulatory authorities, to the same extent as currently applicable. See "Supervision and Regulation."

  The bank will continue to prepare an annual report in the same format as in prior years, and the holding company will send to all of its shareholders a consolidated annual report, in a similar format as that used in the bank’s report.

  The holding company will convene an annual meeting of its shareholders, at a similar time and for similar purposes as the bank’s annual meeting.

Conditions Required for the Reorganization

        The Agreement and Plan of Reorganization (Exhibit A) provides that the consummation of the reorganization is subject to a number of conditions, including, but not limited to, the following:

  No investigation, action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened seeking to restrain, prevent or change the reorganization or otherwise arising out of or concerning the reorganization;

  The application by the holding company to be a registered bank holding company under the Bank Holding Company Act of 1956, as amended, must have been approved by the Federal Reserve Board;

  The Wisconsin Department of Financial Institutions Division of Banking must have granted all required approvals for consummation of the reorganization;

  The Federal Deposit Insurance Corporation must have granted all required approvals for consummation of the reorganization;

  The reorganization must have been approved by a majority of shareholders of the outstanding bank stock;

  The holding company and the bank must have received an opinion from counsel for the holding company and the bank attached to this prospectus - proxy statement as Exhibit B to the effect that the transaction will be a tax-free reorganization for the organizations and participating bank shareholders;

  No change shall have occurred or be threatened in the business, financial condition or operations of the bank that, in the judgment of the holding company, is materially adverse;

  No more than ten percent (10%) (108 shares or fewer) of the bank stock shall be "dissenting shares" pursuant to the exercise of dissenters' rights; and

  The reorganization must be completed by June 30, 2001, unless extended by both the bank and the holding company.

       These conditions are for the sole benefit of the holding company and the bank, and may be asserted by them or may be waived or extended by them, in whole or in part, at any time or from time to time. However, the conditions relating to governmental agency approval for the reorganization may not be waived. Any determination by the holding company and the bank concerning the events described above shall be final and binding.

       It is anticipated that these conditions will be met. As of the date of this prospectus - proxy statement, we have received all of the approvals from governmental agencies necessary to form the holding company. However, each such approval is subject to an expiration date. If the holding company formation process exceeds the expiration date, we will be required to file a request for extension or a new application with the relevant agency and wait for approval of that new application prior to forming the holding company.

       Any waiver or extension of conditions not met will be approved only if, in the opinion of the Boards of Directors of the holding company and the bank, the action would not have a material adverse effect on the benefits intended for holders of the holding company stock under the reorganization. The reorganization may be terminated for good cause and abandoned by the mutual consent of the Board of Directors of the holding company and the Board of Directors of the bank at any time prior to the closing date.

Closing Date

        The closing of the reorganization shall take place on a date, the closing date, to be selected by the holding company, at the offices of the bank, P.O. Box 959, County Road U, Waumandee, WI 54622-0959; provided, however, that the closing date shall be a date no later than thirty (30) days after all conditions have been met and all approvals, consents and authorizations for the valid and lawful consummation of the reorganization have been obtained. The bank will close its transfer records twenty (20) days prior to the closing date for a period through and including the closing date. Until the bank's transfer records are closed, bank shareholders may sell or otherwise transfer their bank stock.

        On the closing date, all of the bank shareholders' right, title and interest in and to the shares of the bank stock, without any action on the part of the shareholders, shall automatically become and be converted into a right only to receive the holding company stock. Commencing on the closing date, the holding company shall issue and deliver the holding company stock to the shareholders as set forth in the Agreement and Plan of Reorganization (Exhibit A).

        The closing date shall be no later than June 30, 2001, unless that date is extended by mutual written agreement of the parties.

Resales of Holding Company Stock

       The holding company stock issued in the reorganization has been registered under the Securities Act of 1933, as amended, and may be traded by a shareholder subject to the restrictions on transfer found in the holding company's restated articles of incorporation. See "Waumandee Bancshares, Inc. - Antitakeover and Indemnification Provisions" and "Comparison of Bank Stock with Holding Company Stock - Market for the Stock."

       Under the federal securities laws there are restrictions on resales of holding company stock received in the reorganization by persons who are deemed to be an "affiliate" of the bank. In general, an affiliate for these purposes would include directors and executive officers and any person who, individually or through a group, is deemed to control the bank. Members of a family may be regarded as members of a group if, by acting in concert, they would have the power to control the bank. "Control" may be evidenced by ownership of 10%; or more of the voting securities of the bank.

       Certificates for shares of holding company stock received by an affiliate in the reorganization will carry a legend referring to the resale restrictions. Specifically, that legend will state:

The securities evidenced by this certificate may be offered and sold only if registered pursuant to the provisions of the securities act of 1933, as amended, or if an exemption from registration is available.

       The holding company will issue stop-transfer instructions to the holding company transfer agent with respect to suchcertificates. Neither the bank nor the holding company will register the shares of holding company stock for resale, and any such registration will be at the expense and instance of any shareholder desiring such registration.

       This prospectus - proxy statement may not be used by an affiliate of the bank or the holding company for the resale of holding company stock received pursuant to the reorganization.

Tax Considerations

       Corporate Income Tax. After the reorganization, the holding company will own at least 80% of the outstanding stock of the bank. This will permit the holding company to file a consolidated federal income tax return with the bank, with the following results:

  Any interest expense incurred by the holding company as an expense may be deducted against the income of the bank.

  Any dividend paid to the holding company by the bank on the shares of the bank’s capital stock held by the holding company would not be taxable as income to the holding company.

  The ability to file a consolidated federal income tax return may increase the cash flow available to the holding company to meet its obligations.

The State of Wisconsin does not permit consolidated income tax returns.

       The creation of the holding company creates a separate taxpayer under the Internal Revenue Code. The holding company, through its consolidated tax return with the bank and any other subsidiaries that may be formed or acquired in the future, will be required to pay federal and state income taxes on its net income.

       Immediately after the formation of the holding company, the principal income to the holding company will be dividends from the bank. Those dividends will not be taxable income to the holding company as long as the holding company holds at least 80% of the outstanding bank stock. Therefore, until such time as the holding company generates substantial income from sources other than bank dividends, it is not anticipated that it will incur any significant tax liability.

       As a separate taxpayer, the holding company may incur a separate tax on any liquidation of the holding company or on an acquisition of the holding company's assets by a third party. Therefore, a liquidation of the holding company or a sale of bank stock by the holding company could generate a double-level tax, a tax on the holding company and a tax on the holding company shareholders. A double-level tax can be avoided, however, if the third party acquires the holding company stock for cash or acquires holding company stock or bank stock in a tax-free reorganization.

       Individual Income Tax. The holding company has been advised by its counsel, Boardman, Suhr, Curry & Field LLP, Madison, Wisconsin, that as a result of the transaction contemplated by the reorganization, for federal income tax purposes:

  No gain or loss will be recognized to the bank shareholders on the conversion of their shares of bank stock into shares of holding company's common stock;

  The income tax basis of the shares of holding company's common stock in the hands of the bank shareholders will be the same as their basis in the shares of the bank stock; and

  The holding period of the shares of holding company’s common stock in the hands of the bank shareholders will include the holding period of the shares of the bank stock, provided the shares of the bank stock constituted a capital asset as of the time of the reorganization.

        A copy of that opinion is attached to this prospectus as Exhibit B, which opinion also includes matters pertaining to corporate tax consequences of the reorganization. Counsel is also of the opinion that the same treatment will apply for Wisconsin income tax purposes.

       No tax rulings from the Internal Revenue Service have been obtained, and the opinion of counsel will not be binding on the Internal Revenue Service. Therefore, shareholders may find it advisable to consult their own counsel as to the specific tax consequences to them under the federal tax laws, as well as any consequences under applicable state or local tax laws.

       Shareholders who exercise dissenters' rights and receive cash for their bank stock should be aware that the transaction will be a taxable transaction for federal and state income tax purposes, and those shareholders are urged to consult their tax advisors to determine the tax consequences to them under the federal tax laws, as well as any consequence under applicable state or local tax laws. The opinion of counsel attached as Exhibit B does not pertain to cash payments received pursuant to the reorganization.

Securities Regulation

       The offer to enter into this reorganization is not being made to nor can it be accepted from or on behalf of holders of bank stock in any jurisdiction in which the making of the offer or the acceptance thereof would not be in compliance with the securities laws of such jurisdiction. The holding company is not, and will not be, obligated to acquire any shares of bank stock, or issue or deliver any shares of its common stock, in any jurisdiction in which the agreement to do so would not be in compliance with the securities laws of such jurisdiction. However, the holding company, at its discretion, may take such action as it may deem necessary or desirable to comply with the securities laws of any such jurisdiction.

       This transaction may be registered in certain states, according to the laws of those states. No securities commissioner, securities department, or similar office of any state has approved or disapproved the holding company stock to be issued in the reorganization or has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary may be a criminal offense.

Expenses of Reorganization

       If the reorganization is consummated, the holding company and the bank will assume and pay their respective costs and expenses, if any, incurred in connection with the reorganization. If the reorganization is not consummated, all costs and expenses will be paid by the bank. It is estimated that those costs and expenses will be approximately $_________.

Rights of Dissenting Stockholders of Bank

       Sections 221.0706 through 221.0718 of the Wisconsin Statutes, the full text of which is attached to this prospectus - proxy statement as Exhibit C, set forth the procedure to be followed by any shareholder of the bank who wishes to dissent from the reorganization and obtain the value of his or her shares of bank stock in cash in lieu of holding company stock pursuant to the reorganization. Shareholders should refer to Exhibit C because the following description does not purport to be a complete summary of those sections.

       In order to exercise such dissenters' rights, a bank shareholder must:

  deliver to the bank before the vote is taken written notice of the shareholder’s or beneficial shareholder’s intent to demand payment for his or her shares if the proposed reorganization is effectuated, and refrain from voting his or her shares in favor of the proposed reorganization, and demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters’ notice.

       The written demand must be received by the date stated in the dissenters' notice, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered. That demand must be accompanied by the surrender of the dissenting shareholder's bank stock certificates, and should be addressed to: Gary Pronschinske, President, Waumandee State Bank, P.O. Box 959, County Road U, Waumandee, Wisconsin 54622-0959.

       The law does not provide for a dissent with respect to less than all of the shares beneficially owned by a shareholder.

       As soon as the reorganization takes place or upon receipt of a payment demand, whichever is later, the bank will pay each shareholder or beneficial shareholder who has complied with the demand requirements the amount that the bank estimates to be the fair value of the dissenter's shares, plus accrued interest. The payment will be accompanied by, among other things, the bank's latest available financial statements, a statement of the bank's estimate of the fair value of the shares, and an explanation of how the interest was calculated.

       If the dissenter believes that the amount so paid is less than the fair value of his or her shares or that the interest due is incorrectly calculated, the dissenter may notify the bank of the dissenter's estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, less any payment received. A dissenter waives his or her right to demand payment unless the dissenter notifies the bank of his or her demand in writing within 30 days after the bank makes or offers payment for the dissenter's shares.

       If a demand for payment remains unsettled, the bank will bring a special proceeding within 60 days after receiving the dissenter's payment demand and petition the court to determine the fair value of the shares and accrued interest. If the bank does not bring the special proceeding within the 60-day period, it will pay each dissenter whose demand remains unsettled the amount demanded. Fees and costs of the court proceeding will be allocated by the court pursuant to statutory guidelines.

Waumandee Bancshares, Ltd.

History, Business, and Properties

       The holding company was incorporated as a Wisconsin business corporation under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes in October, 1999, at the direction of the Board of Directors of the bank. The holding company was formed to acquire the bank stock and to engage in business as a bank holding company under the Bank Holding Company Act of 1956, as amended. A true and correct copy of the restated articles of incorporation and bylaws of the holding company is attached to this prospectus - proxy statement as Exhibit D.

       The holding company is in the organizational and developmental stage, and has no earnings or history of operation. The holding company has no employees, no current business, and owns no property, except that the holding company will own all of the stock of the new bank immediately prior to the reorganization. It has not issued any stock. It is not a party to any legal proceedings.

       The holding company has no present plans to engage in any activities other than as a holding company for the capital stock of the bank. The holding company's management, however, believes that the opportunities available to a bank holding company for diversification of its business and raising of capital cause the bank holding company to be a more advantageous form of operation than a bank. The holding company may examine and may pursue opportunities from time to time that arise for expansion of its operations and activities. See "The Reorganization - Reasons for The Reorganization."

Management

     The name, age and position of each of the Directors and executive officers of the holding company are as follows:

Name	Age	Position
C. Michael Chambers	50	Director
Paul R. Lorenz	46	Secretary/Treasurer/Director
Gary Pronschinske	47	President/Director
Gerald Wojchik	57	Vice President/Director
William Christ	40	Director

       A description of the business background of each of the directors and named executive officers is set forth on pages 23 and 24. Each of the directors and executive officers named has had the same principal occupation or employment for the past five years. Each of the directors and executive officers named has served in the capacity listed above since the incorporation of the holding company in October, 1999. The term of office for each of the directors is one year. The term of office for each of the executive officers named above is one year.

Principal Shareholders

       After the reorganization, the persons beneficially owning 5% or more of holding company common stock will be the same persons who currently own 5% or more of the bank stock. See "Waumandee State Bank - Principal Shareholders."

Description of Holding Company's Common Stock

       The holding company's authorized capital stock consists of 10,800 shares, all of one class, designated as common stock, none of which shares, as of the date hereof, is issued or outstanding. The maximum number of shares of the holding company's common stock which will be issued to the holders of bank stock, upon the terms and subject to the conditions of the reorganization, is 10,800 shares.

       For more information about the holding company's common stock, see "Comparison of Bank Stock With Holding Company Stock."

Executive Compensation

       Since its incorporation, the holding company has not paid any remuneration to any of its directors or executive officers. No changes in remuneration to any of its directors or officers are planned. To date the holding company has not established standards or other arrangements by which its directors are compensated for services as directors, including any additional amounts payable for committee participation or special assignments, and no such arrangements are currently contemplated. No profit-sharing plan or any other benefit plan exists or is contemplated for the holding company.

Transactions with Related Parties

       The holding company has not engaged in any transactions or entered into any contracts with any of its directors or executive officers. No such transactions or contracts are anticipated at this time by the holding company.

Antitakeover and Indemnification Provisions

       Antitakeover Provisions.

       Restrictions on Transfer of Stock. Pursuant to the holding company's restated articles of incorporation, if a shareholder wishes to transfer any of his or her stock, then the shareholder must offer the shares for sale to the holding company. The holding company must purchase the shares for a price as determined under the holding company's bylaws, unless the purchase would be in violation of the law or the holding company determines that it is not in the best interests of the holding company or its shareholders to redeem some or all of the offered shares. In some circumstances, a bank holding company may not purchase its own shares without giving prior notice to the Federal Reserve Board. Specifically, if the holding company desires to purchase as much as 10% in value of its own stock in any 12-month period, it may be required in some instances to obtain approval for doing so from the Federal Reserve Board.

       The price to be paid by the holding company for the shares is based on the book value, not the fair market value, of the shares, which is discussed in detail in "Comparison of Bank Stock With Holding Company Stock - Market for the Stock."

       If the holding company decides not to purchase all of the offered shares, then the holding company must provide notice to the other holding company shareholders that the remaining shares are for sale. Upon notice from the holding company, current shareholders will have preemptive rights to purchase the shares offered for sale on a pro rata basis, based on the number of shares that each current shareholder then owns, also for the price determined under the holding company's bylaws which is based on book value. For example, if the holding company notifies shareholders that 200 shares are for sale, then a shareholder that owns 5%; of the outstanding stock of the holding company will have an opportunity to purchase 5%; of the shares offered for sale (10 shares in total).

       Generally, if a shareholder is entitled pursuant to his or her preemptive rights to purchase: 1) less than one full share, then that entitlement will be rounded up to one full share; 2) a full share plus one-half or more of another share, then that entitlement will be rounded up to the next full share; and 3) a full share plus less than one-half of another share, then that entitlement will be rounded down to the previous full share. In the event that the total preemptive rights as calculated according to the rounding procedure explained above exceeds the total number of available shares, the holding company shall round all shareholders' fractional entitlements down to the previous full share or, as applicable, no share.

       If additional shares remain after the shareholders have had a chance to exercise their preemptive rights, then the remaining shares will be offered to shareholders and the general public pursuant to a "drawing" system delineated in the holding company's bylaws. Notice of shares offered for sale will be posted at the bank and will be included in the monthly statements for bank customers, along with a deadline for making a request to purchase such shares. Any request to purchase shares must indicate the number of shares that the person wants to purchase. All requests to purchase shares will be placed into a common container, and requests will be drawn at random from the container. The first name chosen will be entitled to purchase the greater of one percent (1%) of the original number of available shares for sale or one share. If shares remain, then a second name will be chosen, and will also be entitled to purchase the greater of one percent (1%) of the original number of available shares for sale or one share. This will continue until all the names are drawn, at which time, if shares remain, the requests will again be placed in a common container and the drawing will continue until no shares remain for sale or there are no persons that want to purchase the remaining shares.

       If additional shares remain after there are no remaining persons that want to purchase the shares in the "drawing" system discussed above, then the offering shareholder may retain them or reduce the sale price and rerun the entire transfer procedure delineated in the restated articles and bylaws. The shareholder may, at any time, send another notice to the holding company of his or her desire to transfer the shares, in which case the entire procedure outlined above will begin again.

       A shareholder may withdraw his or her offer to transfer shares to the holding company / shareholders at any time prior to the holding company's acceptance of the offer or the holding company's notice to shareholders of the shares available for sale.

       A shareholder is not restricted from transferring shares to his or her: 1) spouse, children and their descendants, stepchildren (but not descendants of stepchildren), and siblings and descendants; and 2) pursuant to a will, pursuant to a testamentary trust, or by operation of law upon death.

       The bank's articles and bylaws do not contain comparable restrictions on transfer. See "Comparison of Bank Stock With Holding Company Stock - Market for the Stock."

       Limitation on Ownership. No shareholder may own more than 10‰ of the outstanding shares of holding company stock. In calculating the amount of shares owned by a shareholder, the holding company will include shares owned by the shareholder's spouse and minor children. Shares owned directly or indirectly by or for a partnership, limited liability company, limited liability partnership, corporation, trust estate or any other entity will be considered as owned proportionally by the entity's owners or beneficiaries.

       If through inheritance, purchase or other transfer, a shareholder would own more than 10% of the outstanding shares, then the holding company shall treat the shares amounting to more than a 10% ownership as if they were the subject of a written notice to the holding company of the shareholder's intent to transfer such shares, except that a shareholder cannot "withdraw" at any time his or her offer to sell these shares to the holding company. Therefore, the holding company will purchase some or all of the shares, and will offer any remaining shares to the shareholders and then, as applicable, to the general public, all in accordance with the revised article and bylaw provisions discussed above. If any shares remain after there are no further persons wishing to purchase such shares, the shareholder may retain the shares even though the shareholder's total stock holdings exceed the 10% cap.

       The bank's bylaws require a two-thirds (2/3) majority in order to amend either the articles or the bylaws. See "Comparison of Bank Stock With Holding Company Stock - Market for the Stock."

       Supermajority Provisions. Under the restated articles of incorporation, the provisions of the restated articles providing for: 1) the total amount of authorized stock of the holding company, 2) the restrictions on transfer and 3) the restrictions on ownership may be amended only by the affirmative vote of not less than two thirds (2/3) of the outstanding shares of voting stock of the holding company. Similarly, the bylaws may be amended only by the affirmative vote of not less than two thirds (2/3) of the outstanding shares of voting stock of the holding company. In addition, the bylaws may only be amended by a majority of directors if such action is based on a written order or directive from the Wisconsin Department of Financial Institutions, the Federal Deposit Insurance Corporation, or any other appropriate governmental authority, and only to the extent necessary to comply with the regulatory order, mandate or directive.

       The bank's articles and bylaws do not contain comparable supermajority provisions. See "Comparison of Bank Stock With Holding Company Stock - Market for the Stock."

       Indemnification Provisions. As set forth in Sections 180.0850 through 180.0859 of the Wisconsin Statutes, the bylaws of the holding company require that the holding company indemnify a director or officer from all reasonable expenses and liabilities asserted against, incurred by, or imposed on that person in any proceeding to which he or she is made or threatened to be made a party by reason of being or having been an officer or director of the holding company. Indemnification will not be made if the person breached a duty to the holding company in one of the following ways: (a) a wilful failure to deal fairly with the holding company in a matter in which the director or officer has a material conflict of interest; (b) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the person derived improper personal profit; or (d) wilful misconduct. The right to indemnification includes, in some circumstances, the right to receive reimbursement of costs and expenses in such a proceeding as they are incurred.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be available to directors, officers, and controlling persons of the holding company pursuant to the foregoing provisions of its bylaws, or otherwise, the holding company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act.

       The holding company may purchase insurance against liabilities asserted against its directors, officers, employees, or agents whether or not it has the power to indemnify them against such liabilities under the provisions of its bylaws or pursuant to applicable law. Indemnification insurance for directors, officers, employees, and agents of the holding company has not been purchased either by such persons or by the holding company.

Restriction on Shares of Holding Company Stock Acquired by the Holding Company

       Once the holding company has purchased or redeemed a total of five percent (5%) or more of the outstanding shares of its stock, the holding company must offer all of the shares for sale to the shareholders and the general public in the manner prescribed by the holding company's restated articles of incorporation and the bylaws (i.e. the preemptive rights and "drawing" procedures discussed above). Such offer for sale by the holding company must occur within forty-five (45) days of the date the holding company acquires five percent (5%) of the outstanding shares of the holding company.

       Upon the purchase or redemption by the holding company of a total of less than five percent (5%) of its outstanding shares, the holding company may in its discretion offer those shares for sale to the shareholders and/or the general public, again in the manner prescribed by the restated articles and in the bylaws of the holding company.

       See "Comparison of Bank Stock With Holding Company Stock - Restriction on Shares of Holding Company Stock Acquired by the Holding Company."

Reverse Stock Splits

       There cannot be a reverse stock split of the holding company's stock unless approved by an affirmative vote of at least two-thirds (2/3) of the shares of holding company stock issued and outstanding and entitled to vote, at any regular or special meeting of the shareholders and then only if notice of the proposed stock split is specifically contained in the notice of such meeting. See "Comparison of Bank Stock With Holding Company Stock - Reverse Stock Split."

Waumandee State Bank

History, Business, and Properties

       The bank was chartered by the Wisconsin Commissioner of Banking in 1914. The bank offers comprehensive banking services to the residential, commercial, industrial, and agricultural areas that it serves. Services include agricultural, commercial, real estate and personal loans; checking, savings, and time deposits; and other customer services, such as safe deposit facilities. The bank also offers alternative investments and individual retirement accounts. The bank's loan portfolio, as of February 28, 2001 consisted of approximately 14%, consumer loans; 10%, commercial loans; 20%, agricultural loans; and 56%, real estate loans.

       The general banking business in the State of Wisconsin is characterized by a high degree of competition. The principal methods of competition among commercial banks are price (including interest rates paid on deposits, interest rates charged on borrowings, and fees charged) and service (including convenience and quality of service rendered to customers). In addition to competition among commercial banks, banks face significant competition from non-banking financial institutions, including savings and loan associations, credit unions, small loan companies, and insurance companies.

       There is one commercial bank located in Waumandee. The bank's competition comes from this institution and others located near Waumandee. Insurance companies, mortgage bankers, and brokerage firms provide additional competition for banking services. The bank also competes for interest-bearing funds with issuers of commercial paper and other securities, including the United States Government.

       There are no pending or threatened legal proceedings known to the bank that, in the opinion of the directors and officers of the bank, may be materially adverse to the bank's financial condition, business, or operations. There are no material pending or threatened legal proceedings known to the bank in which any director, executive officer, or affiliate of the bank (or any associate of any of them) has a material interest that is adverse to the bank.

       The bank's office is located at P.O. Box 959, County Road U, Waumandee, Wisconsin 54622-0959, in a facility built in 1914 and subsequently expanded and remodeled. On February 28, 2001 the bank's staff included 3 officers and 3 full-time employees. There are a total of 87 shareholders of the bank.

Year 2000 Disclosure

       As the year 2000 approached, a critical issue emerged for the economy regarding how existing application software programs and operating systems accommodate the date value for the year 2000. Many existing application software products in the marketplace were designed only to accommodate a two-digit date position which represents the year. For example, "98" is stored on the system and represents the year 1998. As a result, the year 1999, represented as "99", could be the maximum date value these systems are able to accurately process. The same issue emerged for non-information technology systems. These systems typically include embedded technology such as micro-controllers which must be either repaired or, if this is not possible, replaced.

       Since entering the year 2000, the bank has experienced no year 2000 related problems, and does not expect to experience any year 2000 related problems in the future. The amount spent by the bank to address the risks posed by the year 2000 totaled approximately $11,200. This was spent on a combination of hardware and software replacement, as well as education regarding the problem. Hardware costs have been capitalized over a 5 year period; software costs, over a 3 year period. The bank does not believe that these expenditures have materially impacted the bank's financial condition, or that they will materially impact the bank's financial condition in the future.

Management

       The name, age and position of each of the Directors and executive officers of the bank are as follows:

Name	Age	Position
C. Michael Chambers	50	Director
Paul R. Lorenz	46	CEO/Cashier
Gary Pronschinske	47	President/Director
William Christ	40	Director
Gerald Wojchik	57	Vice President/Directorv

       The term of office for all directors is one year. The directors are elected at the annual meeting of the shareholders of the bank. All executive officers are appointed to their respective positions for a one-year period by the Board of Directors at the annual meeting of the bank.

Business Background of Directors and Executive Officers

C. Michael Chambers, Director. In 1968, Mr. Chambers graduated from East Lansing High School. In 1972, he received a Bachelor of the Arts from Marquette University, and in 1976, he received his Juris Doctor from the Marquette University Law School. He has worked as an attorney from the time of his graduation in 1976 until the present. From 1976 to 1983, he worked with the law firm of Whelan, Morey, Ricci, Chambers & Oesterreicher, and from 1983 until today, he has worked as a sole practitioner with the C. Michael Chambers Law Offices. He has been a member of the

Wisconsin, American and Tri-County Bar Associations since 1976, and he was elected President of the Tri-County Bar Association in 1998. Over the years, he has served on a number of Wisconsin State Bar Association Committees. He has been a director of the bank since 1997.

Paul R. Lorenz,CEO/Cashier. Mr. Lorenz graduated from Marquette High School in 1972. In 1976, he graduated from St. Mary’s University in Winona, Minnesota, with Bachelor of the Arts degrees in Business Administration, Economics, Theology and Philosophy. In 1990, he attended the Graduate School of Banking at Madison, Wisconsin. From 1979 through 1981, he worked as a loan officer for Sprague National Bank, Caledonia, Minnesota, and from 1981 to the present, he has worked for Waumandee State Bank. Active in the community, Mr. Lorenz is a member of the Farm Bureau of Wisconsin, and he currently serves as the President of the Buffalo County Conservation Club.

Gary Pronschinske,President/Director. A director of the bank since 1995, Mr. Pronschinske graduated from Arcadia Public High School in 1971. Until 1978, he worked as a milk route and over the road truck driver. In 1978, he graduated from the Western College of Auctioneer in Billings, Montana. At the end of 1978, he purchased a 180 acre dairy farm in the township of Belvedere, which he successfully managed and operated until he sold the dairy cows in 1998. He is presently raising dairy replacement cattle and crop farming. Since 1986, he has also worked as a livestock auctioneer and cattle appraiser. He currently serves as a director of the Arcadia Coop Board and the Buffalo Electric Coop. He is also a 28 year member of the Knights of Columbus and a 20 year member of the Buffalo County Farm Bureau.

William M. Christ, Director. Mr. Christ became a director of the bank in 1999. Mr. Christ is the owner of a 60 cow dairy farm, on which he raises holstein steers. In 1979, he graduated form Western Wisconsin Technical College with a degree in Farm Business Management. Also in 1979, he began working for his father on the family farm. In 1992, he purchased the farm from his father. Active in community affairs, Mr. Christ is currently the President of the Waumandee Trailblazers, Vice President of the Garden Valley Coop Board, and has served as Waumandee First Responder for the past fifteen years.

Gerald Wojchik, Vice President/Director. Mr. Wojchik was born in Arcadia, Wisconsin. in 1943. In 1962, he graduated from Cochrane-Fountain City High School, and he served as a member of the National Guard from 1962 until 1968. In 1964, Mr. Wojchik purchased a dairy farm in Waumandee township, and he has been a dairy farmer until present day. He has served on the town board and also as a director of Garden Valley Coop. In addition, he was a volunteer fireman for 15 years, and taught hunter safety. He has been a director of the bank since 1993.

Executive Compensation

      The following table outlines the aggregate annual compensation for the bank's President and CEO for services rendered in their capacity as President and CEO of the bank for the last three completed fiscal years. No individual had a total salary and bonus in excess of $100,000 annually during the last three fiscal years. For purposes of this table, "salary" includes salary only, and the amounts listed for 2001 are projected totals.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)
Paul R. Lorenz,CEO	2001	$69,400	$4,680
Paul R. Lorenz,CEO	2000	$67,500	$4,680
Paul R. Lorenz,CEO	1999	$67,000	$4,480
Paul R. Lorenz,CEO	1998	$64,000	$4,480

Director Compensation

       Directors receive approximately $4,680 annually for their services.

Board Review of Management Compensation

       The entire Board of Directors reviews and determines the compensation for the officers of the bank.

Principal Shareholders

       The following table sets forth information regarding the beneficial ownership of the bank's common stock as of the date of this prospectus - proxy statement, by:

  each person who is known to the bank to own beneficially more than five percent (5%) of the bank's outstanding stock;

  each of the bank's Directors;

  each of the bank's executive officers; and

  all Directors and executive officers of the bank as a group.

"Beneficial Ownership" is defined below. The address of each director and executive officer is P.O. Box 959, County Road U, Waumandee, Wisconsin 54622-0959.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
C. Michael Chambers	5	*
Paul R. Lorenz	53	4.91%
Gary Pronschinske	15	*
C. Michael Chambers	5	*
William M. Christ	3	*
Gerald Wojchik	25	2.31%

Directors and Officers as a Group *less than 1%	101	9.35%

Romella Berzinski (1)	78	7.22%
Jeanette Senty (2)	63	5.83%
Betty J. Rosenow (3)	103	9.54%
Jane Sendelbach (4)	90	9.33%

(1) Ms. Berzinski's address is 1223 Wilson Avenue, Arcadia, Wisconsin 54612.
(2) Ms. Senty's address is 35798 Silver Drive, Independence, Wisconsin 54747.
(3) Ms. Rosenow's address is W760 County Road EE, Cochrane, Wisconsin 54622.
(4) Mrs. Sendelbach's address is 520 South Theisen Street, Arcadia, Wisconsin 54612.

       "Beneficial ownership" is determined in accordance with Securities and Exchange Commission Rule 13d-3, which generally provides that an individual is considered to beneficially own any stock held by his or her spouse, children or relatives who share the same home as the individual, and stock over which the individual exercises voting or investment control for example, as trustee of a trust or as president of a corporation.

Description of the Stock of the Bank

       As of the date of this prospectus - proxy statement, the bank is authorized to issue 1,200 shares of common stock, all of one class, of which 1,080 shares are issued and outstanding. The bank has approximately 87 shareholders of record. For further information about the stock, see "Comparison of Bank Stock With Holding Company Stock."

Transactions with Related Parties

       The bank has had in the ordinary course of business, and will continue to have in the future, banking transactions such as personal and business loans with its directors, officers, and/or the owners of more than ten percent of the bank and holding company stock. Such loans are now and will continue to be on the same terms, including collateral and interest rate, as those prevailing at the same time for comparable transactions with others of similar credit standing and do not and will not in the future involve more than normal risks of collectibility or present other unfavorable features.

       At no time during 1997, 1998, 1999 and 2000 did or has the maximum aggregate direct and indirect extensions of credit to any director, executive officer or 10% shareholder, and to his or her respective related interest, exceeded fifteen percent (15%) of the bank's capital. From time to time, the bank has entered into nonbanking business transactions with entities with which some of its directors are affiliated. Those transactions have been at arm's length and have been at competitive prices.

Indemnification of Directors and Officers

       Wisconsin law governing indemnification of the bank's directors, officers, and employees is substantially similar to the law governing indemnification of the holding company's directors, officers, and employees. Expenses of an officer or director in such a proceeding may be advanced based upon her or his agreement to repay such expenses if it is determined that he or she is not entitled to indemnification. If the officer or director is successful on the merits his expenses shall be paid; otherwise indemnification can only be made upon a showing that he or she met the applicable standard of conduct as determined by a court, a quorum of disinterested directors, by independent legal counsel, or by the shareholders. For a brief discussion of that law, see "Waumandee Bancshares, Ltd. - Antitakeover and Indemnification Provisions."

       The bank has purchased insurance insuring the bank, its directors and officers, against liabilities asserted against its directors and officers subject to conditions and limitations.

Shares of the Stock Owned or Controlled by Management

       As of the date of this prospectus - proxy statement, the executive officers and directors of the bank own or control, directly or indirectly, 101 shares, or approximately 9.35% of the total bank stock outstanding.

       The holding company has no knowledge or information as to the existence of any contract, arrangement, or understanding among the above-named persons with respect to the shares of the bank stock. To the knowledge of the holding company no person above named has any material interest in the transaction proposed by the reorganization, direct or indirect, other than in their status as shareholders.

Recommendation of the Bank's Board of Directors

       The Board of Directors of the bank recommends that all shareholders vote to approve the reorganization. The decision of the Board of Directors of the bank to recommend the reorganization to the shareholders is based on their belief that the bank's affiliation with the holding company is in the best interest of the bank and its shareholders.

       Such belief is based on a number of factors, including recent and historical transactions in the bank's capital stock, the Board of Directors' knowledge of the business, operations, properties, assets, earnings and prospects of the bank, and the advantages provided by a holding company corporate organizational structure. The advantages provided by the holding company structure are as follows:

  The holding company can purchase its own stock from shareholders. Therefore, it can provide a potential market for the stock of the holding company. State banks are severely restricted in their ability to purchase their own stock from shareholders. This is the single most important advantage to a bank holding company.

  The holding company will be able to respond efficiently to changes in the law governing banks and financial activities.

  The holding company will help the bank to continue under local ownership and control.

  The holding company will be able to meet future bank capital needs by having the holding company take out loans which are repaid by nontaxable bank dividends.

  It will allow the holding company and bank to compete more effectively with other bank holding companies.

       The Board of Directors of the bank did not attach a relative weight to the factors it considered in reaching its decision, but considering all factors made the determination to recommend the reorganization to the shareholders. See "The Reorganization - Reasons for The Reorganization" for a thorough discussion of the factors that the Board relied upon in making its recommendations.

Stock Purchase From Significant Shareholder

       On December 10, 1999, the bank purchased 120 shares of its outstanding stock (10%) from one shareholder. In accordance with applicable law, the bank received prior approval from the Federal Deposit Insurance Corporation to do so. The purchase price for the shares was $508,800. The purchase price was based on an outside valuation made specifically for the purpose of purchasing the 120 shares. The outside professional appraiser determined that the fair value of the 120 shares as of June 30, 1999 was approximately 96% of the book value of the shares, or $4,162 per share.

       The bank intends to hold the repurchased shares at the bank as authorized but unissued shares. The shares will not be sold to the holding company in the reorganization process. The holding company has authorized 10,800 shares, and there will be 10,800 holding company shares outstanding after the reorganization process has been completed.

Financial Statements

       Financial statements prepared in conformity with generally accepted accounting principles and dated December 31, 1998, 1999 and 2000 accompany this prospectus - proxy statement.

Comparison of Bank Stock
With Holding Company Stock

       This section described all material differences between the stock of the bank and the stock of the holding company.

Authorized Shares

       The bank is authorized to issue 1,200 shares of capital stock, all of one class, designated as common stock, of which 1,080 shares are issued and outstanding. The holding company is authorized to issue 10,800 shares of capital stock, all of one class, designated as common stock. No holding company stock has been issued. Either the bank or the holding company could increase the amount of authorized stock at any time by an amendment to its articles of incorporation approved by the shareholders holding at least two-thirds (2/3) of its outstanding stock.

       The holding company will issue 10,800 shares in the reorganization.

Voting Rights

       There are many similarities in the voting requirements imposed by the Wisconsin banking laws as compared to the Wisconsin general corporate laws. For example, under both the Wisconsin Banking Law and the Wisconsin Business Corporation Law, a vote of the majority of the outstanding stock can amend the articles of incorporation, except as otherwise provided by the holding company's or bank's articles of incorporation.

       Bank Stock. Each share of bank stock has one vote on all matters presented to the shareholders of the bank. Each act by the shareholders of the bank requires a majority vote, except as otherwise provided in the articles of incorporation, by-laws or by law. The bank by-laws require a two-thirds majority in order to amend either the articles of incorporation or the by-laws.

       All of the directors of the bank are elected at each respective annual meeting. Currently, the shareholders of the bank elect the bank's Board of Directors at the bank's annual meeting of shareholders held the second Thursday succeeding the first Monday of July. Bank shareholders exercise direct control over the bank's affairs by election of the bank's directors and by the right to vote on other bank matters from time to time. Bank directors may be removed by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a special meeting called for that purpose.

       Holding Company Stock. Each share of the holding company stock has one vote on all matters presented to the shareholders of the holding company. Each act by the shareholders of the holding company requires a majority vote, except as otherwise provided by the restated articles of incorporation, bylaws or law. Under the holding company's restated articles of incorporation, the provisions of the restated articles providing for: 1) the total amount of authorized stock of the holding company, 2) the restrictions on transfer and 3) the restrictions on ownership may be amended only by the affirmative vote of not less than two thirds (2/3) of the outstanding shares of voting stock of the holding company. Similarly, the bylaws may be amended only by the affirmative vote of not less than two thirds (2/3) of the outstanding shares of voting stock of the holding company. In addition, the bylaws may only be amended by a majority of directors if such action is based on a written order or directive from the Wisconsin Department of Financial Institutions, the Federal Deposit Insurance Corporation, or any other appropriate governmental authority, and only to the extent necessary to comply with the regulatory order, mandate or directive.

       If the proposed reorganization is consummated, the shareholders who receive holding company stock will elect the holding company Board of Directors. The Board of Directors of the holding company will initially consist of six members. The shareholders will determine the exact number of directors by resolution and will elect the directors at each respective annual meeting to be held the second Thursday succeeding the first Monday of July. Whenever the authorized number of directors is increased between annual shareholder meetings, a majority of the shares present at the special meeting authorizing the increase will elect the new director(s) for the balance of the term and until their successors are elected and qualified.

       Any mid-term vacancy occurring in the Board of Directors due to the resignation, death or misconduct of a director will be filled in the following manner:

  At each annual meeting of the holding company shareholders, a nominating committee will be elected. The committee will be composed of two non-director shareholders and one director. The members of the initial nominating committee will be Jane Sendelbach, Betty Rosenow, and Gary Pronschinske.

  For any mid-term vacancy on the Board of Directors due to resignation, death or misconduct, the nominating committee will nominate and present candidates to the shareholders.

  Election of the vacant director position will be by written ballot of the shareholders. The ballot form will be prepared by the nominating committee, the ballot and notice of the election will be mailed to the shareholders, and the shareholders will vote for the new director by mail.

       The officers of the holding company will be elected annually by the holding company Board of Directors. The officers of the holding company will vote the shares of bank stock held by the holding company, and therefore will elect the bank Board of Directors, acting pursuant to the instructions of the Board of Directors of the holding company. The holding company's bylaws prohibit any active or salaried officer of the holding company from voting holding company shareholder proxies, except that any officer may vote the proxies of his or her spouse and minor children.

       There is no requirement that the Boards of the bank and of the holding company be identical. Shareholders of the holding company will exercise direct control over the holding company by election of the holding company directors and by other voting rights, and therefore will exercise indirect control over the bank. The direct control of the bank stock will be exercised by the holding company Board of Directors, who are obligated to act in the best interests of the holding company shareholders.

Dividends

       Bank Stock. The bank has paid cash dividends on its common stock each year since 1984, and expects to continue to pay dividends in the future. Recent dividends have been as follows:

Year Paid	Dividend Per Share
1994	$25.00
1995	$25.00
1996	$25.00
1997	$25.00
1998	$35.00
1999	$35.00
2000	$55.00

       Under the Wisconsin Banking Law, the Board of Directors of a bank may declare and pay a dividend from its undivided profits in an amount they consider expedient. The Board of Directors shall provide for the payment of all expenses, losses, required reserves, taxes, and interest accrued or due from the bank before the declaration of dividends from undivided profits. If dividends declared and paid in either of the two immediately preceding years exceeded net income for either of those two years respectively, the bank may not declare or pay any dividend in the current year that exceeds year-to-date net income except with the written consent of the Department of Financial Institutions Division of Banking.

       A bank's dividends may not in any way impair or diminish the capital of the bank other than by reducing undivided profits. If a dividend is paid that does not comply with this limitation, every shareholder receiving the dividend is liable to restore the full amount of the dividend unless the capital is subsequently made good. If the Board of Directors of a bank pays dividends when the bank is insolvent or in danger of insolvency, or not having reason to believe that there were sufficient undivided profits to pay the dividends, the members of the Board of Directors are jointly and severally liable to the creditors of the bank at the time of declaring dividends in an amount equal to twice the amount of the dividends.

        Federal regulators have authority to prohibit a bank from engaging in any action deemed by them to constitute an unsafe or unsound practice, including the payment of dividends.

       Holding Company Stock. It is the intention of the Board of Directors of the holding company to pay cash dividends on its common stock at least annually. Any dividend must be accompanied by a full explanation of the reasons for the dividend and the calculation of share value. Substantially all of the holding company's assets will consist of its investment in the bank, and immediately after the reorganization the availability of funds for dividends to be paid by the holding company will depend primarily upon the receipt of dividends from the bank. Dividends of the holding company will also be dependent on future earnings, the financial condition of the holding company and its subsidiaries, and other factors.

       Whether the dividends, if any, paid by the holding company in the future will be equal to, less than, or more than the dividends paid by the bank in the past cannot be predicted. However, it is unlikely that dividends paid by the holding company in the initial few years of operation would be significantly larger than the dividends paid by the bank in prior years. If the holding company incurs indebtedness, such as a loan to purchase holding company stock, bank dividends received by the holding company will be applied toward that indebtedness, at least in part, rather than be paid to holding company shareholders as dividends from the holding company.

       In addition to the foregoing, Wisconsin business corporations such as the holding company are prohibited by Wisconsin law from paying dividends while they are insolvent or if the payment of dividends would render them unable to pay debts as they come due in the usual course of business.

Market for the Stock

       In General: As of the date of this prospectus - proxy statement, the bank had 87 shareholders of record. No established public trading market exists for the bank stock. The stock is infrequently traded, and the current market for the stock is limited. The bank is prohibited by law from holding or purchasing more than 10% of its own shares except in limited circumstances.

       Similarly, there will be no established public trading market for holding company stock. Unlike the bank, however, the holding company will generally be able to purchase its own shares. As discussed below in "Restrictions on Transfer," the holding company is generally required to purchase its own shares unless the purchase would violate the law or the holding company determines that it is not in the best interests of the holding company or its shareholders to purchase the shares. In some circumstances, a bank holding company may not purchase its own shares without giving prior notice to the Federal Reserve Board. Specifically, if the holding company desires to purchase as much as 10% in value of its own stock in any 12-month period, it may be required in some instances to obtain approval for so doing from the Federal Reserve Board. Otherwise, the holding company is restricted by sound business judgment, its prior commitments, and the consolidated financial condition of the holding company and its subsidiaries. In no event may a Wisconsin corporation purchase its own shares when the corporation is insolvent or when such a purchase would make it insolvent.

       Restrictions on Transfer. If a shareholder wishes to transfer any of his or her shares of holding company stock, then pursuant to Article 5.B of its restated articles of incorporation, the holding company has imposed certain restrictions on the transfer of those shares. Shareholders should refer to Article 5.B of the restated articles, attached as Exhibit D. The following description does not purport to be a comprehensive statement of the terms of the restrictions on transfer of holding company stock.

  Shareholders of the holding company may not sell, transfer, assign, encumber, pledge, hypothecate, or in any way dispose of or alienate any of their shares, or any right, title or interest in the shares, whether voluntary or by operation of law, or by gift or otherwise, ("transfer") except in accordance with the restrictions on transfer contained in the holding company's restated articles and bylaws.

  However, subject to the 10% cap on ownership discussed below under "Restrictions on Ownership", there are no restrictions on any transfer:

         · between a shareholder and his or her extended family members, defined as husband, wife, child and descendants, siblings and descendants, and stepchild (but not descendants of stepchild) or

         · by a shareholder pursuant to a will or testamentary trust, or by operation of law upon the death of a shareholder,

  provided that the transferee in any such transfer is bound by all of the terms and conditions of Article 5.B of the restated articles.

  The holding company may give written consent to a sale of the shares only under circumstances where the requirements and procedures of the restated articles and bylaws of the holding company have been fulfilled. The holding company has a right and obligation to sell or transfer the shares only for the consideration and on the terms and conditions as set forth by the restated articles and bylaws of the holding company, which are set out below.

  In the event that a shareholder desires to transfer all or a portion of his or her shares of holding company stock, other than in a transaction of the type described in 2 above, the shareholder must give the holding company written notice of his or her intent to do so, stating in the notice the number of shares the shareholder proposes to transfer.

  The holding company must purchase or redeem all, but not less than all, of the shares for a price as determined by the formula contained in Article VI, Section 4 of the bylaws of the holding company, except if the exercise of this purchase or redemption by the holding company would:

         · violate any law, governmental rule or regulation, or

         · the holding company determines that it is not in the best interests of the holding company or its shareholders to purchase or redeem the Stock.

  In some circumstances, a bank holding company may not purchase its own shares without giving prior notice to the Federal Reserve Board. Specifically, if the holding company desires to purchase as much as 10% in value of its own stock in any 12-month period, it may be required in some instances to obtain approval for doing so from the Federal Reserve Board.

  If not all shares are purchased and/or redeemed by the holding company, the holding company must give notice to the remaining holding company shareholders of the number of shares being purchased and/or redeemed and the number of shares remaining available for sale to the other shareholders, subject to the restated articles and bylaws.

  Such remaining shares not purchased or redeemed by the holding company must be offered for sale to the shareholders and, as applicable, the general public in accordance with the procedures provided in the restated articles and bylaws.

  The shareholder desiring to transfer his shares may withdraw his offer to the holding company at any time prior to the holding company's acceptance of it or the holding company's notice to shareholders of available shares of stock for sale.

  The holding company must exercise its right to purchase or redeem the shares by giving written notice to the shareholder of its intent to acquire the shares redeemed, within forty-five (45) days following the receipt of the written notice from the shareholder, and any redemption or sale must be complete within sixty (60) days of receipt of notice.

  The price to be paid by the holding company to purchase or redeem the shares is provided in Article VI, Section 4 of the holding company's bylaws:

         · If a shareholder offers to sell his or her stock within one year of purchase by the shareholder, then the purchase / redemption price is 95% of Agreed Book Value.

         · If a shareholder offers to sell his or her stock after one year of purchase by the shareholder, then the purchase / redemption price is 100% of Agreed Book Value.

         · "Agreed Book Value" is defined as tier two (2) capital (including capital, surplus, undivided profits, a portion of loan loss reserve) plus any unrealized gains or minus any unrealized losses on securities based upon the most recent quarterly call report of the bank.

  After giving notice of an intended transfer of shares, the shareholder, unless requested by the other shareholders of the holding company holding a majority of the holding company's outstanding shares of stock, not including the shares of stock held by the shareholder, must refrain from participating as an officer, director or shareholder of the holding company with respect to the holding company's decision on whether or not to acquire the shares and, if so requested to participate, the shareholder shall cooperate with the other shareholders and the holding company in every reasonable way to effectuate the purposes of these transfer restrictions.

  Except as provided in the restated articles , the shareholder is bound by the restrictions and limitations imposed by Article 5.B after any notice of a desire to transfer is given and whether or not any such transfer actually occurs.

  As a condition precedent to the effectiveness of any transfer of shares to any person or entity, such transferee must agree in writing to be bound by all of the terms and conditions of Article 5.B of the restated article.

  Any offered shares that the holding company does not purchase / redeem must be offered to the remaining shareholders of the holding company and, as applicable, the general public in accordance with the procedures provided in Article 5.B.5 of the restated articles and Article VI, Section 5 of the bylaws:

         · First, current shareholders will have preemptive rights to purchase the shares offered for sale on a pro rata basis, based on the number of shares that each current shareholder then owns, also for a price as determined under the bylaws based on book value. For example, if the holding company notifies shareholders that 200 shares are for sale, then a shareholder that owns 10% of the outstanding stock of the holding company will have an opportunity to purchase 10% of the shares offered for sale (20 shares in total).

         · The holding company must give notice to the shareholders of the opportunity to exercise their preemptive rights to purchase the shares, and shall set a deadline no less than 15 days and no more than 30 days, for the shareholders to submit their request to purchase additional shares in exercising their right to purchase.

         · Any request to purchase shares shall indicate the number of shares that each shareholder desires to purchase, provided that a shareholder's request shall be limited to the amount of stock he or she is entitled to pursuant to his or her preemptive rights.

         · Generally, if a shareholder is entitled, pursuant to his or her preemptive rights, to purchase: 1) less than one full share, then that entitlement will be rounded up to one full share; 2) a full share plus one-half or more of another share, then that entitlement will be rounded up to the next full share; and 3) a full share plus less than one-half of another share, then that entitlement will be rounded down to the previous full share. In the event that the total preemptive rights as calculated according to the rounding procedure explained above exceeds the total number of available shares, the holding company shall round all shareholders' fractional entitlements down to the previous full share or, as applicable, no share.

         · Next, if any shares remain for sale after the shareholders have had an opportunity to exercise their preemptive rights, then the shares shall be offered for sale to current shareholders and the general public under the following drawing system:

                - Subject to compliance with applicable securities laws, notice of shares available to the public will be posted at the bank and shall be included in the monthly statements for bank customers, along with a deadline for making a request to purchase shares.

                - Any request to purchase shares must indicate the number of shares that each person desires to purchase.

                - All requests will be placed into a common container, and names will be chosen at random.

                - The first name chosen will be entitled to receive the greater of one percent (1%) of the original number of available shares for sale or one share.

                - If any shares remain, the next name chosen will be entitled to receive the greater of one percent (1%) of the original number of available shares for sale or one share.

                - The drawing will continue until all names are drawn, at which time all requests will be placed again into a common container again to continue the drawing until either no shares remain available for sale, or there are no further persons desirous of purchasing the remaining shares.

                - If additional shares remain after there are no remaining persons desiring to purchase the shares in the "drawing" system, then the offering shareholder must retain them unless the shareholder elects to reduce the sale price and rerun the entire transfer procedure delineated in the restated articles and bylaws.

                - The shareholder may, at any time, send another notice to the holding company of his or her desire to transfer the shares, in which case the entire procedure outlined above will begin again.

         · Shares sold pursuant to the exercise of preemptive rights or the "drawing" system must be sold at "100% of Agreed Book Value" as defined above.

       Restrictions on Ownership. Shareholders should refer to Article 5. B of the restated articles, attached as Exhibit D. The following description does not purport to be a comprehensive statement of the terms of the restrictions on ownership of holding company stock.

        Bank. There are no restrictions on ownership imposed by the bank's articles of incorporation or bylaws.

        Holding Company Stock. No shareholder may own more than 10‰ of the outstanding shares of the holding company. For purposes of this limitation, each shareholder shall be defined as including husband, wife and minor children. Stock owned, directly or indirectly, by or for a partnership, limited liability entity, corporation, trust estate, or any other entity, shall be considered as owned proportionately by its owners or beneficiaries. For example, if X, Y and Z are equal owners of a limited liability company that owns 12 shares of Stock, then each person shall be considered to own 4 shares of Stock. However, if X owns 50% of the limited liability company, and Y and Z each own 25% of the limited liability company, then X shall be considered to own 6 shares, and Y and Z shall be considered to own 3 shares each.

       If through inheritance, purchase or otherwise, a shareholder would receive holding company stock resulting in that shareholder owning an aggregate of more than 10%; of the outstanding shares of the holding company, then the holding company will only issue the shares necessary to allow that shareholder to have a 10% ownership interest. With respect to the shares amounting to more than a 10% ownership interest ("Excess Shares"), the holding company will treat such Excess Shares as if they were the subject of a written notice to the holding company of the shareholder's intent to transfer such Excess Shares pursuant to Article 5.B.2 of the restated articles . However, such Excess Shares are not to be considered the subject of an "offer" which may be withdrawn by the shareholder pursuant to Article 5.B.2 of the restated articles.

       In the event that the holding company offers some or all of the Excess Shares for sale to the remaining shareholders and / or the general public in accordance with the restated articles and the bylaws, if any Excess Shares remain after there are no further persons desirous of purchasing such Excess Shares, the shareholder shall be permitted to retain such remaining Excess Shares without regard to the total amount of Stock held by such shareholder, unless the shareholder elects to reduce the sale price of the Excess Shares and rerun the entire transfer procedure delineated in the restated articles and bylaws.

       Supermajority Provisions.

       Bank Stock.The bank's bylaws require a two-thirds (2/3) majority vote in order to amend either the articles or the bylaws.

       Holding Company Stock. Under the restated articles of incorporation, the provisions of the restated articles providing for: 1) the total amount of authorized stock of the holding company, 2) the restrictions on transfer and 3) the restrictions on ownership may be amended only by the affirmative vote of not less than two thirds (2/3) of the outstanding shares of voting stock of the holding company. Similarly, the bylaws may be amended only by the affirmative vote of not less than two thirds (2/3) of the outstanding shares of voting stock of the holding company. In addition, the bylaws may only be amended by a majority of directors if such action is based on a written order or directive from the Wisconsin Department of Financial Institutions, the Federal Deposit Insurance Corporation, or any other appropriate governmental authority, and only to the extent necessary to comply with the regulatory order, mandate or directive.

       Potential Antitakeover and Other Effects. The restrictions on transfer and ownership of holding company stock may make a change of management of the holding company more difficult, even if desired by a majority of shareholders.

       In particular, 1) the requirement that shares of stock be offered first to the holding company, second to the other holding company shareholders, and third to shareholders and/or the general public through notice at the bank and in bank customer statements, 2) the 10% cap on stock ownership, and 3) the fact that the shares can only be sold for 95% or 100% of "Agreed Book Value" instead of fair market value make acquisitions of large blocks of holding company stock by other buyers difficult and unlikely. These restrictions will also discourage tender offers, proxy contests, or other attempts to gain control of the holding company through the acquisition of voting stock. Shareholders who might support the takeover of the holding company in a given situation could only amend, alter or repeal these transfer and ownership restrictions by obtaining an affirmative vote of two-thirds of the issued and outstanding shares. Because of these effects, these provisions may limit shareholder participation in transactions such as tender offers.

       Whether these restrictions on transfer and ownership serve as an advantage to management or to shareholders depends on the particular circumstances. In a hostile tender offer, for example, members of management and shareholders who support the present ownership may benefit from the provision, while shareholders that want to participate in the tender offer might be disadvantaged.

       Reasons for the Restrictions on Transfer and Ownership. The Boards of Directors of the holding company and the bank believe that these restrictions on transfer and ownership are in the best interests of the holding company and its shareholders and the bank. One of the purposes of forming a holding company for the bank is to help the bank to continue under local control. The proposed restrictions effectuate this purpose by providing a mechanism for assuring local control of the holding company and the bank. In addition, the members of the shareholder committee (see "Recent Events") believe that these restrictions are necessary to reduce the power of the holding company's Board of Directors to acceptable levels in relation to the power of the shareholders.

       The proposal to form the holding company is not the result of bank management's knowledge of any specific effort to obtain control of the bank by means of a merger, tender offer, solicitation in opposition to management or otherwise. Nevertheless, the Boards of Directors are concerned that, without these provisions, local control of the bank may not be retained over the long term.

       Stock Certificates. Each certificate representing shares of holding company stock will have endorsed on such certificate a legend in substantially the following form:

The shares represented by this certificate and any sale, transfer, or other disposition thereof are restricted under and subject to the terms and conditions contained in Article 5 of the holding company's Restated Articles of Incorporation and in the bylaws of the holding company, copies of which are on file at the offices of the holding company.

       Any attempted or purported sale, transfer, assignment, encumbrance, pledge, hypothecation or other disposition or alienation of any of the shares of the stock by a shareholder in violation of Article 5 of the restated articles will be null, void and ineffectual, and will not operate to transfer any right, title or interest whatsoever in or to such shares of the stock.

Value

       As of February 28, 2001, the per share book value of the bank stock, according to the bank's internal financial statements, was $4,675.

       To the best knowledge of the bank, there have been 30 different transfers of bank stock, involving a total of 203 shares of bank stock, between February, 1996 and the date of this prospectus - proxy statement.

       The following is a listing of sales of bank stock known to the bank since February 1, 1996.

DATE	SHARES	PRICE PER SHARE
09/30/97	40	$1,031.00(1)
09/30/97	40	$1,031.00(1)
12/10/99	120	$4,240.00(2)
03/26/00	2	$4,240.00
07/31/00	3	$4,490.00
01/11/01	4	$4,650.00

(1)     The purchase price was determined based on internal discussion by bank management and past sales of bank stock in the general market. No outside valuation of the stock was done at the time, and the price was not based on the stock's estimated book value.
(2)     The purchase price was based on an outside valuation made specifically for the purpose of purchasing the 120 shares.

       One of the 09/30/97 sales listed above actually involved a sale of stock by the bank to seven different individuals. The 12/10/99 sale involved purchase of stock by the bank from one shareholder. All of the sales were conducted between non-family members. The remaining transfers of bank stock did not involve a sale of the stock.

       At least initially, the value of ten shares of holding company stock will be approximately equal to the value of one share of bank stock because each shareholder will receive ten shares of holding company stock for each share of bank stock. There is no assurance, however, that those values will remain equivalent, particularly if the holding company should acquire another bank or establish a non-banking subsidiary to conduct a banking-related business. Bank stock will not reflect the value of any other holding company subsidiaries that may be established in the future.

Restriction on Shares of Holding Company Stock Acquired by the Holding Company

       Holding Company. Once the holding company has purchased or redeemed a total of five percent (5%) or more of the outstanding shares of its stock, the holding company must offer all of the shares held by it for sale to the shareholders and/or the general public in the manner prescribed by Article 5.B.5 of the restated articles of incorporation and the bylaws (i.e. the preemptive rights and "drawing" procedures). See "Comparison of Bank Stock With Holding Company Stock - Market for the Stock - Restrictions on Transfer." Such offer for sale by the holding company must occur within forty-five (45) days of the date the holding company acquires five percent (5%) of the outstanding shares of the holding company.

       Upon the purchase or redemption by the holding company of a total of less than five percent (5%) of its outstanding shares, the holding company may in its discretion offer those shares for sale to the shareholders and/or the general public, again in the manner prescribed by Article 5.B.5 of the restated articles and in the bylaws of the holding company.

       Bank Stock. The bank's articles of incorporation and bylaws contain no comparable restriction on shares of bank stock acquired by the bank.

Reverse Stock Splits

       Holding Company Stock. There shall be no reverse stock split of the holding company's stock unless approved by an affirmative vote of at least two-thirds (2/3) of the shares of holding company issued and outstanding and entitled to vote, at any regular or special meeting of the shareholders and then only if notice of the proposed stock split is specifically contained in the notice of said meeting.

       Bank Stock. The bank's articles of incorporation and bylaws contain no comparable restriction on reverse stock splits of bank stock.

Other

       Liquidation Rights. The shareholders of the bank and the holding company are entitled to share pro rata in the net assets of the organization, after payment of all liabilities, if the organization is ever liquidated.

       Conversion Rights. Neither the bank stock nor the holding company stock is convertible into any other security.

       Call. Neither the bank stock nor the holding company stock is subject to any call or redemption rights on the part of the organization.

       Assessability. All of the bank and holding company stock issued or to be issued is or will be fully paid and nonassessable, except as provided by law. The Wisconsin Business Corporation Law imposes a statutory liability on shareholders of every corporation up to an amount equal to the par value of their shares, and to the consideration for which their shares without par value were issued, for all debts owing to employees of the corporation for services performed for such corporation, but not exceeding six months' service in any one case.

Supervision and Regulation

General

       Financial institutions and their holding companies are extensively regulated under federal and state law. Consequently, the growth and earnings performance of the holding company and the bank can be affected not only by management decisions and general economic conditions, but also by the statutes administered by, and the regulations and policies of, various governmental regulatory authorities including, but not limited to, the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Wisconsin Department of Financial Institutions Division of Banking, federal and state taxing authorities, and the Securities and Exchange Commission. The effect of such statutes, regulations and policies can be significant, and cannot be predicted with a high degree of certainty.

       Federal and state laws and regulations generally applicable to financial institutions and their holding companies regulate, among other things, the scope of business, investments, reserves against deposits, capital levels relative to operations, the nature and amount of collateral for loans, the establishment of branches, mergers, consolidations and dividends. The system of supervision and regulation applicable to the holding company and the bank establishes a comprehensive framework for their respective operations and is intended primarily for the protection of the Federal Deposit Insurance Corporation's deposit insurance funds and the depositors, rather than the shareholders, of the bank.

       The following references to material statutes and regulations affecting the holding company and the bank are brief summaries thereof and do not purport to be complete, and are qualified in their entirety by reference to such statutes and regulations. Any change in applicable law or regulations may have a material effect on the business of the holding company and the bank.

Banking Regulation

       The holding company, if the reorganization is successful, will be a bank holding company subject to the supervision of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. In accordance with Federal Reserve Board policy, the holding company will be expected to act as a source of financial strength to the bank and to commit resources to support the bank in circumstances where the holding company might not do so absent such policy. As a bank holding company, the holding company will be required to file with the Board of Governors annual reports and such additional information as the Board of Governors may require pursuant to the Bank Holding Company Act. The Board of Governors may make examinations of the holding company and its subsidiary. Because the bank will be chartered under Wisconsin law, the holding company will also be subject to the examination, supervision, reporting and enforcement requirements of the Wisconsin Department of Financial Institutions Division of Banking.

       The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Board of Governors before it may acquire direct or indirect ownership of more than five percent (5%) of the voting securities or substantially all of the assets of any bank. The Bank Holding Company Act limits the activities by bank holding companies to managing, controlling, and servicing their subsidiary banks and to engaging in non-banking activities which have been determined by the Board of Governors to be closely related to banking. Similarly, the Bank Holding Company Act, with specified exceptions relating to permissible non-banking activities, forbids holding companies from acquiring voting control (generally, 25% or more of the voting power) of any company which is not a bank. Some of the activities that the Board of Governors has determined by regulation to be closely related to banking are making or servicing loans, leasing real and personal property where the lease serves as the functional equivalent of an extension of credit, making investments in corporations or projects designed primarily to promote community welfare, acting as an investment or financial advisor, providing data processing services, and acting as an insurance agent or broker, as those activities are defined and limited by the regulation.

       Under the recent Gramm-Leach-Bliley Act of 1999, holding companies that qualify may elect to become "financial holding companies." As a result, such holding companies may engage in activities, and acquire companies engaged in activities, that are financial in nature or incidental to such financial activities. Such "financial holding companies" are also permitted to engage in activities that are complementary to financial activities if the Federal Reserve Board determines that the activity does not pose a substantial risk to the safety and soundness of depository institutions or to the financial system in general. In order to qualify as a "financial holding company," a holding company's subsidiary banks must be well managed, well capitalized, and have received at least a "satisfactory" Community Reinvestment Act ("CRA") rating at the most recent CRA examination. The list of activities that are considered "financial in nature" includes:

  Securities underwriting, dealing and market making.

  Insurance underwriting and agency activities.

  Merchant banking, which means that a "financial holding company" may directly or indirectly acquire or control any kind of ownership interest in an entity engaged in any kind of trade or business whatsoever.

  Insurance company portfolio investments.

       Subsidiary banks of a bank holding company are subject to restrictions imposed by the Federal Reserve Act on any extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof, and on the taking of such stock or securities as collateral for loans to any borrower. Further, under the Bank Holding Company Act and regulations of the Board of Governors, a bank holding company and its subsidiaries are prohibited from engaging in tie-in arrangements in connection with any extension of credit or provision of any property or services. The Board of Governors possesses cease and desist powers over bank holding companies and their non-banking subsidiaries if their actions represent an unsafe or unsound practice or a violation of law.

       The bank is a Wisconsin-chartered bank. Its deposit accounts are insured by the Federal Deposit Insurance Corporation. The bank is subject to the examination, supervision, reporting and enforcement requirements of the Wisconsin Department of Financial Institutions Division of Banking, as the chartering authority for Wisconsin banks, and the Federal Deposit Insurance Corporation. Areas subject to regulation by the authorities include reserves, investments, loans, mergers, issuance of securities, payment of dividends, establishment of branches, and other aspects of banking operations.

       The establishment of de novo interstate branches or the acquisition of individual branches of a bank in another state (rather than the acquisition of an out-of-state bank in its entirety) is allowed by the Riegle-Neal Act only if specifically authorized by state law. However, Wisconsin has not made such an authorization.

Capital Requirements for the Holding Company and the Bank

       The Federal Reserve Board and the Federal Deposit Insurance Corporation use capital adequacy guidelines in their examination and regulation of bank holding companies and banks. If capital falls below minimum guideline levels, a bank holding company may, among other things, be denied approval to acquire or establish additional banks or non-bank businesses.

       The Federal Reserve Board and the Federal Deposit Insurance Corporation's capital guidelines establish the following minimum regulatory capital requirements for bank holding companies: a risk-based requirement expressed as a percentage of total risk-weighted assets, and a leverage requirement expressed as a percentage of total assets. The risk-based requirement consists of a minimum ratio of total capital to a total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital (which consists principally of shareholders' equity). The leverage requirement consists of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly rated companies, with minimum requirements of 4% to 5% for all others.

       As of December 31, 2000, on a pro forma basis, the holding company's ratio of total capital to risk-weighted assets was 100%, its ratio of Tier 1 capital to risk-weighted assets was 100%, and its ratio of Tier 1 capital to average assets was 100%. Also as of December 31, 2000, the bank's ratio of total capital to risk-weighted assets was 35.5%, its ratio of Tier 1 capital to risk-weighted assets was 34.3%, and its ratio of Tier 1 capital to average assets was 20.1%.

       The risk-based and leverage standards presently used by the Federal Reserve Board and the Federal Deposit Insurance Corporation are minimum requirements, and higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual banking organizations. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions for example, Tier 1 capital less all intangible assets, well above the minimum levels.

       The Federal Reserve Board's regulations provide that the foregoing capital requirements will generally be applied on a bank-only (rather than a consolidated) basis in the case of a bank holding company with less than $150 million in total consolidated assets.

Federal Deposit Insurance Corporation Deposit Insurance Premiums

       The bank pays deposit insurance premiums to the Federal Deposit Insurance Corporation based on a risk-based assessment system established by the Federal Deposit Insurance Corporation for all institutions insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

Loan Limits to Borrowers

       Generally, under the Wisconsin Banking Law, a Wisconsin-chartered bank may make to any one borrower total loans and extensions of credit not fully secured by collateral having a market value at least equal to the loan in an amount not to exceed 20% of the capital of the bank. Bank holding companies are not subject to specific limitations on loans to one borrower. However, bank holding company lending activities require the prior approval of the Federal Reserve Board under Regulation Y.

Available Information

       The holding company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement (No. 333-93731) on Form S-4 under the Securities Act of 1933, for the registration of holding company stock to be issued in the reorganization. This prospectus - proxy statement constitutes the prospectus that was filed as a part of that registration statement.

       The bank currently is not subject to the requirements of the Securities Exchange Act of 1934 ("Exchange Act"), and files no reports or proxy statements with the SEC pursuant thereto. Because the holding company's duty to file reports pursuant to the section 15(d) of the Exchange Act arises solely from a registration statement:

  filed by an issuer with no significant assets;

  in a reorganization of a non-reporting company into a one subsidiary holding company; and

  in which equity security holders receive the same proportional interest in the holding company as they held in the non-reporting issuer except for changes resulting from the exercise of dissenting shareholder rights under state law, under Reg.ss.240.12h-3(d), the holding company will not have to file any periodic disclosure reports with the SEC at any time, even during the fiscal year in which the registration statement becomes effective.

       The holding company will voluntarily provide shareholders with reports of the same nature, and with the same frequency, as are provided by the bank to bank shareholders. Currently, the bank provides shareholders with an annual report consisting of a copy of the bank's current "Uniform Bank Performance Report." This report is computer-generated from the Federal Deposit Insurance Corporation data base, contains several years worth of data, and the data is presented in ratio, percentage and dollar formats.

       The bank is also required to file quarterly Consolidated Reports of Condition and Income with the Federal Deposit Insurance Corporation, and these are available to the public.

       The SEC maintains a Web site, http://www.sec.gov, that contains filings made electronically with the SEC, including those of the holding company.

Legal Matters

       Legal matters in connection with the reorganization will be passed upon for the holding company and the bank by Boardman, Suhr, Curry & Field LLP, One South Pinckney Street, 4th Floor, P.O. Box 927, Madison, Wisconsin 53701-0927.

EXHIBIT A

AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT and Plan of Reorganization ("Agreement") is made on _______________, 2001, by and between WAUMANDEE STATE BANK, a state banking organization ("Bank"), and WAUMANDEE BANCSHARES, LTD., a Wisconsin corporation ("Corporation").

RECITALS

      The parties consider it advantageous to form a one-bank holding company, which will be the Corporation, to own all of the outstanding stock of the Bank. To form the holding company, the Corporation will organize a wholly-owned subsidiary bank, called New Waumandee State Bank, a state banking organization ("New Bank"). New Bank will then merge with and into Bank, leaving Bank as the survivor, and converting the outstanding stock of Bank into stock of the Corporation, so that the shareholders of Bank will become the shareholders of the Corporation.

      This reorganization is comprised of the organization of New Bank and the merger of New Bank into Bank, as the surviving entity (the "merger"). Pursuant to the terms of this Agreement, and a Merger Agreement between Bank and New Bank (to be executed after New Bank is formed), as of the Effective Date of the Merger, each of the then issued and outstanding shares of Bank Common Stock ("Bank Common") will be converted into ten shares of the authorized but previously unissued common stock of the Corporation ("Corporation Common").

      NOW, THEREFORE, the parties do adopt this plan of reorganization and agree as follows:

  Merger. Subject to compliance with all requirements of law and the terms and conditions set forth in this Agreement, New Bank will be merged with and into Bank.

          (a)   Effective Date; Surviving Bank. The Effective Date of this Merger (the "Effective Date") shall be the date set forth in the Merger Agreement. At the Effective Date, New Bank shall be merged with and into Bank, the separate existence of New Bank shall cease and Bank, as the surviving corporation (the "Surviving Bank"), shall succeed to and possess all of the properties, rights, privileges, immunities, and powers, and shall be subject to all the liabilities, obligations, restrictions, and duties, of Bank and New Bank.

          (b)  Charter Number. The charter number of the Bank shall be the charter number of the Surviving Bank.

          (c)   Articles of Incorporation; Name. From and after the Effective Date and until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Bank shall be the Articles of Incorporation of Bank, as amended or restated, and the name of Surviving Bank shall be that of Bank.

          (d)  Bylaws. From and after the Effective Date and until thereafter amended as provided by law, the Bylaws of Bank in effect immediately prior to the Effective Date shall constitute the Bylaws of Surviving Bank.

          (e)  Directors and Officers. From and after the Effective Date and until their respective successors are elected, the members of the Board of Directors and the officers of Surviving Bank shall consist of those persons who are serving as directors and officers of Bank immediately prior to the Effective Date.

          (f)  Conversion of Stock. As of the Effective Date, by virtue of the merger and without any action on the part of the shareholders of Bank, all of the Bank Common outstanding immediately prior to the Effective Date shall cease to exist and shall be converted into Corporation Common, at the rate of ten (10) shares of Corporation Common for each one (1) share of Bank Common. As of the Effective Date, by virtue of the merger and without any action on the part of the shareholder of New Bank, all of the New Bank common stock outstanding immediately prior to the Effective Date shall cease to exist.

          (g)  Transmittal Procedure. Bank will close its transfer records on a date twenty (20) days prior to the Effective Date for a period through and including the Effective Date. When the Effective Date is established, the date of closing of transfer records will also be set, and the shareholders of Bank will be notified of such. Bank will make every reasonable effort to have its shareholders of record tender their certificates for Bank Common to the Exchange Agent at least three (3) days prior to the Effective Date. Bank will serve as the Exchange Agent for this transaction. On the Effective Date, the Corporation shall provide to Bank, and Bank shall mail or deliver to its shareholders, stock certificates of Corporation Common to which those shareholders are entitled by reason of the merger; provided, however, that no Corporation Common certificate shall be mailed or delivered to a Bank shareholder who is eligible to exercise dissenter's rights or who has not delivered to Bank all certificates of Bank Common owned by such shareholder (or if a certificate has been lost, an indemnity bond or other agreement satisfactory to the Corporation).

          Until so delivered to Bank, each outstanding certificate which prior to the Effective Date represented shares of Bank Common will be deemed for all purposes to evidence only the right to receive the ownership of the shares of Corporation Common into which such Bank Common has been converted; provided, however, that until such Bank Common certificates are so delivered to Bank, no dividend payable on Corporation Common at any time after the Effective Date shall be paid to the holder of such undelivered certificate. Upon the delivery of such certificate after the Effective Date, the Corporation shall pay, without interest, any unpaid dividends by reason of the preceding sentence to the record holder thereof, and Bank shall deliver the stock certificate for Corporation Common.

          (h)   Dissenting Shares of Bank. If any shares of Bank Common are dissenting shares, Bank shall proceed according to applicable law to determine and pay the fair value of those dissenting shares. "Dissenting shares" shall mean each outstanding share of Bank Common as to which the holder has strictly complied with the provisions of applicable law in order effectively to withdraw from Bank and obtain the right to receive the fair value of his or her shares of Bank Common.

          As of the Effective Date or the date that the last action is taken to exercise dissenter's rights, whichever is later, dissenting shares shall, by virtue of the merger, cease to represent any ownership interest or ownership rights to the Bank or the Corporation, and shall be converted into the right to receive fair value of those shares as provided by law.

          (i)   Business. From and after the Effective Date, the business of the Surviving Bank shall be that of a state bank, conducted at the offices of Bank where located immediately prior to the Effective Date.

          (j)   Assets and Liabilities. From and after the Effective Date, the Surviving Bank shall be liable for all liabilities of New Bank and Bank; and all deposits, debts, liabilities, and contracts of New Bank and Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of New Bank or Bank, shall be those of the Surviving Bank and shall not be released or impaired by reason of the merger; and all rights of creditors and other obligees and all liens on property of either New Bank or Bank shall be preserved unimpaired. Further, all rights, franchises and interests of New Bank and Bank, respectively, in and to every type of property (real, personal and mixed) and choices in action shall be transferred to and vested in Surviving Bank by virtue of such merger without any deed or other transfer, and Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests in every fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by New Bank and Bank, respectively, on the Effective Date.

          (k)   Tax Consequences. The parties intend and desire that the merger shall be treated for income tax purposes as a reverse triangular merger under Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code. The parties shall act in all respects consistently with that intent.

          (l)   Shareholder Approvals. This Agreement and Plan of Reorganization will be submitted to the respective shareholders of Bank and New Bank for ratification and confirmation at shareholder meetings to be called and held in accordance with the applicable provisions of law and the respective Articles of Incorporation and Bylaws of Bank and New Bank. Each shareholder meeting shall be called as soon as reasonably possible. Bank and New Bank will proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the merger. The Corporation, as sole shareholder of New Bank, shall vote its stock in New Bank to approve the merger and the transactions set forth in this Agreement.

          (m)  Regulatory Approvals. The parties shall prepare and submit for filing any and all applications, filings, and registrations with, and notifications to, all federal and state authorities required for the merger to be consummated as contemplated by this Agreement. Thereafter, the parties shall pursue all such applications, filings, registrations, and notifications diligently and in good faith, and shall file such supplements, amendments, and additional information in connection therewith as may be reasonably necessary for the merger to be consummated.

          (n)   Merger Agreement. The Corporation shall form New Bank promptly following execution of this Agreement and shall cause New Bank to execute the Merger Agreement attached hereto as Exhibit A. Within three days after execution by New Bank, Bank shall execute the Merger Agreement.

  Representations and Warranties by Bank. Bank represents and warrants to the Corporation that this Agreement has been approved by the Board of Directors of Bank, and upon approval by the shareholders of Bank will be fully authorized by all necessary corporation action.

  Representations and Warranties by the Corporation. The Corporation represents and warrants to Bank that the shares of the Corporation Common to be delivered to Bank shareholders pursuant to this Agreement will, upon issuance, be duly and validly authorized and issued and fully paid and nonassessable voting shares, except as otherwise required by law, and will constitute all of the issued and outstanding shares of the Corporation as of the Effective Date.

  Closing. Subject to the satisfaction of all closing conditions contained herein or their waiver, the closing shall occur on the Effective Date, which will be within thirty (30) days after the satisfaction of the last closing condition. The Closing shall take place at the offices of Bank, or at such other place as the Corporation and Bank may hereafter agree.

  Conditions to Obligations of Both Parties. The obligations of each party to be performed on the Effective Date shall be subject to the following conditions unless waived in writing by the parties:

          (a)  Regulatory Approval. On or before the Effective Date, Bank shall have received the approval from those regulatory agencies whose approval of the merger is required and any mandatory waiting period(s) associated with such approval(s) shall have expired.

          (b)  No Litigation. At the Effective Date, no litigation or governmental investigation shall have been commenced or, to the best knowledge of the Corporation or Bank, threatened or proposed, which would have a material, adverse effect on the value of Bank or an adverse effect on the ability of any party to close this transaction, or which arises out of or concerns the transactions contemplated by this Agreement.

          (c)  Closing Not Later Than June 30, 2001. The closing of the transactions contemplated hereunder shall have occurred on or before June 30, 2001, unless such date is extended by mutual written agreement of the parties.

          (d)   Shareholder Approval. This Agreement shall have been approved and adopted by the shareholders of Bank and of New Bank in such manner as required by law.

          (e)  Tax Opinion. The parties shall have received a written opinion of tax counsel that the transactions contemplated by this Agreement and the Merger Agreement will constitute a tax-free reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code with respect to those shareholders of Bank who will receive Corporation Common in the merger.

          (f)   Securities Law Compliance. The Corporation Common stock to be issued in the merger shall have been registered, qualified or exempted under all applicable federal and state securities laws, and there shall have been no stop order issued or threatened by the SEC or any state that suspends the effectiveness of any such registration, qualification, or exemption.

  Conditions to Obligations of Corporation and New Bank. The obligations of the Corporation and New Bank to be performed on the Effective Date shall be subject to the following conditions unless waived in writing by the Corporation and New Bank:

          (a)  Representations and Warranties True; Covenants and Obligations Performed. All representations and warranties of Bank shall be true and correct in all material respects on the Effective Date, and Bank shall have performed all acts required of it under the terms of this Agreement.

          (b)   Dissenting Shares. There shall be not more than ten percent (10%) of the total outstanding shares of Bank that as of the Effective Date are eligible to elect dissenter's rights by reason of having complied with the procedures required by applicable law.

          (c)   No Material Adverse Change. The assets, business, operation, and prospects of Bank shall not have been materially and adversely affected by a loss or destruction not fully compensated by insurance, by any governmental proceeding or action, or by any other event or occurrence, which in the reasonable judgment of the Corporation would defeat or frustrate the purposes of the reorganization or otherwise make the reorganization undesirable.

  Conditions to Obligations of Bank. The obligations of Bank to be performed on the Effective Date shall be subject to the following conditions unless waived in writing by Bank: all representations and warranties of the Corporation shall be true and correct in all material respects on the Effective Date, and the Corporation and New Bank shall have performed all acts required of them under the terms of this Agreement.

  Additional Covenants of the Parties.

          (a)   Cooperation. The parties will fully cooperate with each other and their respective counsels and accountants in connection with any steps to be taken as part of their obligations under this Agreement, including without limitation, the preparation of financial statements and the supplying of information in connection with the preparation of regulatory applications.

          (b)   Expenses. All costs and expenses and charges incurred by a party hereto shall be borne by such party, including the fees of their respective accountants and attorneys; provided, however, that if the merger is not consummated for any reason, all costs and expenses incurred by the Corporation and New Bank shall be paid by Bank.

          (c)  Affiliates. The parties acknowledge that (i) shares of Corporation Common received in the reorganization by persons who are affiliates of the parties for purposes of Rule 145, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, are subject to certain restrictions on the public resale of such shares; (ii) certificates evidencing shares of Corporation Common received by affiliates pursuant to the reorganization shall carry a legend referring to Rule 145 and the transfer restrictions imposed thereunder; and (iii) such shares shall be subject to stop-transfer instructions to the Corporation's transfer agent. For purposes of Rule 145 an "affiliate" means a person who was, as of the date of consummation of the reorganization, an executive officer of Bank, or a director of Bank, or a person deemed to control Bank (including without limitation a Bank shareholder owning more than 10% of the Bank stock outstanding). Neither Bank nor the Corporation is obligated to register shares of Corporation Common for resale, and any such registration shall be at the expense and instance of any shareholder, including an affiliate, desiring such registration.

  Termination. This Agreement and merger may be terminated and abandoned upon prompt written notice to the other party before the Effective Date, notwithstanding authorization and adoption of this Agreement by the shareholders of one or both of Bank and New Bank:

          (a)   By mutual consent of Bank and the Corporation through their Boards of Directors;

          (b)   By Bank at any time after ____________ (or such later date as shall have been agreed to in writing by the parties) if any of the conditions provided for in Paragraphs 5 or 7 of this Agreement have not been met and have not been waived in writing by Bank; or

          (c)   By the Corporation at any time after ____________ (or such later date as shall have been agreed to in writing by the parties) if any of the conditions provided for in Paragraphs 5 or 6 of this Agreement have not been met and have not been waived in writing by the Corporation.

  Miscellaneous.

          (a)   Assignment. This Agreement and the rights, interests, and benefits hereunder shall not be assigned, transferred, or pledged in any way, and shall not be subject to execution, attachment, or similar process. Any attempt to assign, transfer, pledge, or make any other disposition of this Agreement or of the rights, interests, and benefits contrary to the foregoing provision, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

          (b)  Waiver. No failure or delay of any party in exercising any right or power given to it under this Agreement shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach. No waiver of any breach or modification of this Agreement shall be effective unless contained in a writing executed by both parties.

          (c)  Entire Agreement. This Agreement supersedes any other representations or agreement, whether written or oral, that may have been made or entered into by the Corporation, Bank, New Bank or by any officer or officers of such parties relating to the acquisition of Bank, or its assets or business, by the Corporation. This Agreement constitutes the entire agreement by the parties, and there are no agreements or commitments except as set forth herein.

          (d)   Amendment. This Agreement may be modified or amended only by a written agreement executed by duly authorized officers of both parties.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

ATTEST:	WAUMANDEE STATE BANK

_________________________________	By:______________________________

ATTEST:	WAUMANDEE BANCSHARES, LTD.

_________________________________	By:______________________________

EXHIBIT A
MERGER AGREEMENT

        MERGER AGREEMENT ("Merger Agreement") made this _____ day of __________________, ____, by and between WAUMANDEE STATE BANK, a state banking organization ("Bank"), and NEW WAUMANDEE STATE BANK, a state banking organization ("New Bank").

WITNESSETH

        WHEREAS, Bank and Waumandee Bancshares, Ltd. ("Corporation") have entered into an Agreement and Plan of Reorganization dated __________________ ("Agreement"), pursuant to which Bank has agreed to merge with the Corporation's wholly-owned subsidiary, New Bank, in a reverse triangular merger; and

        WHEREAS, Bank and New Bank wish to agree on the terms of the merger now that New Bank has been formed;

        NOW, THEREFORE, the parties agree as follows:

  Incorporation of Plan of Reorganization. The terms and conditions of the Agreement are incorporated herein by reference in their entirety, and made a part of this Merger Agreement with the same effect as if New Bank had been a party to the Agreement.

  Cooperation. New Bank shall cooperate with Bank to achieve a prompt consummation of the transactions contemplated in the Agreement, and shall perform all actions necessary or convenient to be performed by it for that purpose.

  Articles of Incorporation. Effective as of the time this merger shall become effective as specified in the Agreement, the articles of incorporation of that bank resulting from the merger of Bank and New Bank shall read in their entirety as stated in the attached Articles of Incorporation.

  Capital Stock. The amount of capital stock of New Bank shall be $5,000, divided into 5,000 shares of common stock, each of $1.00 par value. At the time the merger shall become effective (and after the temporary capitalization of the interim bank has been returned to the Corporation), the resulting bank shall have $____________ in capital, a surplus of $____________, and undivided profits of $____________, adjusted, however, for earnings and expenses between ___________, and the Effective Date of the merger.

  Effective Date. The Effective Date of the Merger shall be ______________.

        IN WITNESS WHEREOF, the parties have executed this Merger Agreement by their proper corporate officers duly authorized to execute this Agreement, as of the date first above written.

ATTEST:	WAUMANDEE STATE BANK

_________________________________	By:______________________________

ATTEST:	NEW WAUMANDEE STATE BANK

_________________________________	By:______________________________

EXHIBIT B

TAX OPINION OF BOARDMAN, SUHR, CURRY & FIELD

SPECIMEN

--------------------, ----

The Board of Directors
Waumandee Bancshares, Ltd.
P.O. Box 69
1606 Commercial Street
Waumandee, WI 54614-0069

The Board of Directors
Waumandee State Bank
P.O. Box 69
1606 Commercial Street
Waumandee, WI 54614-0069

        You have requested that we render an opinion as to the tax consequences to Waumandee Bancshares, Ltd. ("Holding Company"), Waumandee State Bank ("Bank"), New Waumandee State Bank ("New Bank"), and the shareholders ("Shareholders") of the Bank of a corporate reorganization to form a one-bank holding company, as described in an Agreement and Plan of Reorganization dated _______________, ____, between the Holding Company and the Bank ("Agreement") and in a certain Prospectus/Proxy Statement dated February 29, 2000.

        We acknowledge that this opinion is provided for the benefit and guidance of the Holding Company and Bank.

        In making this opinion, we have relied on the Agreement, the Prospectus/Proxy Statement, the Merger Agreement (to be executed between the Bank and the New Bank), and on the truth and completeness of the warranties, representations, statements and facts contained in those documents. We have also relied upon the truth and completeness of the following representations of the Holding Company and the Bank:

  The fair market value of the Holding Company stock received by each Bank shareholder will be approximately equal to the fair market value of the Bank stock surrendered in the exchange.

  There is no plan or intention by the shareholders of the Bank who own one percent (1%) or more of the Bank stock, and to the best of the knowledge of the management of the Bank, there is no plan or intention on the part of the remaining shareholders to sell, exchange, or otherwise dispose of a number of shares of Holding Company stock received in the transaction that would reduce the shareholders' ownership of Holding Company stock to a number of shares having a value, as of the date of the transaction, of less than fifty percent (50%) of the value of all of the formerly outstanding Bank stock as of the same date. For purposes of this representation, shares of Bank stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Holding Company stock will be treated as outstanding Bank stock on the date of the transaction. Moreover, shares of Holding Company stock held by Bank shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the transaction will be considered in making this representation.

  Bank shareholders will receive Holding Company stock in exchange for at least 80% of the Bank stock authorized immediately prior to the transaction.

_____________________, _______

  Bank will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the New Bank immediately prior to the transaction. For purposes of this representation, amounts paid by the New Bank to dissenters, amounts paid by the New Bank to shareholders who receive cash or other property, New Bank assets used to pay its reorganization expenses, and all redemption and distributions (except for regular, normal dividends) made by the New Bank immediately preceding the transfer, will be included as assets of the Bank held immediately prior to the transaction.

  Prior to the transaction, the Holding Company will own stock of the New Bank possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the New Bank.

  Following the transaction, the Bank will not issue additional shares of its stock that would result in the Holding Company owning stock of the Bank possessing less than 80% of the total combined voting power of all classes of stock entitled to vote and less than 80% of the total number of shares of all other classes of stock of the New Bank.

  The Holding Company has no plan or intention to reacquire any of its stock issued in the transaction.

  The Holding Company has no plan or intention to liquidate the Bank; to merge the Bank with and into another bank or corporation; to sell or otherwise dispose of the stock of the Bank; or to cause the Bank to sell or to otherwise dispose of any of the New Bank's assets acquired in the transaction, except for dispositions made in the ordinary course of business.

  The liabilities of the New Bank assumed by the Bank, and the liabilities to which the transferred assets of the New Bank are subject, were incurred by the New Bank in the ordinary course of its business.

  Following the transaction, the Bank will continue the historic business of the New Bank or use a significant portion of the New Bank's business assets in a business.

  The Holding Company, the New Bank, the Bank, and the shareholders will pay their respective expenses, if any, incurred in connection with the transaction.

  There is no intercorporate indebtedness existing between the Holding Company and the Bank or between the New Bank and the Bank that was issued, acquired or will be settled at a discount.

  No two parties to the transaction are investment companies. "Investment Company" for this purpose is defined as a regulated investment company, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are assets held for investment.

  The New Bank is not under the jurisdiction of a court in a Title 11 (bankruptcy) case or a receivership, foreclosure, or similar proceeding in a Federal or State Court.

  The fair market value of the assets of the New Bank transferred to the Bank will equal or exceed the sum of the liabilities assumed by the Bank, plus the amount of liabilities, if any, to which the transferred assets are subject.

  No stock of the New Bank will be issued in the transaction.

        We have not undertaken to verify independently any of the factual matters upon which we rely in providing this opinion. Moreover, we have assumed that no changes have occurred or will occur with respect to the documents described above or the representations set forth in paragraphs 1 through 15 above.

_____________________, _______

        Based upon and subject to the foregoing, it is our opinion under current law that for federal and State of Wisconsin income tax purposes:

  The proposed merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and Chapter 71 of the Wisconsin Statutes. The reorganization will not be disqualified by reason of the fact that Holding Company common stock is used in the transaction. (Internal Revenue Code Section 368(a)(2)(E).)

  No gain or loss will be recognized to the New Bank on the transfer of substantially all of its assets to the Bank in exchange for Holding Company common stock and the assumption by the Bank of the liabilities of the New Bank.

  No gain or loss will be recognized to the Holding Company or the Bank upon the receipt by the Bank of substantially all of the assets of the new Bank in exchange for Holding Company common stock and the assumption by the Bank of the liabilities of the New Bank.

  The basis of the New Bank assets in the hands of the Bank will be the same as the basis of those assets in the hands of the New Bank immediately prior to the proposed transaction.

  The holding period of the assets of the New Bank in the hands of the Bank will include the period during which such assets were held by the New Bank.

  The basis of the Bank stock in the hands of the Holding Company will be increased by an amount equal to the basis of the New Bank assets acquired by the Bank in the transaction, and will be decreased by the amount of liabilities of the New Bank assumed by the Bank and the amount of liabilities to which the acquired assets of the New Bank are subject.

  No gain or loss will be recognized by the shareholders on the exchange of their Bank common stock for Holding Company common stock; provided, however, that no opinion is expressed with respect to Bank shareholders who dissent from the transaction and receive cash for their Bank stock.

  The income tax basis of the Holding Company common stock to be received by the shareholders will be the same as the basis of the Bank common stock surrendered in exchange.

  The holding period of the Holding Company common stock to be received by the shareholders will include the period during which the Bank common stock surrendered in exchange was held, provided that the Bank common stock is held as a capital asset on the date of the exchange.

        Our opinion is limited to specific issues addressed. We express no opinion and make no representation, and no inference is intended or should be drawn from any statement in this letter, as to any other issues involving the transaction.

_____________________, _______

        We hereby consent to the use of this opinion as Exhibit B of the Prospectus - Proxy Statement and as Exhibit 8 to the S-4 Registration Statement filed with the Securities and Exchange Commission in connection with the reorganization.

BOARDMAN, SUHR, CURRY & FIELD LLP

EXHIBIT C

SECTIONS 221.0706 THROUGH 221.0718
OF THE WISCONSIN STATUTES

Wisconsin Acts (Advance) 1995 WISCONSIN ACT 336

October 16, 1996

221.0706 Right to dissent. (1) MANDATORY DISSENTERS' RIGHTS. A shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the issuer bank is a party.

(b) Consummation of a plan of share exchange if the issuer bank's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

(c) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, the bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

(2) PERMISSIVE DISSENTERS' RIGHTS. The articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

(a) Alters or abolishes a preferential right of the shares.

(b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

(c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

(d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

(e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 221.0506.

(3) RIGHTS OF DISSENTER. A shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 221.0701 to 221.0718 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer bank.

221.0707 Dissent by shareholders and beneficial shareholders. (1) PARTIAL EXERCISE OF DISSENTERS' RIGHTS. A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the bank in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder, who asserts dissenters' rights under this subsection as to fewer than all of the shares registered in his or her name, are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(2) RIGHTS OF BENEFICIAL SHAREHOLDERS. A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

(a) Submits to the bank the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.

(b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

221.0708 Notice of dissenters' rights. (1) ACTION AT SHAREHOLDER MEETING. If proposed corporate action creating dissenters' rights under s. 221.0706 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights under ss. 221.0701 to 221.0718 and shall be accompanied by a copy of those sections.

(2) ACTION WITHOUT SHAREHOLDER VOTE. If corporate action creating dissenters' rights under s. 221.0706 is authorized without a vote of shareholders, the bank shall notify, in writing and in accordance with s. 221.0103, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 221.0710.

221.0709 Notice of intent to demand payment. (1) METHOD OF ASSERTING DISSENTERS' RIGHTS. If proposed corporate action creating dissenters' rights under s. 221.0706 is submitted to a vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:

(a) Deliver to the issuer bank before the vote is taken written notice that complies with s. 221.0103 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.

(b) Refrain from voting his or her shares in favor of the proposed action.

(2) FAILURE TO COMPLY. A shareholder or beneficial shareholder who fails to comply with sub. (1) is not entitled to payment for his or her shares under ss. 221.0701 to 221.0718.

221.0710 Dissenters' notice. (1) WHEN REQUIRED. If a proposed corporate action creating dissenters' rights under s. 221.0706 is authorized at a shareholders' meeting, the bank shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 221.0709 (1).

(2) TIMING AND CONTENT OF NOTICE. The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable, and all necessary regulatory approvals are obtained. The dissenters' notice shall comply with s. 221.0103 and shall include or have attached all of the following:

(a) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

(b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

(c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.

(d) A date by which the bank must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.

(e) A copy of ss. 221.0701 to 221.0718.

221.0711 Duty to demand payment. (1) MANNER OF DEMANDING PAYMENT. A shareholder or beneficial shareholder who is sent a dissenters' notice described in s. 221.0710, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in s. 221.0710, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under s. 221.0710 (2) (c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

(2) EFFECT OF DEMAND ON HOLDERS OF CERTIFICATED SHARES. A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

(3) EFFECT OF FAILURE TO DEMAND. A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice, is not entitled to payment for his or her shares under ss. 221.0701 to 221.0718.

221.0712 Restriction on uncertificated shares. (1) WHEN TRANSFER RESTRICTIONS PERMITTED. The issuer bank may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 221.0714.

(2) EFFECT OF DEMAND ON HOLDERS OF UNCERTIFICATED SHARES. The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

221.0713 Payment. (1) WHEN PAYMENT MADE. Except as provided in s. 221.0715, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the bank shall pay each shareholder or beneficial shareholder who has complied with s. 221.0711 the amount that the bank estimates to be the fair value of his or her shares, plus accrued interest.

(2) MATERIAL TO ACCOMPANY PAYMENT. The payment shall be accompanied by all of the following:

(a) The bank's latest available financial statements, including a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

(b) A statement of the bank's estimate of the fair value of the shares.

(c) An explanation of how the interest was calculated.

(d) A statement of the dissenter's right to demand payment under s. 221.0716 if the dissenter is dissatisfied with the payment.

(e) A copy of ss. 221.0701 to 221.0718.

221.0714 Failure to take action. (1) ACTION NOT TAKEN. If an issuer bank does not effectuate the corporate action within 60 days after the date set under s. 221.0710 for demanding payment, the issuer bank shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) ACTION TAKEN AT A LATER DATE. If, after returning deposited certificates and releasing transfer restrictions, the issuer bank effectuates the corporate action, the bank shall deliver a new dissenters' notice under s. 221.0710 and repeat the payment demand procedure.

221.0715 After-acquired shares. (1) WITHHOLDING FOR AFTER-ACQUIRED SHARES. A bank may elect to withhold payment required by s. 221.0713 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under s. 221.0710 (2) (c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) PAYMENT. To the extent that the bank elects to withhold payment under sub. (1) after effectuating the corporate action, the bank shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The bank shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under s. 221.0716 if the dissenter is dissatisfied with the offer.

221.0716 Procedure if dissenter is dissatisfied with payment or offer. (1) RIGHTS OF DISSENTER. A dissenter may, in the manner provided in sub. (2), notify the bank of the dissenter's estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, less any payment received under s. 221.0713, or reject the offer under s. 221.0715 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

(a) The dissenter believes that the amount paid under s. 221.0713 or offered under s. 221.0715 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

(b) The bank fails to make payment under s. 221.0715 within 60 days after the date set under s. 221.0710 for demanding payment.

(c) The issuer bank, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 221.0710 for demanding payment.

(2) WAIVER OF RIGHTS. A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the bank of his or her demand under sub. (1) in writing within 30 days after the bank makes or offers payment for his or her shares. The notice shall comply with s. 221.0103.

221.0717 Court action. (1) WHEN SPECIAL PROCEEDING REQUIRED. If a demand for payment under s. 221.0716 remains unsettled, the bank shall bring a special proceeding within 60 days after receiving the payment demand under s. 221.0716 and petition the court to determine the fair value of the shares and accrued interest. If the bank does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) WHERE PROCEEDING TO BE BROUGHT. The bank shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the bank is a foreign bank without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer bank that merged with or whose shares were acquired by the foreign bank.

(3) PARTIES TO THE PROCEEDING. The bank shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

(4) JURISDICTION. The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) JUDGEMENTS. Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

(a) The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the bank.

(b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenters' notice under s. 221.0710 (2) (c), for which the bank elected to withhold payment under s. 221.0715.

221.0718 Court costs and counsel fees. (1) ASSESSMENT OF AND LIABILITY FOR COSTS. (a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 221.0717 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the bank, except as provided in par.(b).

(b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 221.0716.

(2) WHEN LIABLE FOR FEES AND COSTS. The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

(a) Against the bank and in favor of any dissenter if the court finds that the bank did not substantially comply with ss. 221.0708 to 221.0716.

(b) Against the bank or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

(3) PAYMENT OF COUNSEL AND EXPERTS FROM RECOVERY. Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

EXHIBIT D

RESTATED ARTICLES OF INCORPORATION AND BYLAWS
OF WAUMANDEE BANCSHARES, LTD.

RESTATED ARTICLES OF INCORPORATION
Stock (for profit)

        Executed by the undersigned for the purpose of forming a Wisconsin for-profit corporation under Chapter 180 of the Wisconsin Statutes repealed and recreated by 1989 Wis. Act 303:

        ARTICLE 1. Name of Corporation: Waumandee Bancshares, Ltd.

        ARTICLE 2. The Corporation shall be authorized to issue 10,800 shares.

        ARTICLE 3. The street address of the initial registered office is: P.O. Box 959, S2021 County Road U, Waumandee, WI 54614-0069.

        ARTICLE 4. The name of the initial registered agent at the above registered office is: Paul R. Lorenz

        ARTICLE 5. Other provisions (OPTIONAL):

               Article 5 continued on attached pages incorporated by reference.

        ARTICLE 6. Executed on _____________________.

        Name and complete address of each incorporator:

        John E. Knight
        Boardman, Suhr, Curry & Field LLP
        P.O. Box 927
        Madison, Wisconsin 53701-0927

/s/ John E. Knight
(Incorporator Signature)

This document was drafted by John E. Knight.

DFI CORP FILE ID NO. _____________
Document stamped Received __________________, ___ p.m. by State of Wisconsin, Department
of Financial Institutions. Document stamped Filed ________________, by State of Wisconsin, Department of Financial Institutions.

WAUMANDEE BANCSHARES, LTD.
RESTATED ARTICLES OF INCORPORATION

Article 5.       (Additional provisions for this Corporation)

  Board of Directors. The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

C. Michael Chambers	Paul R. Lorenz
76 North Belvedere Street	110 Jefferson Street
Buffalo City, WI 54622	Fountain City, WI 54629

William M. Christ	Gary U. Pronschinske
W287 Christ Road	S2376 Rose Valley Road
Independence, WI 54747	Cochrane, WI 54622

Gerald R. Wojchik
S2015 Wojchik Valley Road
Cochrane, WI 54622

  Transfer Restrictions.
  Shareholders of the Corporation's capital stock, herein the "Stock," may not sell, transfer, assign, encumber, pledge, hypothecate, or in any way dispose of or alienate any of their shares of the Stock, or any right, title or interest therein, whether voluntary or by operation of law, or by gift or otherwise, herein referred to as a "transfer", without the prior written consent of the Corporation. Provided, however, that, subject to Article 5.B.6 hereunder, the prior written consent of the Corporation shall not be required as to any transfer (a) between a Shareholder and his or her extended family members, defined as husband, wife, stepchildren, child and descendants, siblings and descendants, or (b) by a Shareholder pursuant to a will or testamentary trust, or by operation of law upon the death of a Shareholder, provided that as a condition precedent to the effectiveness of the transfers described herein, the transferee in any such transfer shall be bound by all of the terms and conditions of this Article 5.B.

  The Corporation shall give written consent to a sale of the Stock only under circumstances where the requirements and procedures of these Articles and the Bylaws of the Corporation have been fulfilled. The Corporation shall have a right and obligation to sell or transfer the Stock for the consideration and on the terms and conditions as set forth by these Articles and the Bylaws of the Corporation. In the event that a Shareholder desires to transfer his or her shares of Stock, or any portion of it, other than in a transaction of the type described in B.1. above, the Shareholder, first, shall give the Corporation written notice of his or her intent to do so, stating in the notice the number of shares the Shareholder proposes to transfer. The Corporation must purchase or redeem all, but not less than all, of the shares for consideration as determined by the formula contained in Article VI, Section 4 of the Bylaws of the Corporation, except if the exercise of this purchase or redemption by the Corporation would (a) violate any law, governmental rule or regulation, or (b) the Corporation determines that it is not in the best interests of the Corporation or its Shareholders to purchase or redeem the Stock. In such case where not all shares may be purchased and/or redeemed, the Corporation shall give notice to the remaining Shareholders of the number of shares being purchased and/or redeemed and the number of shares remaining available for sale to the other Shareholders, subject to these Articles and Bylaws. Said remaining shares not purchased or redeemed by the Corporation shall be sold pursuant to Article 5.B.5., hereunder distributed in the manner provided for in the Bylaws of the Corporation. The Shareholder desiring to transfer his Stock may withdraw his offer to the Corporation at any time prior to the Corporation's acceptance of it or the Corporation's notice to Shareholders of available shares of Stock for sale.

  The Corporation shall exercise its right to purchase or redeem the shares by giving written notice to the Shareholder of its intent to acquire the shares redeemed, within forty-five (45) days following the receipt of the written notice from the Shareholder, and any redemption or sale hereunder shall be complete within sixty (60) days of receipt of notice. The terms and conditions of any sale or redemption hereunder shall be governed by these Articles and the Bylaws of the Corporation. Upon purchase or redemption of five percent (5%) of outstanding shares or more by the Corporation, the Corporation shall offer those shares for sale to the Shareholders and/or the general public in the manner prescribed by Article 5.B.5 hereunder and in the Bylaws of the Corporation. Such offer for sale by the Corporation shall occur within forty-five (45) days of the date the Corporation acquires 5% of the outstanding shares of the Corporation. Upon purchase of less than five percent (5%) of the outstanding shares by the Corporation, the Corporation may in its discretion offer those shares for sale to the Shareholders and/or the general public in the manner prescribed by Article 5.B.5, hereunder and in the Bylaws of the Corporation.

  After giving any notice of intended transfer of any shares of the Stock pursuant to this Article 5.B.2. or 3., the Shareholder, unless requested by the other Shareholders of the Corporation holding a majority of the Corporation's outstanding shares of capital Stock, not including the shares of the Stock held by the Shareholder, shall refrain from participating as an officer, director or Shareholder of the Corporation with respect to the Corporation's decision on whether or not to acquire the shares and, if so requested to participate, the Shareholder shall cooperate with the other Shareholders and the Corporation in every reasonable way to effectuate the purpose of this Article 5.B. Except as provided in this Article 5.B, the Shareholder shall be bound by the restrictions and limitations imposed by this Article 5.B after any notice of a desire to transfer is given and whether or not any such transfer actually occurs. As a condition precedent to the effectiveness of any transfer of shares to any person or entity, such transferee shall agree in writing to be bound by all of the terms and conditions of this Article 5.B.

  Resale of Shares and Preemptive Rights. All Shareholders shall have pre-emptive rights. Any shares of Stock offered for sale or distribution by the Corporation or a Shareholder, other than in a transaction of the type described in Article 5.B.1 hereunder, shall be distributed in the manner provided for in the Bylaws of the Corporation.

  Shareholders May Own up to 10%. No Shareholder may own more than 10% of the outstanding shares of the Corporation. For purposes of this limitation, each Shareholder shall be defined as including husband, wife and minor children. Stock owned, directly or indirectly, by or for a partnership, limited liability entity, corporation, trust estate, or any other entity, shall be considered as owned proportionately by its owners or beneficiaries. For example, if X, Y and Z are equal owners of a limited liability company that owns 12 shares of Stock, then each person shall be considered to own 4 shares of Stock. However, if X owns 50% of the limited liability company, and Y and Z each own 25% of the limited liability company, then X shall be considered to own 6 shares, and Y and Z shall be considered to own 3 shares each. If through inheritance, purchase or otherwise, a Shareholder would receive Stock resulting in that Shareholder owning an aggregate of more than 10% of the outstanding shares of the Corporation, then the Corporation shall only issue the shares necessary to allow that Shareholder to have a 10% ownership interest. With respect to the shares amounting to more than a 10% ownership interest ("Excess Shares"), the Corporation shall treat such Excess Shares as if they were the subject of a written notice to the Corporation of the Shareholder's intent to transfer such Excess Shares pursuant to Article 5.B.2 hereunder; provided, however, that such Excess Shares are not to be considered the subject of an "offer" which may be withdrawn by the Shareholder pursuant to Article 5.B.2. due to the fact that the withdrawal would have the effect of leaving more than the maximum 10% ownership with that Shareholder. The Corporation may redeem Excess Shares pursuant to Article 5.B.2., may hold Excess Shares pursuant to Article 5.B.3. or may offer Excess Shares for sale to the remaining Shareholders and / or the general public in accordance with these Articles and the Bylaws. If any Excess Shares remain after there are no further persons desirous of purchasing such Excess Shares, the Shareholder shall be permitted to retain such remaining Excess Shares without regard to the total amount of Stock held by such Shareholder.

  Fractional Shares. In issuing Stock pursuant to the exercise of preemptive rights, if a Shareholder is entitled to purchase less than one full share, that entitlement shall be rounded up to one full share. If a Shareholder is entitled to purchase a full share plus one-half or more of another share, then that entitlement shall be rounded up to the next full share. If a Shareholder is entitled to purchase a full share plus less than one-half of the next full share, then that entitlement shall be rounded down to the previous full share. However, in the event that the preemptive rights of all Shareholders as calculated under this Article 5.B.7 exceed the amount of Stock subject to such preemptive rights, the Corporation shall round all Shareholders' fractional entitlements down to the previous full share or, as applicable, no share.

  Reverse Stock Split. There shall be no reverse stock split unless approved by an affirmative vote of at least two-thirds (2/3) of the shares of capital Stock of the Corporation issued and outstanding and entitled to vote, at any regular or special meeting of the Shareholders and then only if notice of the proposed stock split is specifically contained in said notice of meeting.
  Stock Certificates Each certificate representing shares of the Stock shall have endorsed thereon a legend in substantially the following form:

          The shares represented by this certificate and any sale, transfer, or other disposition thereof are restricted under and subject to the terms and conditions contained in Article 5 of the Corporation's Articles of Incorporation and in the Bylaws of the Corporation, copies of which are on file at the offices of the Corporation.

        Any attempted or purported sale, transfer, assignment, encumbrance, pledge, hypothecation or other disposition or alienation of any of the shares of the Stock by a Shareholder in violation of this Article 5 shall be null, void and ineffectual, and shall not operate to transfer any right, title or interest whatsoever in or to such shares of the Stock.

  Amendment. The provisions of Articles 2 and 5 may not be amended, altered or repealed except by the affirmative vote of holders of at least two-thirds (2/3) of the shares of the capital Stock of the Corporation issued and outstanding and entitled to vote, at any regular or special meeting of the Shareholders and then only if notice of the proposed amendment, alteration or repeal is specifically contained in said notice of meeting.

BYLAWS OF WAUMANDEE BANCSHARES, LTD.

ARTICLE I. OFFICES

        The principal office of the Corporation shall be located in Waumandee, Buffalo County, Wisconsin, and the bank shall be known as Waumandee State Bank.

ARTICLE II. SHAREHOLDERS

        SECTION l. Annual Meeting. The annual meeting of the Shareholders shall be held on the second Thursday succeeding the first Monday in July in each year at such place and at such time as the Board of Directors shall each year fix for the purposes of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors is not held on the day designated for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as may be convenient.

        SECTION 2. Special Meetings. Special meetings of the Shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the President or the Board of Directors, and shall be called by the President at the request of Shareholders owning, in the aggregate, not less than fifteen percent (15%) of all the outstanding shares of the Corporation entitled to vote at the meeting, provided that such Shareholders deliver a signed and dated written demand to the Corporation, describing the purpose(s) for which the meeting is to be held.

        SECTION 3. Place of Meeting. The President may designate any place within the State of Wisconsin as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors, provided that such place shall be within 20 miles of the principal office of the Corporation. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Wisconsin. Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented at the meeting.

        SECTION 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than thirty (30) days (unless a longer period is required by law) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, to each Shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his or her address as it appears on the stock record books of the Corporation, postage prepaid.

        SECTION 5. Quorum: Manner of Acting. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders and a majority of votes cast at any meeting at which a quorum is present shall be decisive of any motion. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

        SECTION 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10)

days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the close of business on the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

        SECTION 7. Proxies. At all meetings of Shareholders, a Shareholder entitled to vote may vote by proxy appointed in writing by the Shareholder or by his or her duly authorized attorney in fact; except that no active or salaried officer of the Corporation may vote any proxies other than those proxies of his or her spouse and/or minor children, and all other proxies shall automatically be voted by a majority of the Board of Directors. Proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy may be revoked at any time before it is voted, whether by written notice filed with the Secretary of the Corporation or the acting secretary of the meeting, or by oral notice given by the Shareholder to the presiding officer during the meeting. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies, so long as the presumptions are not inconsistent with the Articles or Bylaws of the Corporation. Proxies may be subject to the examination by any Shareholder at the meeting, and all proxies shall be filed and preserved. Proxy voting shall not be permitted under Article III, Section 11, which requires voting by written ballot.

        SECTION 8. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one (l) vote upon each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.

        SECTION 9. Voting of Shares by Certain Shareholders. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, of the designation of some other person by the board of directors or the bylaws of such other corporation. A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

        SECTION 10. Waiver of Notice by Shareholders. Whenever any notice is required to be given to any Shareholder of the Corporation under the Articles of Incorporation, these Bylaws or any provision of law, a waiver of such notice, in writing, signed at any time (whether before or after the time of meeting) by the Shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice. A waiver with respect to any matter of which notice is required under any provision of Chapter 180, Wisconsin Statutes, shall contain the same information as would have been required to be included in the notice, except the time and place of meeting.

        SECTION 11. Parliamentary Procedure. The manual of parliamentary practice known as "Robert's Rules of Order, newly revised" shall govern the conduct of all meetings of the Shareholders and of the Board of Directors.

ARTICLE III. BOARD OF DIRECTORS

        SECTION l. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

        SECTION 2. Number of Directors. The number of Directors of the Corporation shall be not less than five (5) nor more than ten (10), the exact number of Directors to be determined annually by resolution adopted by a majority of the shares constituting a quorum, and such exact number shall be six (6) until otherwise determined by resolution adopted by affirmative vote of the Shareholders. Any decrease in the authorized number of Directors shall not become effective until the expiration of the term of the Directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which were being eliminated by the decrease.

        SECTION 3. Election and Term. The Directors shall be elected by the Shareholders at the regular annual meeting of Shareholders. Each Director shall hold office until the annual meeting of Shareholders occurring at the end of the term to which such Director is elected or appointed in accordance with the Articles of Incorporation of the Corporation and until his or her successor has been elected or until his or her death, resignation or removal in the manner provided in this Article. The persons receiving the greatest number of votes shall be the persons elected. Whenever the authorized number of Directors is increased between annual meetings of Shareholders a majority of the shares present at the special meeting authorizing such increase shall elect such new Director(s) for the balance of a term and until their successors are elected and qualified.

        SECTION 4. Regular Meetings. The Board of Directors may provide, by resolution, the time and place within the State of Wisconsin for the holding of regular meetings of the Board of Directors without other notice than such resolution.

        SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called at any time by or at the request of the President, and shall be called at the request of three or more directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place within the State of Wisconsin as the place for holding any special meeting of the Board of Directors called by them.

        SECTION 6. Notice. Notice of any special meeting shall be given at least ninety-six (96) hours in advance of the meeting , or such shorter time as may be necessary as determined by the Chairman of the Board of Directors and if none, the President, by written notice delivered personally or mailed to each Director at his or her business address, or by telegram. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage prepaid. If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered by the telegraph company. Whenever any notice is required to be given to any Director of the Corporation under the Articles of Incorporation, these Bylaws or any provision of law, a waiver of such notice, in writing, signed at any time (whether before or after the time of meeting) by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a Director at a meeting shall constitute a waiver of notice of that meeting, except where a Director attends a meeting and at the meeting objects to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        SECTION 7. Quorum. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, a majority of the number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the Directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

        SECTION 8. Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee of the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting. All participating Directors shall be informed that a meeting is taking place at which official business may be transacted by conference telephone or similar communication equipment.

        SECTION 9. Manner of Acting. The act of the majority of the Directors then in office shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Articles of Incorporation, or these Bylaws.

        SECTION 10. Removal and Resignation. Any Director may be removed, with or without cause, at any meeting of the Shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of such Director, taken at a special meeting of Shareholders called for that purpose. A Director may resign at any time by filing his or her written resignation with the Secretary of Corporation.

        SECTION 11. Vacancies. Any vacancy occurring in the Board of Directors, due to resignation, death or misconduct may be filled until the next succeeding annual Shareholders' meeting by the affirmative vote of the Shareholders as provided for herein.

        A Nominating Committee shall be elected at each Annual Meeting and shall be composed of two (2) non-Director Shareholders and one (1) Director. The initial Nominating Committee effective immediately shall be Jane Sendelbach and Betty Rosenow (non-Director Shareholders), and Gary Pronschinske (Director). It shall be the duty of this Committee to nominate and present candidates to the Shareholders for each vacant position of the Board of Directors if there is a vacancy due to resignation, death or misconduct.

        Election of the vacant director position will be by written ballot of the Shareholders. The ballot form shall be prepared by the Nominating Committee. Elections will be held at the Annual Meeting unless a special election is called for that purpose. If a special election is called for the purpose of filling a vacancy on the Board of Directors, then Shareholders shall vote by mail on the ballot form prepared by the Nominating Committee. The notice and ballot shall be mailed pursuant to Article II, Section 4 of these Bylaws.

        For the purpose of voting under this Section, voting shall be by written ballot only and not by proxy.

        SECTION 12. Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all Directors for services to the Corporation as Directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for, or to delegate authority to, an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to Directors, officers and employees and to their estates, families, dependents, or beneficiaries on account of services rendered to the Corporation.

        SECTION 13.Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the dissent or abstention of the Director shall be entered in the minutes of the meeting or unless the Director shall file a written dissent to such action with the person acting as the Secretary of the meeting before adjournment or shall forward such dissent by certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

        SECTION 14. Committees. The Board of Directors may designate one or more committees, each committee to consist of three or more Directors elected by the Board of Directors, which to the extent provided in said resolution shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except action in respect to dividends to Shareholders, election of the principal officers, action under or pursuant to the Articles of Incorporation, amendment, alteration or repeal of these Bylaws, or the removal or filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

        SECTION 15. Informal Action Without Meeting. Any action required or permitted by the Articles of Incorporation, these Bylaws, or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the Directors then in office.

ARTICLE IV. OFFICERS

        SECTION l. Number, Election and Term of Office. The principal Officers of the Corporation shall be a Chairman of the Board, President, one (1) or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and Assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. Each Officer shall hold office until the next annual meeting of Shareholders and his or her successor shall have been duly elected or until his or her death or until he or she resigns or is removed in the manner provided below.

        SECTION 2. Removal. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any such removal shall be without prejudice to the contract rights, if any, of the person being removed. Election or appointment shall not of itself create contract rights.

        SECTION 3. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise, shall be filled by the Board of Directors.

        SECTION 4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors and shall have such other powers and duties as from time to time be prescribed by these Bylaws or by resolution of the Board of Directors.

        SECTION 5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the Shareholders and of the Board of Directors in the absence of the Chairman of the Board. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President shall have authority to sign, execute, and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors. Except as otherwise provided by law or the Board of Directors, the President may authorize any Vice President or other Officer or agent of the Corporation to sign, execute, and acknowledge such documents or instruments in his place and stead. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

        SECTION 6. The Vice President. In the case of the removal of the President from office, or death or resignation, the powers and duties of the office shall devolve upon the Vice President, who shall perform all duties of the office until a meeting of the directors is held and a President is elected. The Board of Directors shall empower a Vice President to discharge the duties of the President in the event of absence or disability of the President. In general, the Vice President shall perform all duties incident to the office of Vice President and from time to time.

        SECTION 7. The Secretary. The Secretary shall: (a) keep the minutes of the Shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President, or Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by two-thirds (2/3) affirmative vote of the shares of the Corporation; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be designated or assigned to the Secretary by the President or by the Board of Directors.

        SECTION 8. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever; and deposit all such monies in the name of the Corporation, in such banks or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (b) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to the Treasurer by the President or by the Board of Directors.

        SECTION 9. Compensation. The compensation of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

        SECTION l. Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances and shall not be in conflict with Article ___, Section ___.

        SECTION 2. Loans. No loans may be contracted on behalf of the Corporation and no evidences of indebtedness may be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

        SECTION 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

        SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as may be selected by or under the authority of the Board of Directors.

        SECTION 5. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the President of this Corporation if he be present, or, in his absence, by the Vice President of this Corporation, and (b) whenever, in the judgment of the President, or in his absence, the Vice President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President or Vice President of this Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power, and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

        SECTION l. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Each certificate shall be signed by the President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

        SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

        SECTION 3. Restriction Upon Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

        SECTION 4. Price of Shares Redeemed by Corporation Pursuant to Right of Purchase or Redemption of Shares to be Transferred. If the Corporation elects to purchase or redeem shares pursuant to the Corporation's right of purchase or redemption under Article 5, Sections B. 2. and 3. of the Corporation's Restated Articles of Incorporation, the price at which such option may be exercised is determined as follows:

               (a) If a Shareholder sells his or her stock within one year of purchase, then the sale price shall be 95% of Agreed Book Value.

               (b) If a Shareholder sells his or her stock after one year of purchase, then the sale price shall be 100% of Agreed Book Value.

        "Agreed Book Value" is defined as tier two (2) capital (including capital, surplus, undivided profits, a portion of loan loss reserve) plus any unrealized gains or minus any unrealized losses on securities based upon the most recent quarterly call report of Waumandee State Bank.

        SECTION 5. Procedure for Sale of Shares. It is intended by the Restated Articles of Incorporation and these Bylaws that there shall be no transfers outside the procedures of this Section except for those authorized under Article 5.B.1 of the Restated Articles. The following procedure applies whether the Corporation has redeemed shares or whether a shareholder is selling the shares through procedure without redemption. Whenever shares are offered for sale, they shall be sold at "100% of Agreed Book Value" pursuant to the following procedure. The Corporation shall give notice to the shareholders of the opportunity to exercise their right to purchase, and shall set a deadline (no less than 15 days and no more than 30 days) for the shareholders to submit their request to purchase additional shares in exercising their right to purchase. A Shareholder's right to purchase shall include the Shareholder's pre-emptive rights, where applicable, and any right to purchase granted under the Restated Articles of Incorporation or these Bylaws.

        Any request to purchase shares shall indicate the number of shares that each shareholder desires to purchase, provided that a shareholder's request shall be limited to his or her percentage of ownership as set forth in Section B.6. of the Restated Articles of Incorporation.

        If any shares remain for sale after the shareholder notice, then said shares shall be offered for sale to the current Shareholders and to the general public under the following drawing system. Subject to compliance with applicable securities laws, notice of shares available to the public shall be posted at the bank and shall be included in the monthly statements for bank customers, along with a deadline for making a request to purchase shares. Any request to purchase shares shall indicate the number of shares that each person desires to purchase.

        All requests shall be placed into a common container. The first name chosen shall be entitled to receive the greater of one percent (1%) of the original number of available shares for sale or one share. If any shares remain, the next name chosen shall be entitled to receive the greater of one percent (1%) of the original number of available shares for sale or one share. The drawing shall continue until all names are drawn at which time all names shall be placed into a common container again to continue the drawing until either no shares remain available for sale, or there are no further persons desirous of purchasing the remaining shares.

        SECTION 5.5. Procedure if Shares Remain Unsold. In the event that the Corporation does not redeem stock and it is offered for sale under the Article VI, Section 5 procedures, and shares remain unsold after the entire procedure for redemption and/or sale of stock has been completed, then the Shareholder has the option of reducing the sale price and repeating the procedure or retaining the shares.

        SECTION 6. Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

ARTICLE VII. LIABILITY AND INDEMNIFICATION OF
DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS; INSURANCE

        SECTION 1. Liability of Directors. No Director shall be liable to the Corporation, its Shareholders, or any person asserting rights on behalf of the Corporation or its Shareholders, for damages, settlements, fees, fines, penalties, or other monetary liabilities arising from a breach of, or a failure to perform, any duty resulting solely from his or her status as a Director of the Corporation (or from his or her status as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan, which capacity the Director is or was serving in at the Corporation's request while a Director of the Corporation) to the fullest extent not prohibited by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to further limit or eliminate the liability of a Director than the law permitted the Corporation to provide prior to such amendment); provided, however, that this limitation on liability shall not apply where the breach or failure to perform constitutes (a) a willful failure to deal fairly with the Corporation or its Shareholders in connection with a matter in which the Director has a material conflict of interest; (b) a violation of criminal law, unless the Director had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the Director derived an improper personal benefit; or (d) willful misconduct.

        SECTION 2. Liability of Officers. No Officer shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him or her as an officer of the Corporation (or as an officer, director, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan, which capacity the Officer is or was serving in at the Corporation's request while being an Officer of the Corporation) in good faith, if such person (a) exercised and used the same degree of care and skill as a prudent person would have exercised or used under the circumstances in the conduct of his or her own affairs, or (b) took or omitted to take such action in reliance upon information, opinions, reports or statements prepared or presented by: (1) an officer or employee of the Corporation whom the officer believed in good faith to be reliable and competent in the matters presented, or (2) legal counsel, public accountants and other persons as to matters the officer believed in good faith were within the person's professional or expert competence.

        SECTION 3. Indemnification of Directors, Officers, Employees and Agents.

               (a) Right of Directors and Officers to Indemnification. Any person shall be indemnified and held harmless to the fullest extent permitted by law, as the same may exist or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide prior to such amendment), from and against all reasonable expenses (including fees, costs, charges, disbursements, attorney fees and any other expenses) and liability (including the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan) asserted against, incurred by or imposed on him or her in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding") to which he or she is made or threatened to be made a party by reason of his or her being or having been a Director or Officer of the Corporation (or by reason of, while serving as a Director or Officer of the Corporation, having served at the Corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan); provided, however, in situations other than a successful defense of a proceeding, the Director or Officer shall not be indemnified where he or she breached or failed to perform a duty to the Corporation and the breach or failure to perform constitutes (a) a willful failure to deal fairly with the Corporation or its Shareholders in connection with the matter in which the Director or Officer has a material conflict of interest; (b) a violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the Director or Officer derived an improper personal benefit; or (d) willful misconduct. Such rights to indemnification shall include the right to be paid by the Corporation reasonable expenses as incurred in defending such proceeding; provided, however, that payment of such expenses as incurred shall be made only upon such person delivering to the Corporation (a) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation, and (b) a written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent it is ultimately determined that such person is not entitled to indemnification under this provision. The Corporation may require that the undertaking be secured and may require payment of reasonable interest on the allowance to the extent that it is ultimately determined that such person is not entitled to indemnification.

               (b) Right of Director or Officer to Bring Suit. If a claim under subsection (a) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct under this Section which make it permissible for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

               (c) Indemnification For Intervention, Etc. The Corporation shall not, however, indemnify a Director or Officer under this Section for any liability incurred in a proceeding otherwise initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of the majority of the Directors in Office.

               (d) Right of Employees and Agents to Indemnification. The Corporation by its Board of Directors may on such terms as the Board deems advisable indemnify and allow reasonable expenses of any employee or agent of the Corporation with respect to any action taken or failed to be taken in his or her capacity as such employee or agent.

        SECTION 4. Contract Rights; Amendment or Repeal. All rights under this Article shall be deemed a contract between the Corporation and the Director or Officer pursuant to which the Corporation and the Director or Officer intend to be legally bound. Any repeal, amendment or modification of this Article shall be prospective only as to conduct of a Director or Officer occurring thereafter, and shall not affect any rights or obligations then existing.

        SECTION 5. Scope of Article. The rights granted by this Article shall not be deemed exclusive of any other rights to which a Director, Officer, employee or agent may be entitled under any statute, agreement, vote of Shareholders or disinterested Directors or otherwise. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be a Director or Officer in respect to matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

        SECTION 6. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan, against any liability asserted against that person or incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article.

        SECTION 7. Prohibited Indemnification and Insurance. Notwithstanding any other Section in this Article, the Corporation shall not be required to indemnify and may not purchase and maintain insurance if such indemnification or insurance is prohibited under applicable federal law or regulation, but shall indemnify and may purchase and maintain insurance in accordance with this Article to the extent such indemnification and insurance is not prohibited under applicable federal law or regulation.

ARTICLE VIII. TRANSACTIONS WITH
CORPORATION; DISALLOWED EXPENSE

        SECTION 1. Transactions with the Corporation. Any contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are Shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the Corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

        SECTION 2. Reimbursement of Disallowed Expenses. In the event any payment (either as compensation, interest, rent, expense reimbursement or otherwise) to any Officer, Director or Shareholder which is claimed as a deduction by this Corporation for federal income tax purposes shall subsequently be determined not to be deductible in whole or in part by this Corporation, the recipient shall reimburse the Corporation for the amount of the disallowed payment, provided that this provision shall not apply to any expense where the Board, in its sole discretion, determines such disallowance (including any concession of such issue by the Corporation in connection with the settlement of other issues in a disputed case) is manifestly unfair and contrary to the facts. For purposes of this provision, any such payment shall be determined not to be deductible when and only when either (a) the same may have been determined by a court of competent jurisdiction and either the Corporation shall not have appealed from such determination or the time for perfecting an appeal shall have expired or (b) such disallowed deduction shall constitute or be contained in a settlement with the Internal Revenue Service which settlement may have been authorized by the Board of Directors.

ARTICLE IX. FISCAL YEAR

        The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

ARTICLE X. DIVIDENDS

        The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation. Any such dividend shall be accompanied by a full explanation of the reasons for the dividend and the calculation of share value.

ARTICLE XI. SEAL

        The Corporation shall not have a corporate seal, and all formal corporate documents shall carry the designation "No Seal" along with the signature of the Officers.

ARTICLE XII. AMENDMENT

        SECTION 1. By Shareholders. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Shareholders by a two-third affirmative vote of the outstanding shares of the Corporation entitled to vote.

        SECTION 2. By Directors. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors by affirmative vote of not less than a majority of the directors then in office only if such action is based on a written order or directive from the State of Wisconsin Department of Financial Institutions, the Federal Deposit Insurance Corporation, and/or any other appropriate governmental authority, as is necessary to comply with the regulatory order, mandate or directive.

        SECTION 3. Notice Requested Prior to Amendment of Bylaws. In the event that a vote for amendment of the Bylaws is to be taken at a shareholders' meeting, the meeting notice must identify and include the proposed amendment and specifically state the purpose of the proposed amendments. In the event that the Board of Directors amends the Bylaws pursuant to regulatory mandate or directive, a 5 day notice must be given to all shareholders prior to the vote on the required amendments.

        SECTION 4. Implied Amendments. Any action taken or authorized by the Shareholders which would be inconsistent with the Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares required to amend the Bylaws so that the Bylaws would be consistent with such action shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

EXHIBIT E

ARTICLES OF INCORPORATION AND BYLAWS
OF WAUMANDEE STATE BANK

AMENDED BY-LAWS
of
WAUMANDEE STATE BANK, of Waumandee, Wisconsin

approved and adopted at the Regular Meeting of the stockholders of said bank, held at the banking house of said bank on the eleventh day of July, A.D., 1946.

STOCKHOLDERS MEETINGS.  ANNUAL MEETING.

       Section 1. The Regular Annual Meeting of the stockholders of this bank for the election of directors, and for the transaction of such other business as may properly come before such meeting shall be held at the banking house of said bank on the second Thursday succeeding the first Monday in July in each year, between the hours of ten o’clock A. M. and ten o’clock P.M.

SPECIAL MEETING OF STOCKHOLDERS

       Section 2. Special Meetings of the stockholders may be called by the President or Cashier whenever they deem it essential, and Special Meetings of the stockholders shall also be called by the President or Cashier on a vote of the majority of the Directors of this bank, or upon the written request of stockholders who are the owners of one-fifth (1/5) of the outstanding stock of said bank, on Ten (10) days notice, in writing, to all stockholders of said bank.

QUORUM

       Section 3. Stockholders holding a majority of the stock of this bank shall constitute a quorum to do business at a stockholders meeting, except at a meeting to act upon amendments to the articles or the by-laws.

NOTICE OF ANNUAL AND SPECIAL MEETINGS

       Section 4. Notice of the Regular Annual Meeting and of Special Meetings shall be given by the Cashier of the bank by written or printed notice, mailed to the latest known post office address of each stockholder, at least Ten (10) days previous to the time set for the holding of said meeting. The notice shall name the hour at which such meeting shall be called to order, and a meeting shall not be called to order before the hour named. In the notice calling the special meetings of the stockholders, the business to be brought before the meeting shall be briefly stated, and no other business shall be voted upon.

BOARD OF DIRECTORS

       Section 5. The Board of Directors shall be elected by the stockholders at the Annual Meeting of the stockholders and shall consist of Seven (7) members, of which the President and Vice President shall be members.

FAILURE TO ELECT BOARD OF DIRECTORS AT ANNUAL MEETING

       Section 6. In the event of the failure of the stockholders to elect at the Annual Meeting, the Board of Directors shall call a Special Meeting for such purpose to be held on or before July 31 of the current year. In the event of a quorum not being in attendance at the stockholders meeting, the stockholders present may adjourn the meeting to a future day, but no adjournment shall be for a longer period than Seven (7) days.

       In the event of the failure to elect a Board of Directors before August 1, the Cashier shall report the fact to the Banking Commission, and a meeting shall be called by the President and Cashier on such date as may be ordered by the Banking Commission.

       The Directors shall be elected by ballot, and a majority of the stock represented shall be necessary for an election.

TERM OF DIRECTORS

       Section 7. The Directors shall hold office until the adjournment of the Annual Meeting to be held on the second Thursday succeeding the first Monday in July in the year following their election, and until their successors are elected and a majority of the newly elected Board of Directors have qualified in the manner provided by law.

VACANCY ON BOARD OF DIRECTORS

       Section 8. Any vacancy occurring in the office of Director shall be filled by the remaining members of the Board of Directors for the unexpired term.

FAILURE OF DIRECTOR TO QUALIFY

       Section 9. In the event a stockholder elected as Director refuses or neglects to qualify for a period of Sixty (60) days following his election, or is found to be disqualified under the law to hold the office, the fact shall be reported by the Cashier to the Banking Commission and such action as to filling the vacancy shall be taken as the Banking Commission may direct.

OFFICERS, THEIR ELECTION AMD SALARIES

       Section 10. The officers of this bank shall be a President, a Vice-President, a Cashier, and one or more Assistant Cashiers deemed necessary by the Board of Directors, and such other officers as may be required for the prompt and efficient transaction of the business of the bank. The officers shall be elected by the Board of Directors, by whom their compensation shall be fixed and their respective duties prescribed.

TERM OF PRESIDENT AND VICE-PRESIDENT

       Section 11. The President and Vice-President shall be Directors, and shall hold their respective offices for the term for which the Board of Directors, and of which they are members, was elected, unless they, or either of them shall resign, become disqualified, or be removed as provided by law.

VACANCY IN THE OFFICE OF PRESIDENT OR VICE-PRESIDENT

       Section 12. Any vacancy occurring in the office of President or Vice President shall be filled by an elect ion by the Board of Directors for the remainder of the term.

TERM OF OFFICE OF CASHIER AMD OTHER EMPLOYEES

       Section 13. The Cashier, subordinate officers, clerks and other employees shall be elected and hold their offices and positions during the pleasure of the Board of Directors

BONDS

       Section 14. The Cashier, Assistant Cashier or Cashiers, and all other officers or employees whose duties include the receipt, payment or custody of money or other personal property for or in behalf of the bank, shall give a bond in such amount or amounts as the Directors may fix, in a form to be approved by the Banking Commission, conditioned upon the faithful discharge of their duties and responsibilities. The premiums on such bonds shall be paid by the bank and charged to the expense account . Such bonds, together with the receipts for premiums thereon, shall be filed with the Banking Commission in accordance with the provisions of Section 224.06 of the Wisconsin Statutes.

MINUTE BOOK AND RECORDS

       Section 15. The organization papers of this bank, together with the Articles of Incorporation, By-Laws, and amendments thereto, the reports of the examining committee, the loan and discount committee and of all other regular or special committees, and the minutes of all meetings of the stockholders and of the Board of Directors, shall be recorded in a minute book. The minutes of such meetings shall be signed by the presiding officer and cashier, or the secretary of the Board of Directors.

       Minutes of all meetings of the Loan and Discount Committee shall be recorded and kept in such form as may be prescribed by the Banking Commission and shall be available to the proper authorities for inspection at all times.

MEETINGS OF THE BOARD OF DIRECTORS TO BE HELD
AT THE BANKING HOUSE. QUORUM.

       Section 16. The regular meetings of the Board of Directors shall be held at the banking house on the second Thursday of each month at such hour as the Board of Directors may fix.

       Special meetings of the Board of Directors may be called by the President or Cashier, and shall also be called at the request of Three (3) or more of the Directors.

       In the event there is no quorum at such meeting, the Directors present may adjourn such meeting from time to time until a quorum is in attendance.

       When a regular meeting of the Board of Directors falls on a holiday, the meeting shall be held on such other day as the Board of Directors may previously designate; or, in the event of their failure to so designate a date, said meeting shall be held on the day following such holiday.

PARLIAMENTARY PRACTICE

       Section 17. The manual of parliamentary practice known as "Robert's Rules of Order" shall govern the conduct of all meetings of the stockholders and of the Board of Directors.

PRESIDING OFFICER

       Section 18. The president shall preside at all regular and special meetings of the stockholders and at all meetings of the Board of Directors.

       In the event of the absence of the President from such meeting the Vice-President shall preside. In the absence of both the President and Vice-President from such meeting, the majority of those lawfully in attendance at such meeting shall elect a Temporary Chairman to preside at said meeting. That at any annual stockholders meeting a stockholder in attendance at said stockholders meeting may be elected Temporary Chairman to preside over the stockholders meeting.

CASHIER-SECRETARY

       Section 19. The Cashier shall act as Secretary of all meetings of the stockholders and of the Board of Directors.

DUTIES AND RESPONSIBILITIES OF THE PRESIDENT

       Section 20. The President of the bank shall be responsible for all sums of money and property of every kind as may be entrusted to his care, or placed in his hands by the Board of Directors, or by the Cashier, or which may otherwise cone into his hands as President in the discharge of his duties. He shall, if deemed necessary by the Board of Directors or by the Banking Commission of Wisconsin, give a bond for the faithful discharge of his duties as such President, conditioned that he will honestly and faithfully apply and account for all sums of money or other property of the bank or other person or persons who may properly entrust such moneys or property to the bank, and which may come into his hands as such President, and will pay over and deliver such moneys or property to the order of the Board of Directors, or to any other person or persons authorized by the Board of Directors to receive the same.

POWERS OF VICE-PRESIDENT

       Section 21. In case of the removal of the President from office, or in the event of his death, resignation, absence, or other disability which may prevent or incapacitate him from discharging the duties of the office of President, the powers, duties, and responsibilities of the office of President shall devolve upon the Vice-President, who shall perform all the duties of the office of President, until a meeting of the Board of Directors can be called and held and a President elected.

DUTIES OF CASHIER

       Section 22. The Cashier shall be the custodian of all moneys, funds, notes, securities, valuables, papers, records, documents, and files of the bank. He shall be the custodian of the banking house, and of the furniture and fixtures, and of all other personal property of the bank. He shall have charge of all the clerical and office force of the bank and shall require the proper and efficient execution of the duties of all clerks and employees of the bank. He shall attend to and supervise all correspondence of the bank, and shall be responsible for the proper keeping of the bank accounts and file balances, and shall enforce observance of the statutes governing the conduct of the business and of these By-Laws, and of all instructions, orders, and directives of the Board of Directors of this bank.

ACCOUNTING SYSTEM-BOOKS CLOSED

       Section 23. The usual system of accounting as practiced by banks shall be used and followed.

       The books of the bank shall be closed after the close of business on June 30 and on December 31 in each year, and at such other times as the Board of Directors may require or order.

AUTHORIZATION OF LOANS
BORROWERS TO SUBMIT AND FILE FINANCIAL STATEMENTS

       Section 24. No officer or employee of tills bank shall make any loan, discount, or purchase any bills, notes, or oilier evidences of debt in an amount exceeding Five Hundred (500) Dollars, without the same having been authorized by the Board of Directors, or by the Loan and Discount Committee of said bank, provided, however, that no loans may be made in an amount exceeding the limits provided by Section 221.29 (5) of the Wisconsin Statutes without securing a sworn financial statement, unless such loan is secured by collateral having a value in excess of the amount of the loan.

BANKING HOURS AND HOLIDAYS

       Section 25. This bank shall be open for business each day of the year except Sundays and days recognized by the laws of this state as legal holidays, or such days as may be proclaimed. by proper authority as bank holidays, from nine o'clock A.M. to noon, and from one o'clock P. M. to four o'clock P. M., from Mondays through Fridays, and from nine o'clock A. M. to noon on Saturdays, in each week; except that the Board of Directors may at any time fix other banking hours for said bank.

EXPENSES AND TAXES PAID BY CASHIER

       Section 26. All current expenses of this bank and all taxes shall be paid by the Cashier who shall, every month, or oftener if required to do so, make to the Board of Directors at their monthly meeting, a detailed statement thereof in writing.

CERTIFICATES OF STOCK HOW TRANSFERABLE

       Section 27. Certificates of stock signed by the President and Cashier, bearing the official seal of the bank, shall be issued to stockholders of the bank.

       Said certificates shall state upon the face thereof the following:

"STOCK TRANSFERABLE, ONLY ON BOOKS

       The shares represented by this certificate are assignable end transferable only on the books of this bank, subject to the restrictions and provisions of the banking laws of the State of Wisconsin, and the By-Laws of this bank,"

       When stock is transferred the certificate shall be returned to the bank, cancelled and filed for permanent preservation, and a new certificate issued. The form of assignment on the certificate shall be as follows:-

       "For Value Received, I _______________________ hereby sell, transfer, and assign to ____________________________, _________ shares of the stock evidenced by the within certificate, and hereby irrevocably constitute and appoint _______________________________, my attorney, with full power of substitution, to transfer the same on the books of the corporation Dated at _________________________________, __________________________A.D., 19___.

In Presence of

__________________________________ ____________________________________

__________________________________"

       On the stub of the certificate, or in the register of certificates shall appear information to show the number of the certificate, the number of shares represented, date of issue, the name of the person in whose favor the certificate is drawn, the date certificate was presented for cancellation, and the name of the person to whom the shares were transferred; and further, a space for signature of the stockholder acknowledging, receipt of the certificate.

STOCK BOOKS CLOSED PRECEDING ANNUAL OR SPECIAL MEETING

       The stock books of the bank shall be closed for Ten (10) days preceding, each annual meeting, or any special meeting of the stockholders for the purpose of electing a Board of Directors.

DECLARATION OF DIVIDEND

       Section 28. Transfer of stock shall not be suspended preparatory to the declaration of a dividend, and unless an agreement to the contrary shall be expressed in the assignment, the dividend shall be paid to the stockholder in whose name the stock stands on the day of the declaration of the dividend.

STOCK CERTIFICATE DESTROYED OR LOST

       Section 29.If a certificate of stock is lost or destroyed, a duplicate thereof may be issued by special order of the Board of Directors, and upon such condition and terms of indemnity as may be prescribed by the Board of Directors.

PROXIES

       Section 30.Stockholders may be represented at all meetings of the stockholders by proxies duly authorized, in writing but; no active or salaried officer of said bank may vote any such proxies.

       PROXIES shall be substantially in the following form:

       "Know All Men By These Presents, That I, the undersigned stockholder of the Waumandee State Bank, of Waumandee, Wisconsin, do hereby appoint ____________________ my true and lawful attorney, substitute, and proxy, with power of substitution, for me and in my name, to vote at the ______________ meeting of the stockholders of paid bank, to be held on the ___________ day of ________, A.. D., 19____ , or at any adjournment of said meeting, with all powers I should have if personally present, hereby revoking all proxies heretofore given.

Dated at _______________________________, on this ____________ day of _____________, A. D., 19__.

Witness:

______________________________________

PROXIES WHEN NO VALID

       Proxies shall not be valid if bearing a date Thirty (30) days or more previous to the meeting. All proxies shall be subject to examination by a stockholder present at the meeting, and the proxies submitted shall be filed and preserved by the Cashier.

OFFICIAL SEAL

       Section 31. "The Board of Directors is empowered and instructed to adopt and procure for the bank an official seal, except that when the bank already has an official seal the same may be used as and shall constitute the official seal of this bank until otherwise ordered and directed by the Board of Directors of this bank. Such seal shall be of the usual form and size, and an impression of the seal shall be placed in the space immediately following this section.

       The Cashier of this bank shall have the custody of the official seal of this bank, with full power and authority to affix the same to all documents requiring the corporate seal of the bank, the same to be attested by his signature as such Cashier.

IMPRESSION OF OFFICIAL CORPORATE SEAL

ORDER OF BUSINESS

       Section 32.The Order of Business at the annual stockholders meeting shall be as follows:-

  Calling of roll of stockholders of the corporation, and of the number of shares of stock owned by each such stockholder present at such annual meeting.

  Report of the Cashier or Secretary as to the presence of a quorum.

  Reading of the minutes of the last annual stockholders meeting and the taking of action thereon.

  Reading of the reports and statements of officers and committees

  Unfinished business.

  Election of the Directors.

  New and miscellaneous business.

       The Order of Business at special meetings of the stockholder shall be as follows:-

  Calling of the roll.

  Report of the Cashier or Secretary as to the presence of a quorum.

  Reading of the call for the meeting.

  Consideration and action upon the matters mentioned in the call for such special meeting.

       The Order of Business at the annual meeting of the Board of Directors shall be as follows:-

  Calling of the roll.

  Report of the Cashier or Secretary as to the presence of a duly qualified quorum.

  Reading of the minutes of the last annual meeting of the Board of Directors, and of the last regular or special meeting of the Board of Directors, and the taking of action thereon.

  Reading and submission of reports and statements of the officers and committees.

  Election of officers and committees.

  Consideration of reports and statements of officials and committees.

  Unfinished business.

  New and miscellaneous business.

AMENDMENTS

       Section 33.The Articles or By-Laws may he amended, in any manner not inconsistent with the provisions of law at any time by a vote of the stockholders representing two-thirds (2/3) of the capital stock of this corporation, such a vote to be taken at a meeting called for that purpose, and the notice calling the meeting, shall specify that it is the intention to consider the proposed amendment, and a full statement shall be made of the effect of the proposed amendment.

       Amendments may be considered at the regular stockholders meetings, provided such intention to consider the proposed amendments is given in the notice.

       Section 34.That all By-Laws and Amendments thereof heretofore adopted by this Corporation are hereby repealed and annulled from the date hereof. That the above and foregoing By-Laws are hereby in all respects fully approved and adopted in lieu of the former By-Laws of this Corporation, and the above and foregoing By-Laws shall be in force and effect from and after the date hereof.

Dated this eleventh day of July, A. D., 1946.

At a Regular Annual Meeting of the Stockholders of the WAUMANDEE STATE BANK, of Waumandee, Wisconsin, regularly called and held at the banking house of said bank, in the Town of Waumandee, Buffalo County, Wisconsin, on the eleventh day of July, A. D., 1946, the foregoing By-Laws were adopted by an affirmative vote of more than two-thirds (2/3) of all capital stock of said bank outstanding.

       IN TESTIMONY WHEREOF, We, the President and Cashier of said bank, who were present at said meeting, have hereunto subscribed our names, and affixed the Official Seal of said bank. Dated July 11, A. D., 1946.

/s/C. W. Senty President
C. W. Senty

/s/John Erickson Cashier
John Erickson

Approved July 24, 1946
Banking Commission

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       The Annual Meeting of the stockholders of the Waumandee State Bank of Waumandee, Wisconsin 54622, will be held at the office of said Bank, on the ____________________ day of ____________________________, 19___ at ____________ o’clock _____M. of said day, for the purpose of electing directors, and transacting such other business as may properly and lawfully come before the meeting.

       Dated at Waumandee, Wisconsin
this _____ day of ____________________, 19____

____________________________________________
PRESIDENT SECRETARY CASHIER

PROXY

       KNOW ALL MEN BY THESE PRESENTS, That I, ___________________________________ of do hereby constitute and appoint my attorney and agent, for me, and in my name, place and stead, to vote as my proxy, at a meeting of the stockholders of Waumandee State Bank to be held at the office of said Bank in Waumandee, Wisconsin 54622 on the day of 19___, or at any adjournment or adjournments thereof, according to the number of votes I should be entitled to vote if personally present, with power of substitution. IN WITNESS WHEREOF, I have hereunto set my hand, this day of , 19___.

       In Presence of

(L.S.) ________________________________,

Received August 18, 1853 - State Banking Dept.

AMENDMENT TO ARTICLES OF INCORPORATION

At a meeting of the stockholders of the Waumandee State Bank of Waumandee, Wisconsin, held at the office of said bank in said City on the 16th day of July A.D. 1953, at 10 o’clock A.M., of that day, which meeting was called for the purpose of amending the Articles of Incorporation of said Bank. and at which meeting 108 shares of the capital stock of said Bank were duly represented, the following resolutions were adopted:

       "RESOLVED That the Articles of Incorporation of this Bank be amended by striking out the paragraph relating capital reading as follows:

            THAT the amount of capital stock of such corporation is Fifteen thousand dollars, which is divided into 150 shares of one hundred dollars each.

       And inserting in lieu thereof the following paragraph:

            THAT the amount of capital stock of such corporation is Thirty thousand dollars, which is divided into 300 shares of one hundred dollars each.

       "It was further resolved, That the President and Cashier of said Bank be authorized, under the seal of the corporation, to file proper certificates of such amendment with the Commissioner of Banks as provided by law."

Transit Number 79-834

Received August 18, 1953 -- State Banking Dept.

AMENDMENT TO BYLAWS

At a meeting of the stockholders of the Waumandee State Bank of Waumandee, Wisconsin, held at the office of said bank in said City on the 16th day of July, A.D., 1953, at 10 o’clock A.M., of that day, which meeting was called for the purpose of amending the By-Laws of said Bank, and at which meeting 108 shares of the capital stock of said Bank were duly represented, the following resolutions were adopted:

       "Resolved, That the By-Laws of this Bank be amended by striking out the _________ paragraph of Section 5, reading as follows:

              The Board of Directors shall be elected by the stockholders at the Annual Meeting of the stockholders and shall consist of Seven (7) members, of which the President and Vice-President shall be members

       And inserting in lieu thereof the following paragraph:

              The Board, of Directors shall he elected by the stockholders at the annual meeting and. shall consist of from five to seven members at the discretion of the stockholders. The number of directors shall be designated within the above limits annually by the stockholders at their regular meeting.

       "It was further resolved, That the President and Cashier of this Bank be authorized, under the seal of the corporation to file proper certificates of such amendment with the Commissioner of Banks of Wisconsin, as provided by law.”

Transit Number 79-834

Received August 18, 1953 -- State Banking Dept.

AMENDMENT TO ARTICLES OF INCORPORATION

At a meeting of the stockholders of the Waumandee State Bank of Waumandee, Wisconsin, held at the office of said bank in said City on the 16th day of July, A.D. 1953, at 10 o’clock A.M., of that day, which meeting was called for the purpose of amending the Articles of Incorporation of said Bank, and at which meeting ___________ shares of the capital stock of said Bank were duly represented, the following resolutions were adopted:

       "Resolved, That the Articles of Incorporation of this Bank be amended by striking out the paragraph relating to charter reading as follows:

            THAT the period at which such Corporation shall terminate will be on the first day of September one thousand nine hundred and sixty three.

       And inserting in lieu thereof the following paragraph:

            "That the corporation and organization of this bank be perpetual."

       "It was further resolved, That the President and Cashier of said Bank be authorized, under the seal fo the corporation, to file proper certificates of such amendment with the Commissioner of Banks as provided by law."

Transit Number 79-834

AMENDMENT TO ARTICLES OF INCORPORATION

Which Articles were filed/recorded in the office of the Register of Deeds for Buffalo County on the 16th day of Sept., 1913. Recorded in Volume one of Corp., Page 356-8.

       At a meeting of the stockholders of the Waumandee State Bank of Waumandee, Wisconsin, held at the office of said bank in said City on the 14th day of July, AD. 1966, at 10:00 o’clock A.M., of that day, which meeting was called for the purpose of amending the Articles of Incorporation of said Bank, and at which meeting 218 shares of the capital stock of said Bank were duly represented, the following resolutions were adopted:

       "Resolved That the Articles of Incorporation of this Bank be amended by striking out the paragraph relating to capital stock reading as follows:

              “THAT the amount of capital stock of such corporation is Thirty thousand dollars, which is divided, into 300 shares of one hundred dollars each.”

       And inserting in lieu thereof the following paragraph:

            "THAT the amount of capital stock of such corporation is Sixty thousand dollars, which is divided into 600 shares of one hundred dollars each."

       "It was further resolved, That the President and Cashier of said Bank be authorized, under the seal of the corporation, to file proper certificates of such amendment with the Commissioner of Banks as provided by law."

Transit Number 79-834

AMENDMENT TO BY-LAWS

       At a meeting of the stockholders of the Waumandee State Bank of Waumandee, Wisconsin, held at the office of said bank in said City on the 17th day of July, A.D. 1980, at 10 o’clock A.M., of that day, which meeting was called for the purpose of amending the By-Laws of said Bank, and at which meeting 463 shares of the capital stock of said Bank were duly represented, the following resolutions were adopted:

       "Resolved, That the By-Laws of this Bank be amended by striking out the _____________ paragraph of Section 24, reading as follows:

              No officer or employee of this bank shall make any loan, discount, or purchase any bills, notes, or other evidences of debt in an amount exceeding Five Hundred (500) Dollars, without the same having been authorized by the Board of Directors, or by the Loan and Discount Committee of said bank, provided, however, that no loans may be made in an amount exceeding the limits provided by Section 221.29 (5) of the Wisconsin Statutes without securing a sworn financial statement, unless such loan is secured by collateral having a value in excess of the amount of the loan.

       And inserting in lieu thereof the following paragraph:

              The Board of Directors by resolution shall designate the officers and employees who may make loans and shall prescribe the limits of their loaning authority, provided, that such limits are filed with and approved by the Commissioner of Banking. No such officer or employee of the bank shall make any loan, discount or purchase any bills, notes, or other evidence of debt in an amount exceeding that sum as designated in the approved written loan policy, without the same having been authorized by the Board of Directors, or by a committee appointed by the Board of Directors for that purpose, to be known as the “Loan Committee”, provided, no loans may be made in an amount exceeding the limits provided within that written loan policy.

       "It was further resolved, That the President and Cashier of said Bank be authorized, under the seal of the corporation, to file proper certificates of such amendment with the Commissioner of Banks as provided by law."

Transit Number 79-834

AMENDMENT TO BY-LAWS

       At a meeting of the stockholders of Waumandee State Bank, Waumandee, Wisconsin, held at the office of said bank in said City on the 17th day of July, A.D. 1980, at 10 o’clock A.M., of that day, which meeting was called for the purpose of amending the By-Laws of said Bank, and at which meeting 463 shares of the capital stock of said Bank were duly represented, the following resolutions were adopted:

       "Resolved, That the By-Laws of this Bank be amended by striking out the ____________ paragraph of Section 16, reading as follows:

              The regular meetings of the Board of Directors shall be held at the banking house on the second Thursday of each month at such hour as the Board of Directors may fix. Special meetings of the Board of Directors may be called by the President or Cashier, and shall also be called at the request of Three (3) or more of the Directors. In the event there is no quorum at such meeting, the Directors present may adjourn from time to time until a quorum is in attendance.

       And inserting in lieu thereof the following paragraph:

              The regular meetings of the Board of Directors shall be held at the banking house each month at such date and hour as the board may fix. Special meetings may be called by the President or Executive Officer and shall be called at the request of three or more Directors. Should there be no quorum at the meeting, the members present may adjourn from time to time until a quorum is in attendance.

       "It was further resolved, That the President and Cashier of said Bank be authorized, under the seal f the corporation, to file proper certificates of such amendment with the Commissioner of Banks as provided by law."

VOL. 166; PAGE 506; Transit Number 79-834

AMENDMENT TO ARTICLES OF INCORPORATION

Which Articles were filed/recorded in the office of the Register of Deeds for Buffalo County on the 16th day of Sept., 1913. Recorded in Volume one of Corp., Page 356-8.

       At a meeting of the stockholders of the Waumandee State Bank of Waumandee, Wisconsin, held at the office of said bank in said City on the14th day of July, A.D. 1983, 10:00 o’clock A.M., of that date, which meeting was called for the purpose of amending the Articles of Incorporation of said Bank, and at which meeting 410 shares of the capital stock of said Bank were duly represented, the following resolutions were adopted:

       "Resolved That the Articles of Incorporation of this Bank be amended by striking out the paragraphrelating to capital stock reading as follows:

            "THAT the amount of capital stock of such corporation is sixty thousand dollars, which is divided into 600 shares of one hundred dollars each."

       And inserting in lieu thereof the following paragraph:

              "THAT the amount of capital stock of such corporation is One Hundred Twenty Thousand Dollars ($120,000), which is divided into 1200 shares of One Hundred Dollars ($100) each.”

       "It was further resolved, That the President and Cashier of said Bank be authorized, under the seal of the corporation, to file proper certificates of such amendment with the Commissioner of Banks as provided by law."

Transit Number 79-834

AMENDMENT TO BY-LAWS

SECTION 35
DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY

       At a meeting of the stockholders of the Waumandee State Bank of Waumandee, Wisconsin, held at the office of said bank in said city on the 14th day of July, 1988, at 10:00 o’clock A.M., of that day, which meeting was called for the purpose of amending the By-Laws of said bank, and at which meeting 1,030.00 shares of the capital stock of said bank were duly represented, the following resolutions were adopted:

            "RESOLVED, That the By-Laws of this bank be amended by creating Section 35 reading as follows;

  MANDATORY INDEMNIFICATION

         (1)  The bank shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the bank.

         (2)(a)   In cases not included under sub. (1), the bank shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the bank, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the bank and the breach or failure to perform constitutes any of the following:

  A wilful failure to deal fairly with the bank or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

  A violation of criminallaw, unless the director or officer has reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

  A transaction from which the director or officer derived an improper personal profit.
  Wilful misconduct.

         (b)  Determination of whether indemnification is required under this subsection shall be made under subsection B

         (c)  The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this subsection.

         (3)   director or officer who seeks indemnification under this section shall make a written request to the bank. (4) Indemnification under this section is not required if the director or officer has previously received indemnification or allowance of expenses from any person, including the bank, in connection with the same proceeding.

  DETERMINATION OF RIGHT TO INDEMNIFICATION

       Unless otherwise provided by the articles of incorporation or bylaws or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under subsection A (2) shall select one of the following means for determining his or her right to indemnification.

       (1)  y a majority vote of a quorum of the board of directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the board of directors and consisting solely of 2 or more directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

       (2)  By independent legal counsel selected by a quorum of the board of directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full board of directors, including directors who are parties to the same or related proceedings.

       (3)  By a panel of 3 arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the 2 arbitrators previously selected.

       (4)  By an affirmative vote of shares as provided in s. 180.28, Stats. Shares owned by, or voted under the control of persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

       (5)  By a court under s. 180.051, Stats.

       (6)  By any other method provided for in any additional right to indemnification permitted under s. 180.049, Stats.

  ALLOWANCE OF EXPENSES AS INCURRED

Upon written request by a director or officer who is a party to a proceeding, the bank may pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the bank with all of the following:

       (1)  A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the bank. (2) A written undertaking, executed personally or on his or her behalf, to repay the allowance and, if required by the bank, to pay reasonable interest on the allowance to the extent that it is ultimately determined under subsection B that indemnification under subsection A (2) is not, requited and that indemnification is not ordered by a court under s. 180.051, Slats. The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

  LIMITED LIABILITY OF DIRECTORS TO CORPORATION AND SHAREHOLDERS

       (1)  Except as provided in subs. (2) and (3), a director is not liable to the bank, its shareholders, or any person asserting rights on behalf of the bank or its sharholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following;

       (a)  A wilful failure to deal with the bank or its shareholders in connection with a matter in which the director has a material conflict of interest.

       (b)  A violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

       (c)  A transaction from which the director derived an improper personal profit.

       (d)  Wilful misconduct.

       (2) This section does not apply to the liability of a director under s. 180.40 (1).. Stats.

       “It was further resolved. That the President and Cashier of this bank be authorized, under the seal of the corporation to file proper certificates of such amendment with the Commissioner of Banking of Wisconsin, as provided by law.”

Transit Number 79-834

AMENDMENT TO BY LAWS

WAUMANDEE STATE BANK
WAUMANDEE, WISCONSIN 54622

       At a meeting of the stockholders of the WAUMANDEE STATE BANK of WAUMANDEE, Wisconsin, held at the office of said bank in said City on the 11th day of July, A.D., 1991, at 10 o’clock A.M., of that day, which meeting was called for the purpose of amending the By-Laws of said Bank, and at which meeting 1,010.00 shares of the capital stock of said Bank were duly represented, the following resolutions were adopted:

       "Resolved, That the By-Laws of this Bank be amended by striking out the _____________ paragraph of Section 23, reading as follows:

              The books of the Bank shall be closed after the close of business on June 30 and on December 31 in each year, and at such other times as the Board of Directors may require or order.

       And inserting in lieu thereof the following paragraph:

              The books of the Bank shall be closed after the close of business December 31 annually, and at such other times as the Board of Directors may require or order.

       "It was further resolved, That the President and Cashier of said Bank be authorized, under the seal of the corporation, to file proper certificates of such amendment with the Commissioner of Banks as provided by law."

ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT THE UNDERSIGNED

Adult residents of Wisconsin have this day associated themselves together for the purpose of forming a Banking Corporation and to become incorporated upon the terms and conditions, and subject to the liabilities prescribed in an Act of the Legislature of the State of Wisconsin, entitled “An act for the creation of banks and for the regulation and supervision of the banking business,” approved May 13, A.D., 1903, and amendments thereto and have assumed for such Corporation the name of Waumandee State Bank and which is to be used in all its dealings.

That the place where the business of banking of such Corporation is to be carried on it’s the Town Waumandee in the County of Buffalo and State of Wisconsin.

That the amount of capital stock of such corporation is fifteen thousand dollars, which is divided into 150 shares of one hundred dollars each.

That the period of which such Corporation shall terminate will be on the first day of September one thousand nine hundred and ___ three;

Signed and Seals in presence of
(unable to read signatures)

Witness, our respective hands and seals
the second day of September
one thousand nine hundred and thirteen;

[signatures unable to read]

State of Wisconsin       ) ss.
County of Buffalo          )

        On this 2nd day of September, A.D. 1913, personally appeared before me a Notary Public, in and for said County, [names unable to read] to me known to be the persons who executed the foregoing Articles of Incorporation and acknowledged the same.

[signature of notary unable to read]
Notary Public
My commission expires Nov. 30th 1915.

State of Wisconsin           )ss
State Banking Department  )

Approved and Filed September 12, 1913

/s/M.L. Fugina, Commissioner of Banking

State of Wisconsin       )ss

County of Buffalo         )

       On this 2nd day of September, A.D. 1913, personally appeared before me a Notary Public, in and for said County, M.L. Fugina, to me known to be one of the persons who executed the foregoing Articles of Incorporation and acknowledged the same.

/s/[unable to read signature]
Notary Public,
My commission expires May 14th, 1914.

Transit Number 79-834

Received July 18, 1953
State Banking Dept.

Amendment to Articles of Incorporation

       At a meeting of the stockholders of the Waumandee State Bank of Waumandee, Wisconsin, held at the office of said bank in said City on the 16th day of July, A.D. 1954, at 10’ o’clock A.M., of that day, which meeting was called for the purpose of amending the Articles of Incorporation of said Bank, and at which meeting 108 shares of the capital stock of said Bank were duly represented, the following resolutions were adopted:

       “Resolved That the Articles of Incorporation of this Bank be amended by striking out the paragraph relating to charter reading as follows:

              THAT the period at which such Corporation shall terminate will be on the first day of September one thousand nine hundred and sixty three.

And inserting in lieu thereof the following paragraph:

              "That the corporation and. organization, of this bank be perpetual."

       “It was further resolved. That the President and Cashier of said Bank be authorized, under the seal of the corporation, to file proper certificates of such amendment with the Commissioner of Banks as provider by law.”

       We, Nat Reuter as President, and John Erickson,. as Cashier of the Waumandee State Bank do hereby certify that the foregoing is a true copy of an amendment to the Articles of Incorporation of this bank and that at the annual or special meeting of the stockholders of the bank, called for that purpose and held pursuant to the provisions of law, in the office of the Bank in the City of Waumandee, State of Wisconsin, on the 16th day of July, A. D. 1953, the said amendment was duly adopted by the affirmative vote of two-thirds of all capital stock outstanding; that Fourteen stockholders were present or represented at said meeting; that the entire number of shares outstanding 150; that the number of shares represented at the meeting was 108; that upon the adoption of such resolution 108 votes were cast in the affirmative; one vote for each share, and that no votes were cast in the negative.

       In Testimony Whereof, the Waumandee State Bank has caused these presents to be executed by the President and Cashier thereof and the corporate seal of said bank is hereunto affixed this 16th day of July, A.D. 1953, by its authority.

Waumandee State Bank

In presence of

[unable to read signature]	By /s/ Nat Reuter, President
[unable to read signature]	/s/ John Erickson, Cashier.

[Corporate Seal]

State of Wisconsin        )ss
County of Buffalo          )

Personally came before me this 16th day of July, A.D. 1953, Nat Reuter as President, and John Erickson, as Cashier of the Waumandee State Bank, who are to known to be such President and Cashier, respectively, and to be the persons who executed the foregoing instrument, and acknowledged the same as such officers, for the purposes therein mentioned.

/s/ Herbert B. Funke
Notary Public,
Buffalo County, Wisconsin.

My commission expires December 9, 1956.

State Banking Department
Madison, Wisconsin
August 18, 1953

Approved: By /s/[unable to read signature]
Commissioner of Banks

EXTRACT FROM THE LAWS

Articles may be amended. Section 221.12. A bank may amend its articles of association in any manner not inconsistent with the provisions of law, at any time, by a vote of its stockholdersrepresenting two-thirds of the capital stock, such vote to be taken at a meeting called for that purpose. Such amendment may provide for a change of location of such bank, subject to the approval of the Commissioner of Banks. Such amendment, certified by the president and cashier, shall be filed as required for articles of incorporation. No increase of the capital shall be valid until the amount thereof has been subscribed and actually paid in; provided, that the entire surplus fund of a bank, or as much thereof as may be required may be declared and paid out as a stock dividend, to apply on, and be converted into, such increase of capital. No reduction of capital shall ‘be made to a. less amount than is required under the provisions of this act for capital, nor be valid or warrant the cancellation of stock certificates or diminish the personal liability of stockholders, until such reduction has been approved by the Commissioner of Banks; nor shall any such reduction be effected in any other way than by a pro rata reduction of all outstanding shares unless approved by the Commissioner. Such approval shall be given only when the Commissioner is satisfied that such are a reduction of the capital is in the best interests of the depositors.

INSTRUCTIONS

       Articles of incorporation may be amended by the stockholders at a meeting called for that purpose by the affirmative vote of two-thirds of the outstanding shares.

       Not less than ten days notice shall be given of the meeting at which the proposed amendment is to be considered unless the by-laws of the bank call for a longer notice.

       The notice shall set forth the proposed amendment and explain the effect of such amendment if explanation appears necessary.

       Amendments may be considered at the regular meeting provided the required notice is given to all shareholders that such amendment is to be considered.

       Five original copies of the certificate of amendment are to be executed and all copies forwarded to this .office. If approved, one copy will be filed in this office and two copies returned to the bank for filing —one in the bank’s file and the other with the Register of Deeds. The additional two copies are required by the Federal Deposit Insurance Corporation, if bank is a member.

       No amendment is of force or effect until approved by the Commissioner of Banks.

       A shareholder may be represented at meetings and vote upon amendments by proxy.

Received August 18, 1954
State Banking Dept.

AMENDMENT TO ARTICLES OF INCORPORATION

       At a meeting of the stockholders of the Waumandee State Bank of Waumandee, Wisconsin, held at the office of said bank in said City on the 16th day of July, A.D. 1954, at 10 o’clock A.M., of that day, which meeting was called for the purpose of amending the Articles of Incorporation of said Bank, and at which meeting 108 shares of the capital stock of said Bank were duly represented, the following resolutions were adopted:

       “Resolved That the Articles of Incorporation of this Bank be amended by striking out the paragraph relating to capital reading as follows:

               “THAT the amount of capital stock of such corporation is Fifteen thousand dollars, which is divided into - 150 - shares of one hundred dollars each.”

And inserting in lieu thereof the following paragraph:

               “THAT the amount of capital stock of such corporation is Thirty thousand dollars, which is divided into - 300- shares of one hundred dollars each.”

       "It was further resolved, That the President and Cashier of said Bank be authorized, under the seal of the corporation, to file proper certificates of such amendment with the Commissioner of Banks as provided by law.”

       We, Nat Reuter as President, and John Erickson, as Cashier of the Waumandee State Bank do hereby certify that the foregoing is a true copy of an amendment to the Articles of Incorporation of this bank and that at the annual or special meeting of the stockholders of the bank, called for that purpose and held pursuant to the provisions of law, in the office of the Bank in the City of Waumandee, State of Wisconsin, on the 16th day of July, A. D. 1953, the said amendment was duly adopted by the affirmative vote of two-thirds of all capital stock outstanding; that Fourteen stockholders were present or represented at said meeting; that the entire number of shares outstanding 150; that the number of shares represented at the meeting was 108; that upon the adoption of such resolution 108 votes were cast in the affirmative; one vote for each share, and that no votes were cast in the negative.

In Testimony Whereof, the Waumandee State Bank has caused these presents to be executed by the President and Cashier thereof and the corporate seal of said bank is hereunto affixed this 16th day of July, A.D. 1953, by its authority.

Waumandee State Bank

In presence of

/s/Warren E. Korte	By /s/ Nat Reuter, President
/s/Shirely Rosenow	/s/ John Erickson, Cashier

[Corporate Seal]

State of Wisconsin       )ss
County of Buffalo         )

       Personally came before me this 16th day of July, A.D. 1953, Nat Reuter as President, and John Erickson, as Cashier of the Waumandee State Bank, who are to known to be such President and Cashier, respectively, and to be the persons who executed the foregoing instrument, and acknowledged the same as such officers, for the purposes therein mentioned.

/s/ Herbert B. Funke
Notary Public,
Buffalo County, Wisconsin.

My commission expires December 9, 1956.

State Banking Department
Madison, Wisconsin
August 18, 1953

Approved: By/s/[unable to read signature]
Commissioner of Banks

EXTRACT FROM THE LAWS

Articles may be amended. Section 221.12. A bank may amend its articles of association in any manner not inconsistent with the provisions of law, at any time, by a vote of its stockholdersrepresenting two-thirds of the capital stock, such vote to be taken at a meeting called for that purpose. Such amendment may provide for a change of location of such bank, subject to the approval of the Commissioner of Banks. Such amendment, certified by the president and cashier, shall be filed as required for articles of incorporation. No increase of the capital shall be valid until the amount thereof has been subscribed and actually paid in; provided, that the entire surplus fund of a bank, or as much thereof as may be required may be declared and paid out as a stock dividend, to apply on, and be converted into, such increase of capital. No reduction of capital shall ‘be made to a. less amount than is required under the provisions of this act for capital, nor be valid or warrant the cancellation of stock certificates or diminish the personal liability of stockholders, until such reduction has been approved by the Commissioner of Banks; nor shall any such reduction be effected in any other way than by a pro rata reduction of all outstanding shares unless approved by the Commissioner. Such approval shall be given only when the Commissioner is satisfied that such are a reduction of the capital is in the best interests of the depositors.

INSTRUCTIONS

       Articles of incorporation may be amended by the stockholders at a meeting called for that purpose by the affirmative vote of two-thirds of the outstanding shares.

       Not less than ten days notice shall be given of the meeting at which the proposed amendment is to be considered unless the by-laws of the bank call for a longer notice.

       The notice shall set forth the proposed amendment and explain the effect of such amendment if explanation appears necessary.

       Amendments may be considered at the regular meeting provided the required notice is given to all shareholders that such amendment is to be considered.

       Five original copies of the certificate of amendment are to be executed and all copies forwarded to this .office. If approved, one copy will be filed in this office and two copies returned to the bank for filing —one in the bank’s file and the other with the Register of Deeds. The additional two copies are required by the Federal Deposit Insurance Corporation, if bank is a member.

       No amendment is of force or effect until approved by the Commissioner of Banks.

       A shareholder may be represented at meetings and vote upon amendments by proxy.

AMENDMENT TO ARTICLES OF INCORPORATION

Which Articles were filed/recorded in the office of the Register of Deeds for Buffalo County on the 16 day of Sept., 1913 Recorded in Volume One of Corp., Page 356-8.

       At a meeting of the stockholders of the Waumandee State Bank of Waumandee, Wisconsin, held at the office of said bank in said City on the 14th day of July, A.D. 1966, at 10 o’clock A.M., of that day, which meeting was called for the purpose of amending the Articles of Incorporation of said Bank, and at which meeting 218 shares of the capital stock of said Bank were duly represented, the following resolutions were adopted:

       “Resolved That the Articles of Incorporation of this Bank be amended by striking out the paragraph relating to capital stock reading as follows:

              "THAT the amount of capital stock of such corporation is Thirty thousand dollars, which is divided into 300 shares of one hundred dollars each."

     And inserting in lieu thereof the following paragraph:

              “THAT the amount of capital stock of such corporation is Sixty thousand dollars, which is divided into 600 shares of one hundred dollars each.”

       “It was further resolved, That the President and Cashier of said Bank be authorized, under the seal of the corporation, to file proper certificates of such amendment with the Commissioner of Banks as provided by law.”

       We, J. J. Rosenow as President, and Warren E. Korte, as Cashier of the Waumandee State Bank do hereby certify that the foregoing is a true copy of an amendment to the Articles of Incorporation of this bank and that at the annual or special meeting of the stockholders of the bank, called for that purpose and held pursuant to the provisions of law, in the office of the Bank in the City of Waumandee, State of Wisconsin, on the 14th day of July, A. D. 1966, the said amendment was duly adopted by the affirmative vote of two-thirds of all capital stock outstanding; that fourteen stockholders were present or represented at said meeting; that the entire number of shares outstanding 300; that the number of shares represented at the meeting was 218; that upon the adoption of such resolution 218 votes were cast in the affirmative; one vote for each share, and that no votes were cast in the negative.

In Testimony Whereof, the Waumandee State Bank has caused these presents to be executed by the President and Cashier thereof and the corporate seal of said bank is hereunto affixed this 14th day of July, A.D. 1966, by its authority.

Waumandee State Bank

In presence of

/s/Daniel Brommer	By /s/ J. J. Rosenow, President
/s/Evelyn Maasseu	/s/ Warren E. Korte, Cashier

[Corporate Seal]

State of Wisconsin       )ss
County of Buffalo         )

       Personally came before me this 14th day of July, A.D. 1966, J. J. Rosenow as President, and Warren E. Korte, as Cashier of the Waumandee State Bank, who are to known to be such President and Cashier, respectively, and to be the persons who executed the foregoing instrument, and acknowledged the same as such officers, for the purposes therein mentioned.

/s/ Oliver R. Weinandt
Notary Public,
Buffalo County, Wisconsin.

My commission is permanent.

State Banking Department
Madison, Wisconsin
July 19, 1966

Approved: By /s/[unable to read signature]
Commissioner of Banks

Transit Number 79-834

AMENDMENT TO ARTICLES OF INCORPORATION

Which Articles were filed/recorded in the office of the Register of Deeds for Buffalo County on the 16th day of Sept., 1913, Recorded in Volume One of Corp., Page 356-8.

       At a meeting of the stockholders of the Waumandee State Bank of Waumandee, Wisconsin, held at the office of said bank in said City on the 14th day of July, A.D. 1983, at 10 o’clock A.M., of that day, which meeting was called for the purpose of amending the Articles of Incorporation of said Bank, and at which meeting 410 shares of the capital stock of said Bank were duly represented, the following resolutions were adopted:

       “Resolved That the Articles of Incorporation of this Bank be amended by striking out the paragraph relating to capital stock reading as follows:

            “THAT the amount of capital stock of such corporation is sixty thousand dollars, which is divided into 600 shares of one hundred dollars each.”

And inserting in lieu thereof the following paragraph:

            “THAT the amount of capital stock of such corporation is One Hundred Twenty Thousand Dollars ($120,000), which is divided into 1200 shares of One Hundred Dollars ($100) each.”

       “It was further resolved, That the President and Cashier of said Bank be authorized, under the seal of the corporation, to file proper certificates of such amendment with the Commissioner of Banks as provided by law.”

       We, J. J. Rosenow as President, and P. R. Lorenz, as Cashier of the Waumandee State Bank do hereby certify that the foregoing is a true copy of an amendment to the Articles of Incorporation of this bank and that at the annual or special meeting of the stockholders of the bank, called for that purpose and held pursuant to the provisions of law, in the office of the Bank in the City of Waumandee, State of Wisconsin, on the 14th day of July, A. D. 1983, the said amendment was duly adopted by the affirmative vote of two-thirds of all capital stock outstanding; that twenty-five stockholders were present or represented at said meeting; that the entire number of shares outstanding 600; that the number of shares represented at the meeting was 410; that upon the adoption of such resolution 410 votes were cast in the affirmative; one vote for each share, and that no votes were cast in the negative.

In Testimony Whereof, the Waumandee State Bank has caused these presents to be executed by the President and Cashier thereof and the corporate seal of said bank is hereunto affixed this 14th day of July, A.D. 1983, by its authority.

Waumandee State Bank

In presence of

/s/ Warren E. Korte	By /s/ J. J. Rosenow, President
Warren E. Korte	J. J. Rosenow
/s/ Daniel Brommer	/s/ P. R. Lorenz, Cashier
Daniel Brommer	P. R. Lorenz, Cashier.

[Corporate Seal]

State of Wisconsin       )ss
County of Buffalo         )

       Personally came before me this 20th day of July, A.D. 1983, J. J. Rosenow as President, and P. R. Lorenz, as Cashier of the Waumandee State Bank, who are to known to be such President and Cashier, respectively, and to be the persons who executed the foregoing instrument, and acknowledged the same as such officers, for the purposes therein mentioned.

/s/ Karen E. Baader
Notary Public,
Buffalo County, Wisconsin.

My commission expires June 21, 1987.

OFFICE OF COMMISSIONER OF BANKING
Madison, Wisconsin, July 25, 1983

Approved: By /s/William P. Dixon
Commissioner of Banks

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors.

        Sections 180.0850 through 180.0859 of the Wisconsin Statutes permit and in some cases require indemnification of directors, officers, employees, and agents of a Wisconsin corporation. In general, such indemnification is required unless the person violates a duty of loyalty or a duty of care as specifically set forth in the statutes. Section 180.0851, Wis. Stats.

        Article VII of the registrant's bylaws provide for indemnification of officers and directors under terms and conditions that follow the statutory language cited above. A complete copy of the bylaws is included in Exhibit 3 hereto.

Item 21. Exhibits and Financial Statement.

        Schedules

               (a)   Exhibits. The following exhibits are submitted:

Exhibit No.	Description
2	Agreement and Plan of Reorganization (set forth as an exhibit to the Prospectus)
3	Articles of Incorporation and bylaws of Waumandee Bancshares, Ltd. (set forth as an exhibit to the Prospectus)
4	Specimen stock certificate of Waumandee Bancshares, Ltd.
5	Opinion of Boardman, Suhr, Curry & Field LLP
8	Tax Opinion of Boardman, Suhr, Curry & Field LLP (set forth as an exhibit to the Prospectus)
23	Consent of Boardman, Suhr, Curry & Field LLP (included in opinion)
99	Form of Proxy for shareholders of Waumandee State Bank
(b)	No financial statement schedules are required to be filed with regard to Waumandee Bancshares, Ltd. or Waumandee State Bank.

Item 22.Undertakings.

        (1)   The registrant will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (a)   Include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Act");

                (b)   Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement; and

                (c)   Include any additional or changed material information on the plan of distribution.

        (2)   For determining liability under the Act, the registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3)   The registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (4)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (5)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (6)   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liability arising under the Act (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waumandee, State of Wisconsin, on the 7th day of March, 2001.

WAUMANDEE BANCSHARES, LTD.
By:

Paul R. Lorenz, Secretary/Treasurer

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on the 7th day of March, 2001.

Siganture	Title(s)
/s/ C. Michael Chambers	Director
C. Michael Chambers

/s/William M. Christ	Director
William M. Christ

/s/ Paul R. Lorenz	Secretary, Treasurer, Director
Paul R. Lorenz

/s/ Gary U. Pronschinske	President, Director
Gary U. Pronschinske

/s/ Gerald R. Wojchik	Vice President, Director
Gerald R. Wojchik

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

----------

FORM S-4EF

REGISTRATION STATEMENT

Under

The Securities Act of 1933

----------

WAUMANDEE BANCSHARES, LTD.
(Exact name of registrant as specified in its charter)

E X H I B I T S

INDEX TO EXHIBITS

Exhibit No.	Description
2	Agreement and Plan of Reorganization (set forth as an exhibit to the Prospectus)
3	Articles of Incorporation and bylaws of Waumandee Bancshares, Ltd. (set forth as an exhibit to the Prospectus)
4	Specimen stock certificate of Waumandee Bancshares, Ltd.
5	Opinion of Boardman, Suhr, Curry & Field LLP
8	Tax Opinion of Boardman, Suhr, Curry & Field LLP (set forth as an exhibit to the Prospectus)
23	Consent of Boardman, Suhr, Curry & Field LLP (included in opinion)
99	Form of Proxy for shareholders of Waumandee State Bank

EXHIBIT 4

STOCK CERTIFICATE

SPECIMEN

STOCK CERTIFICATE

NUMBER	SHARES:

RESTRICTED STOCK

Incorporated under the laws of the State of Wisconsin.

WAUMANDEE BANCSHARES, LTD.

Authorized Common _____ Shares $100 Par Value

        This certifies that ______________________ is the owner of ______________________ (common shares--_________ value) full paid and non-assessable transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

        IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation this _____ day of ___________ A.D., ____.

_________________________________	_________________________________
Secretary	President

ON REVERSE:

        FOR VALUE RECEIVED, _____ hereby sell, assign and transfer unto ____________________ __________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________, ____.

In presence of:

_______________________________

_______________________________

THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SALE, TRANSFER, OR OTHER DISPOSITION THEREOF ARE RESTRICTED UNDER AND SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN ARTICLE 5(C) OF THE CORPORATION'S ARTICLES OF INCORPORATION, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION.

EXHIBIT 5
OPINION OF BOARDMAN, SUHR, CURRY & FIELD LLP

SPECIMEN
____________________,______

Waumandee Bancshares, Ltd.
P.O. Box 69
1606 Commercial Street
Waumandee, WI 54614-0069

        Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Waumandee Bancshares, Ltd. (the "Corporation") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to shares of Common Stock of the Corporation, $100 par value, issuable by the Corporation in connection with a reorganization ("Common Stock"), as described in the Prospectus included in the Registration Statement.

        As counsel to the Corporation for purposes of the reorganization, we are familiar with the Articles of Incorporation and the Bylaws of the Corporation. We also have examined, or caused to be examined, such other documents and instruments and have made, or caused to be made, such further investigation as we have deemed necessary or appropriate to render this opinion.

        Based upon the foregoing, it is our opinion that:

  The Corporation is duly incorporated and validly existing as a corporation under the laws of the State of Wisconsin.

  The shares of Common Stock of the Corporation when issued upon consummation of the reorganization and delivered to the shareholders of Waumandee State Bank in accordance with the provisions of the Agreement and Plan of Reorganization dated_______________, ____, will be validly issued, fully paid and non-assessable under applicable Wisconsin law, except for statutory liability under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

        We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and we further consent to the use of our name in the Registration Statement under the captions "Legal Matters" and "Tax Considerations." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

BOARDMAN, SUHR, CURRY & FIELD LLP

EXHIBIT 99

PROXY

PROXY
SPECIAL MEETING OF SHAREHOLDERS

        Know all men by these presents that I, the undersigned shareholder in Waumandee State Bank, do hereby appoint the following person(s):_____________________________________________________________,* my true and lawful attorney, substitute, and proxy, with power of substitution, for me and in my name to vote at the Special Meeting of Shareholders of Waumandee State Bank, to be held on ___________________, 2001 at ______________, local time, or at any adjournment of that meeting, with all powers I should have if personally present, hereby revoking all proxies heretofore given. I acknowledge that I have received a Notice of Special Meeting of Shareholders and a Proxy Statement relating to the meeting. I hereby direct that the person(s) designated above vote as follows:

  FOR [ ]               AGAINST [ ]                ABSTAIN [ ]

the following resolution:

       RESOLVED, that the formation of a bank holding company for Waumandee State Bank, pursuant to the terms and conditions of an Agreement and Plan of Reorganization between Waumandee State Bank and Waumandee Bancshares, Ltd. and a Merger Agreement between Waumandee State Bank and New Waumandee Bank, whereby (i) Waumandee State Bank will become a wholly-owned subsidiary of Waumandee Bancshares, Ltd., and (ii) shareholders of Waumandee State Bank will become shareholders of Waumandee Bancshares, Ltd., is hereby authorized and approved.

  In his/her discretion as to any other matters that may properly come before the meeting or any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REORGANIZATION.

        This proxy, when properly signed, will be voted in the manner directed by the undersigned shareholder. If the manner in which to vote is not supplied, the undersigned shareholder will be deemed to have designated a vote "FOR" the formation of the bank holding company.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND THE SHAREHOLDER COMMITTEE.

        PLEASE SIGN, DATE AND RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _________________________.

________________________________________________
Signature

________________________________________________
Signature of joint tenant, if any

*If a name is inserted here, only that person will be entitled to vote the proxy. If left blank, a director or shareholder attending the meeting will vote the proxy. Because he is an active officer of the bank, you cannot appoint Paul Lorenz to be your proxy.